                          e.spire COMMUNICATIONS, INC.

                               UNITS CONSISTING OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       AND

                   WARRANTS TO PURCHASE SHARES OF COMMON STOCK


                               PURCHASE AGREEMENT


                                                                   March 1, 2000

To:      Greenwich Street Capital Partners II, L.P.
         GSCP Offshore Fund, L.P.
         Greenwich Fund, L.P.
         Greenwich Street Employees Fund, L.P.
         TRV Executive Fund, L.P.
         c/o Greenwich Street Investments II, L.L.C.,
             General Partner
         388 Greenwich Street
         New York, NY 10010


Ladies and Gentlemen:

                  e.spire COMMUNICATIONS, INC. (the "Company"), a Delaware corporation, hereby confirms its agreement with Greenwich Street Capital Partners II, L.P., GSCP Offshore Fund, L.P., Greenwich Fund, L.P., Greenwich Street Employees Fund, L.P. and TRV Executive Fund, L.P. (collectively, the "Purchasers").

                  1. The Securities. Subject to the terms and conditions herein contained, the Company hereby agrees to issue and sell to the Purchasers and the Purchasers jointly and severally hereby agree to purchase from the Company up to an aggregate of 25,000 Units (hereinafter defined) at a price of $1,000 per Unit (or $792.29 per share of Preferred Stock (hereinafter defined) and $ 207.71 per Warrant (hereinafter defined)) for an aggregate purchase price of $25 million. Each Unit shall consist of one (1) share of Series A Convertible Preferred Stock of the Company, par value $1.00 per share (collectively, the "Preferred Stock"), each share of which Preferred Stock is initially convertible into 126.42225 shares of the common stock, par value $.01 per share (the "Common Stock") of the Company at a conversion price of $7.91 per share, subject to adjustment as provided in the Transaction Documents (hereinafter defined), and one (1) Warrant in the form attached as Exhibit A hereto (collectively, the "Warrants," and, together with the Preferred Stock, the "Units"), each of which Warrants is initially

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exercisable to purchase 44.1 shares (the "Warrant Shares") of the Common Stock at an exercise price of $9.89 per share, subject to adjustment as provided in
Section 6(d) and as provided in the Warrant Agreement (hereinafter defined). The Preferred Stock shall upon issuance have the rights and preferences set forth in the Certificate of Designation ("Certificate of Designation") attached hereto as Exhibit B. The Units, the Preferred Stock and the Warrants are herein collectively referred to as the "Securities."

                  The Securities will be offered and sold to the Purchasers without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon one or more exemptions therefrom.

                  Each of the Purchasers and the direct and indirect transferees of the Securities will be entitled to the benefits of (i) the Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), among the Company, the Purchasers and the other signatories thereto, which will require the Company, among other things, to file with the Securities and Exchange Commission (the "Commission") a shelf registration statement (the "Registration Statement") pursuant to Rule 415 under the Securities Act relating to the resale of the Preferred Stock and shares of Common Stock issuable in connection with the conversion thereof (collectively, the "Conversion Shares" and, together with the Warrant Shares and the Additional Warrant Shares (hereinafter defined), the "Additional Securities") and to use its reasonable best efforts to cause such registration statement to be declared and remain effective in accordance therewith and (ii) the Warrant Agreement among the Company, the Purchasers and other signatories thereto substantially in the form attached hereto as Exhibit D (the "Warrant Agreement"), which requires the Company, among other things, to file with the Commission a shelf registration statement (the "Warrant Registration Statement") pursuant to Rule 415 under the Securities Act relating to the resale of the Warrants and Warrant Shares and to use its reasonable best efforts to cause such registration statement to be declared and remain effective in accordance therewith.

                  This purchase agreement (the "Agreement"), the Certificate of Designation, the Warrant Agreement and related Warrants and the Registration Rights Agreement are herein collectively referred to as the "Transaction Documents."

                  2. Representations and Warranties. The Company represents and warrants to and agrees with each Purchaser that:

         (a) Since January 1, 1999 and to the date of this Agreement, the Company has filed with the Commission: a Proxy Statement on Schedule 14A with respect to the Company's 1999 Annual Meeting of Stockholders, the Company's Annual Report on Form 10-K for the year ended December 31, 1998, the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 1999, respectively, and the Company's Current Reports on Form 8-K dated February 22, 1999, July 8, 1999, October 28, 1999, November 1, 1999, December 3, 1999 and February 1, 2000 (including all exhibits to any of such documents) (collectively, the "SEC Reports"),

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which constitute all reports, schedules, forms, statements and other documents required to be filed with the Commission during such period by the Company. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Reports, and none of the SEC Reports as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein, in light of the circumstances under which they were made, not misleading. Except to the extent that any SEC Report has been revised or superseded by a later filed SEC Report, none of the SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the Commission) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

         (b) The Company owns all the issued and outstanding capital stock or other equity interests of each of its direct and indirect subsidiaries (the "Subsidiaries"). Each of the Company and the Subsidiaries is duly incorporated or organized, validly existing and in good standing as a corporation or a limited liability company, as the case may be, under the laws of its jurisdiction of incorporation or organization, with all requisite corporate or limited liability company power and authority to own or lease its properties and conduct its business as now conducted, and as proposed to be conducted as described in the Company's SEC Reports. Except as described in Schedule 2(b)(i), each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in the jurisdiction in which it has its principal place of business and in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a material adverse effect on the business, condition (financial or other), assets, nature of assets, liabilities, operations, prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect"). Except as described in the SEC Reports, the Company does not own or control, directly or indirectly, any material interest in any other corporation, association, or other business entity.

         (c) Except as set forth on Schedule 2(c)(i), the Preferred Stock, the Warrants, the Conversion Shares, the Warrant Shares, the Change in Control Warrants (hereinafter

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defined), any shares of Common Stock issuable upon exercise of the Change in
Control Warrants (the "Additional Warrant Shares") and the Certificate of Designation have been duly authorized by the Company. The Preferred Stock, the Warrants and the Change in Control Warrants, when issued, sold and delivered in accordance with the terms hereof and for the consideration expressed herein, and the Warrant Shares, the Additional Warrant Shares and the Conversion Shares when issued in accordance with the terms of the Warrants, the Change in Control Warrants and Preferred Stock, as the case may be, (i) will be duly and validly issued and, in the case of the Preferred Stock, the Warrant Shares, the Additional Warrant Shares and the Conversion Shares, fully paid and nonassessable, (ii) will be free of any pledges, liens, security interests, claims, rights or other encumbrances of any kind (other than under applicable federal and state securities laws), (iii) assuming the accuracy of each Purchaser's representations and warranties in this Agreement, will be issued in compliance with all applicable federal and state securities laws, and (iv) will not be issued in violation of any preemptive rights of stockholders. Except as set forth on Schedule 2(c)(ii), the Preferred Stock, the Warrant Shares, the Additional Warrant Shares and the Conversion Shares have been duly and validly reserved for issuance.

         (d) The Company has all requisite corporate power and authority to execute and deliver the Warrant Agreement and the Registration Rights Agreement; the Warrant Agreement and the Registration Rights Agreement have been duly authorized by the Company and, when executed and delivered by the Company (assuming due authorization, execution and delivery by the parties thereto other than the Company) will constitute valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, except that (i) the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (C) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

         (e) The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Warrants and the Change in Control Warrants, to issue the Warrant Shares and the Additional Warrant Shares and, subsequent to the filing of the Certificate of Designation, to issue and deliver the Preferred Stock and the Conversion Shares, and to consummate the transactions contemplated hereby. This Agreement and each other Transaction Document has been duly authorized, and this Agreement has been, and each other Transaction Document has been or as of the Initial Closing will be, duly executed and delivered by the Company. No consent, approval, authorization or order of any foreign or domestic national, state, provincial or local government, or any instrumentality, subdivision, court or governmental agency or body thereof, or any arbitral body (each, a "Governmental Authority") having jurisdiction over the Company or the Subsidiaries or their respective businesses (including, without limitation, the Federal Communications Commission (the "FCC")) is required for the performance of

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this Agreement and the other Transaction Documents by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, except for (x) such consents as have been obtained, (y) such consents as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Securities and the Additional Securities by the Purchasers and (z) any notification as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or any consent as may be required by the FCC or any state telecommunications regulatory authorities or commissions ("State Telecommunications Authorities"), in each such case, as a result of Purchaser's conversion of Preferred Stock or exercise of Warrants or Additional Warrants. Neither the Company nor any of the Subsidiaries nor their operations is (i) in violation of its certificate of incorporation or by-laws (or similar organizational document), (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to the Company or the Subsidiaries, which violation would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect or (iii) other than as disclosed in the Company's SEC Reports or as otherwise disclosed on Schedule 2(e), in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Company or the Subsidiaries is a party or to which the Company or the Subsidiaries or their respective assets is subject, which default would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

         (f) Neither the issuance and sale of the Securities or the Change in Control Warrants and the Additional Securities nor the execution, delivery and performance by the Company of this Agreement, the Warrant Agreement or the Registration Rights Agreement or the consummation of the transactions contemplated hereby and thereby, will (i) conflict with the certificate of incorporation or by-laws of the Company, as the same will be in effect as of each Closing, (ii) constitute or result in a breach, default or violation of (with or without the giving of notice, passage of time or both), or result in the creation or imposition of a lien, charge or encumbrance on any properties or assets of the Company or the Subsidiaries under any of the terms or provisions of, any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, or other agreement or instrument to which the Company is a party or to which the Company or its respective properties is subject, (iii) require the consent of any third party or Governmental Authority (including without limitation as of the Initial Closing, The NASDAQ Stock Market and any related body ("NASDAQ")), other than (A) required consents under the Credit Agreement dated as of August 11, 1999 among the Company, e.spire Finance Corporation, the Lenders, Goldman Sachs Credit Partners L.P., the Bank of New York, First Union National Bank and Newcourt Commercial Finance Corporation (the "Credit Agreement"), (B) solely with respect to the Securities to be issued and sold at the Final Closing, the Stockholder Approval (hereinafter defined) and
(C) any required consents of the FCC or any State Telecommunications Authority as a result of the Purchasers' conversion of Preferred Stock or exercise of Warrants; or (iv) (assuming compliance with all applicable state securities and "Blue Sky" laws, all applicable rules

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and regulations of the FCC and State Telecommunications Authorities, and the HSR
Act, and assuming the receipt by the Company of the Stockholder Approval and assuming the accuracy of the representations and warranties of the Purchasers in
Section 7 hereof) contravene any statute, judgment, decree, order, rule or regulation of any Governmental Authority applicable to the Company or any of its respective properties, except for any conflict, breach, violation, default, lien, charge, contravention or encumbrance referred to in clauses (ii) and (iii) of this Section 2(f) which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. For purposes of this Agreement, "Stockholder Approval" shall mean the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or by proxy at a meeting of stockholders of the Company duly called and held (and at which meeting a quorum is present) approving the issuance of the Preferred Stock and the Conversion Shares hereunder and to Huff and to Honeywell (as each term is hereinafter defined), as well as the Preferred Stock included in the Subsequent Securities referred to in Section 13 (and Conversion Shares related thereto), as and to the extent all such Preferred Stock and Conversion Shares taken together may result in the issuance of a number of shares of Common Stock which exceeds 20% of the total outstanding Common Stock immediately prior to the Initial Closing. The issuance and sale of the Initial Preferred Stock at the Initial Closing, any issuance of Change in Control Warrants, and the issuance of any Additional Securities with respect to such Initial Preferred Stock and Change in Control Warrants pursuant to the conversion or exercise thereof (at an adjusted conversion or exercise price, as the case may be), without in any case obtaining Stockholder Approval, is not and at the time of issuance of such Additional Securities will not be in violation, breach or contravention of any rule or other requirement or any criteria for listing or continued trading through NASDAQ (a "NASDAQ Rule") and does not and will not require any consent of NASDAQ. Subject to obtaining Stockholder Approval, the Remaining Preferred Stock (hereinafter defined) may be issued and sold at the Final Closing and any Additional Securities may be issued and sold with respect thereto without violation, breach or contravention of any NASDAQ Rule and will not require any consent of NASDAQ.

         (g) Except as described in the Company's SEC Reports, there is neither pending nor, to the best knowledge of the Company after due inquiry, threatened, any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which any of their respective properties or assets are or would be subject, before or brought by any Governmental Authority (including, without limitation, the FCC) that would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge or relate to the issuance or sale of the Securities or Additional Securities to be sold hereunder or the consummation of the other transactions contemplated herein or in the other Transaction Documents.

         (h) Except as disclosed on Schedule 2(h), each of the Company and the Subsidiaries owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how, and as of each

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Closing (hereinafter defined) will continue to own or possess such licenses, rights and know-how and other intellectual property necessary to conduct the businesses currently operated by it, or as proposed to be conducted by it as described in the Company's SEC Reports, except for any which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, and neither the Company nor the Subsidiaries has received any notice of infringement of, or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how necessary to conduct the businesses operated by it that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

         (i) Each of the Company and the Subsidiaries has obtained, or has applied for, all consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses (including, without limitation, all licenses from the FCC and state, local or other governmental authorities), permits, franchises and other governmental authorizations necessary to conduct its businesses (or proposed businesses) as described in the Company's SEC Reports, except for any which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received any notice of proceedings related to the revocation or materially adverse modification of any such consent, approval, authorization, order, registration, filing, qualification, license or permit, except for any which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

         (j) Except as disclosed in the SEC Reports, subsequent to September 30, 1999, (i) neither the Company nor any of the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business that would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; and
(ii) the Company has not purchased any of its outstanding capital stock or (except for regularly scheduled pay-in-kind dividends on shares of preferred stock described under Section 2(r) below) declared, paid or otherwise made any dividend or distribution of any kind on its capital stock.

         (k) There are no legal or governmental proceedings involving or affecting the Company or any of the Subsidiaries or any of their respective properties or assets (other than proceedings, individually or in the aggregate, which would not, if the subject of an unfavorable decision, ruling or finding, result in a Material Adverse Effect) that are not described in the SEC Reports. Except as described in the SEC Reports and Schedule 2(e), neither the Company nor any of the Subsidiaries is in default under any contract, has received a notice or claim of any such default or has knowledge of any breach of any such contract by the other party or parties thereto, except such defaults or breaches which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

         (l) Each of the Company and the Subsidiaries has filed all necessary federal, state, local and foreign income, franchise and property tax returns, except where the failure to so file such returns would not, individually or in the aggregate, be reasonably

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likely to have a Material Adverse Effect, and each of the Company and the
Subsidiaries has paid all taxes shown as due when due; and other than tax deficiencies that the Company or any of the Subsidiaries is contesting in good faith and for which adequate reserves have been provided, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. The charges, accruals and reserves on the consolidated books of the Company in respect of any tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

         (m) Except as disclosed in the SEC Reports, each of the Company and the Subsidiaries has good and marketable title to all real property and good title to all personal property owned or claimed to be owned by it and good and valid title to all leasehold interests in the real and personal property leased by it (except for those leases of real property in which the Company has good title and that would be marketable but for the requirement that the landlord consent to an assignment or sublease of the lease), free and clear of all liens, charges, encumbrances or restrictions, except to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. All leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such Subsidiaries and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. No real or personal property, rights-of-way, conduits, pole attachments or fiber leased, licensed or used by the Company or any of the Subsidiaries lies in an area that is, or to the best knowledge of the Company will be, subject to zoning, use, or building code restrictions that would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his, her or its ownership, leasing, licensing or use of any such real or personal property, rights-of-way, conduits, pole attachments or fiber exists that would prevent the continued effective leasing, licensing or use of such real or personal property, rights-of-way, conduits, pole attachments or fiber in the business of the Company or any of the Subsidiaries as presently conducted, subject in each case to such exceptions as, individually or in the aggregate, do not have and are not reasonably likely to have a Material Adverse Effect.

         (n) None of the Company or any of the Subsidiaries is and, after giving effect to the offering and sale of the Securities and the Additional Securities and the application of the proceeds therefrom as described herein, none will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

         (o) Neither the Company nor any of its directors, officers or controlling persons (provided that The Huff Alternative Income Fund, L.P. ("Huff") is excluded from the

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warranty in this Section 2(o)) has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities or the Additional Securities.

         (p) Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

         (q) None of the Company, any of the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) (provided that Huff is excluded from the warranty in this
Section 2(q)) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act) that is or could be integrated with the sale of the Securities or the Additional Securities in a manner that would require the registration under the Securities Act of the Securities or the Additional Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or the Additional Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the representations and warranties of the Purchasers in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities or the Additional Securities to the Purchasers in the manner contemplated by this Agreement to register any of the Securities or the Additional Securities under the Securities Act.

         (r) As of the date of this Agreement, the authorized capital of the Company consists of (i) 125,000,000 shares of Common Stock, of which 54,827,337 shares were issued and outstanding at January 31, 2000 and 43,981,263 are reserved for issuance and (ii) 3,000,000 shares of preferred stock, par value $1.00 per share, of which (x) 400,000 shares have been designated 14.75% Redeemable Preferred Stock due 2008 (the "14.75% Preferred Stock"), of which 107,235.94 shares are issued and outstanding, (y) 200,000 shares have been designated Series A 12.75% Junior Redeemable Preferred Stock due 2009, of which
18.25 shares are issued and outstanding and (z) 700,000 shares have been designated Series B 12.75% Junior Redeemable Preferred Stock ("12.75% Preferred Stock"), of which 198,843 shares are issued and outstanding. Except for: (A) 489,405 shares of Common Stock reserved for issuance under the Company's 1996 Employee Stock Purchase Plan; (B) 20,000 shares of Common Stock reserved for issuance under the Company's 1998 Restricted Stock Plan; (C) 5,646,355 shares of Common Stock reserved for issuance upon exercise of the warrants issued by the Company in connection with the sale of the 14.75% Preferred Stock; (D) 2,330,757 shares of Common Stock reserved for issuance upon exercise of the warrants issued by the Company in connection

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with the sale of the Company's 13% Senior Discount Notes due 2005; (E) 5,259,294
shares of Common Stock reserved for issuance in connection with the Company's non-plan employee stock options; (F) 9,471,992 shares of Common Stock reserved for issuance under the Company's 1994 Employee Stock Option Plan; (G) 560,800 shares of Common Stock reserved for issuance under the Company's Annual Performance Plan; (H) 480,000 shares of Common Stock reserved for issuance in connection with stock options granted to the Company's outside directors; (I) 305,614 shares of Common Stock reserved for issuance upon exercise of warrants issued by the Company in connection with certain preferred provider and local services agreements entered into by the Company; (J) 421,726 shares of Common Stock reserved for issuance upon the exercise of warrants registered pursuant to Form S-3, Commission File No. 333-40337; (K) shares of Common Stock in an amount up to $600,000 reserved for issuance in connection with a settlement entered into between the Company and a third party; and (L) 29,841,394 shares of Common Stock reserved to be issued in connection with this Purchase Agreement and the Purchase Agreements being concurrently entered into with Huff and Honeywell, there are not outstanding (and, except as contemplated by this Agreement, the Company does not have any plan to issue, grant or enter into) any options, warrants, rights (including conversion or preemptive rights), subscriptions or agreements for the purchase or acquisition from or by the Company of any shares of its or any of its Subsidiaries' capital stock or any other securities convertible into or exercisable for any shares of its or any of its Subsidiaries' capital stock. There are no voting agreements, voting trust agreements, stockholder agreements or other agreements relating to the capital stock of the Company or any of its Subsidiaries' or any other securities convertible into or exercisable for any shares of its or any of its Subsidiaries' capital stock. Except as disclosed on Schedule 2(r), no outstanding options, warrants or other securities exercisable for or convertible into Common Stock require anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

         (s) Other than as described in the SEC Reports or on Schedule 2(e), since September 30,1999 (i) there has not been any change in the capital stock or long-term indebtedness of the Company or any of the Subsidiaries which could, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and (ii) there has not occurred, nor has information become known nor has any state of facts arisen that could, individually or in the aggregate, reasonably be expected to have such a Material Adverse Effect whether or not arising in the ordinary course of business.

         (t) Other than routine individual grievances or disputes in an individual amount less than $50,000 and in the aggregate less than $250,000, there is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries that is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement. The Company does not know of any activities or proceedings of any labor organization (or representative thereof) to organize any employees of the Company or any Subsidiary.

         (u) Each of the Company and the Subsidiaries carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

         (v) The Company maintains, sponsors, contributes to, or has or has had an obligation with respect to "employee benefit plans," within the meaning of
Section 3(3) of ERISA, and may or has had obligations with respect to other bonus, profit sharing, compensation, pension, severance, deferred compensation, fringe benefit, insurance, welfare, post-retirement, health, life, stock option, stock purchase, restricted stock, tuition refund, service award, company car, scholarship, relocation, disability, accident, sick, vacation, holiday, termination, unemployment, individual employment, consulting, executive compensation, incentive, commission, payroll practices, retention, change in control, noncompetition, collective bargaining and other plans, agreements, policies, trust funds, or arrangements (whether written or unwritten, insured or self-insured) on behalf of employees, directors, or shareholders of the Company (whether current, former, or retired) or their beneficiaries (each a "Plan" and, collectively, the "Plans"). Neither the Company nor any ERISA Affiliate has any liability, direct or indirect, or actual or contingent (but excluding any contributions due in the ordinary course) with respect to any plan subject to
Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA that has or could reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not give rise to any liability with respect to any Plan that could reasonably be expected to have a Material Adverse Effect, including, without limitation, liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, director, or shareholder of the Company (whether current, former, or retired) or their beneficiaries solely by reason of such transactions. Except as would not individually or in the aggregate have, or could not reasonably be expected to have, a Material Adverse Effect: (i) neither the Company nor any ERISA Affiliate has made any promises or commitments to create any additional plan, agreement, or arrangement; (ii) no event, condition, or circumstance exists that could result in an increase of the benefits provided under any Plan or the expense of maintaining any Plan from the level of benefits or expense incurred for the most recent fiscal year ended before Closing; and
(iii) neither the Company nor any ERISA Affiliate has or could be expected to have any liability for any prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. With respect to each of the Plans: (i) each Plan intended to qualify under Section 401(a) of the Code has been qualified since its inception and has received a determination letter under Revenue Procedure 93-39 from the IRS to the effect that the Plan is qualified under
Section 401 of the Code and any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code and nothing has occurred or is expected to occur at or before Closing that caused or could cause the loss of such qualification or exemption or the imposition of any penalty or tax liability that has or could reasonably be expected to have a Material Adverse Effect; (ii) no claim, lawsuit, arbitration, audit or investigation or other action has been threatened, asserted, instituted, or anticipated against the Plans (other than non-material routine claims for benefits, and appeals of such claims), any trustee or fiduciaries thereof, the Company, any ERISA Affiliate, any director, officer, or employee thereof, or any of the assets of any trust of the Plans that would have or could reasonably be expected to have a Material Adverse Effect; (iii) the Plan complies in all material respects and has been maintained and operated in all material respects in accordance with its terms and applicable law, including, without limitation, ERISA and the Code; and (iv) with respect to each Plan that is funded mostly or partially through an insurance policy, the Company has no liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before Closing that has or could reasonably be expected to have a Material Adverse Effect.

         (w) Except for matters which would not in the aggregate have a Material Adverse Effect,

               (i) (A) the Company and each Subsidiary is in compliance with all applicable Environmental Laws (as defined below); (B) all permits and other authorizations of any Governmental Authority currently held by the Company and each Subsidiary pursuant to the Environmental Laws are in full force and effect, the Company and each Subsidiary is in compliance with all of the terms of such permits and authorizations, and no other permits or authorizations are required by the Company or any Subsidiary for the conduct of their respective businesses on the date hereof; and (C) the management, handling, storage, transportation, treatment, and disposal by the Company and each Subsidiary of any Hazardous Materials (as defined below) has been in compliance with all applicable Environmental Laws. Neither the Company nor any Subsidiary has received any written communication that alleges that the Company or any Subsidiary is not in compliance in all material respects with all applicable Environmental Laws.

               (ii) there is no Environmental Claim (hereinafter defined) pending or, to the knowledge of the Company, threatened against or involving the Company or any of the Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of the Subsidiaries has or may have retained or assumed either contractually or by operation of law.

               (iii) to the knowledge of the Company, there are no past or present actions or activities by the Company or any Subsidiary including the storage, treatment, release, emission, discharge, disposal or arrangement for disposal of any Hazardous Materials, that could reasonably form the basis of any Environmental Claim against the Company or any of the Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any Subsidiary may have retained or assumed either contractually or by operation of law.

               (iv) As used herein, these terms shall have the following meanings:

                    (A) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or governmental authority alleging potential liability arising out of based on or resulting from the presence, or release or threatened release into the environment, of any Hazardous Materials at any location owned or leased by the Company or any Subsidiary or other circumstances forming the basis of any violation or alleged violation of any Environmental Law.

                    (B) "Environmental Laws" means all applicable foreign, federal, state and local laws (including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

                    (C) "Hazardous Materials" means wastes, substances, or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants, or contaminants, including without limitation, substances defined as "hazardous substances", "toxic substances", "radioactive materials", or other similar designations in, or otherwise subject to regulation under, any Environmental Laws.

         (x) At the Initial Closing, the Company will deliver to the Trustees under each of the indentures with respect to the Company's Existing Notes (as such term is defined in the Certificate of Designation): (i) a resolution of the Company's Board of Directors certifying that (A) the transactions contemplated by this Agreement and the other Transaction Documents are on terms no less favorable to the Company than those that would have been obtained in a comparable arms-length transaction by the Company with a person or entity that is not an Affiliate (as such term is defined in the respective Indentures), and
(B) the transactions contemplated by this Agreement have been unanimously approved by the Independent Directors (as such term is defined in the respective Indentures) on the Company's Board of Directors, who have determined that such transactions are in the best interests of the Company, (ii) opinions of Houlihan Lokey Howard & Zukin that such transactions are fair to the Company from a financial point of view, and (iii) copies of the officers' certificates delivered to the Trustees to the effect that such opinions comply with the Indentures, all of the foregoing in conformity with the requirements of the Indentures. None of such resolutions, opinions or certificates has been withdrawn or modified in any material respect.

         (y) Except for (i) commitment fees paid to Huff and to the Purchasers and to Honeywell and (ii) payment of commissions to Marvin Saffian pursuant to the terms of the Consulting Agreement, dated October 19, 1994 between Marvin Saffian and the Company (which is the Company's obligation), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangement made by or on behalf of the Company.

                  Any certificate signed by any officer of the Company or any Subsidiary and delivered to the Purchasers or to counsel for the Purchasers shall be deemed a representation and warranty by the Company and each of its Subsidiaries to the Purchasers as to the matters covered thereby.

                  No representation or warranty of the Company contained herein shall be affected by any knowledge of or attributable to any employee or other representative of the Purchasers including without limitation any present or former representative on or observer to the Company's or its Subsidiaries' boards of directors who is an employee, designee, or affiliate of the Purchasers.

                  3. Purchase, Sale and Delivery of the Securities.

         (a) Subject to the terms and conditions of this Agreement, (i) at the Initial Closing, subject to possible reduction in the number of shares of Securities to be purchased by the Purchasers at the Initial Closing in accordance with Section 3(d) below, the Purchasers shall purchase and the Company shall sell and issue to the Purchasers (A) all of the Warrants and (B) that number of shares of Preferred Stock (the "Initial Preferred Stock") as would result (if the shares of Preferred Stock included in the Initial Preferred Stock were then converted) in the issuance of shares of Common Stock equal to 19.9% of the shares of Common Stock of the Company outstanding immediately prior to the Initial Closing and (ii) at the Final Closing (hereinafter defined) the Purchasers shall purchase and the Company shall sell and issue to the Purchasers that number of additional shares of Preferred Stock (the "Remaining Preferred Stock") equal to the difference between (x) 25,000 and (y) the number of shares of Initial Preferred Stock sold and issued to the Purchasers at the Initial Closing. The Company shall deliver to the Purchasers at the Initial Closing a schedule, certified by the Company's Chief Financial Officer, setting forth in such reasonable detail as may be requested by the Purchasers, the calculations called for by this Section 3(a).

         (b) The purchase and sale of the Warrants and the Initial Preferred Stock shall take place at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, within two (2) days following the satisfaction of the conditions set forth in this Agreement required to be satisfied prior to the consummation of the purchase and sale of the Warrants and the Initial Preferred Stock hereunder, but in no event later than March 6, 2000, or at such other time and place as the Company and the Purchasers mutually agree upon in writing (which time and place are designated as the "Initial Closing"). At the Initial Closing, the Company shall deliver to the Purchasers one or more certificates representing the Preferred Stock included in the Initial Preferred Stock then being sold and issued, and an executed Warrant representing all of the Warrants, in such denomination or denominations and registered in such name or names as the Purchasers shall request upon notice to the Company against payment by or on behalf of the Purchasers of the purchase price therefor by wire transfer payable to or upon the order of the Company in immediately available funds.

         (c) The purchase and sale of the Remaining Preferred Stock shall take place at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, within two (2) days following the satisfaction of the conditions set forth in this Agreement required to be satisfied prior to consummation of the purchase and sale of the Remaining Preferred Stock, but in no event later than 100 days following the Initial Closing, or at such other time and place as the Company and the Purchasers mutually agree upon orally or in writing (which time and place are designated as the "Final Closing"). At the Final Closing, the Company shall deliver to the Purchasers one or more certificates representing the Preferred Stock included in the Remaining Preferred Stock being sold and issued, in such denomination or denominations and registered in such name or names as the Purchasers shall request upon notice to the Company, against payment by or on behalf of the Purchasers of the purchase price therefor by wire transfer payable to or upon the order of the Company in immediately available funds.

         (d) In the event that Huff and The Honeywell International Inc. Master Retirement Trust or any affiliate thereof ("Honeywell") agree to purchase Securities at the Initial Closing, then (i) the full number of Warrants provided under Section 3(a)(i) above to be issued and sold by the Company to the Purchasers at the Initial Closing shall be issued and sold to the Purchasers at the Initial Closing; and (ii) the number of shares of Initial Preferred Stock provided under Section 3(a)(i) above to be issued and sold to the Purchasers at the Initial Closing shall be allocated 14.28572% to the Purchasers, 57.14285% to Huff and 28.57143% to Honeywell.

         (e) Notwithstanding anything to the contrary elsewhere in this Agreement, in the event that the per share closing price of the Common Stock on the day immediately preceding the Initial Closing is less than $6.27, then (A) notwithstanding anything to the contrary contained herein (including without limitation Section 6(c)(i) below), no Stockholder Approval shall be required in connection with the transactions contemplated by this Agreement and (B) the Final Closing shall occur as soon as reasonably practicable after the Initial Closing.

                  The Initial Closing and the Final Closing are sometimes referred to collectively in this Agreement as the "Closings" and each as a "Closing".

                  4. Covenants of the Company. The Company covenants and agrees with each Purchaser that (and in the case of the last sentence of Section 4(f), each Purchaser agrees that):

         (a) The Company will cooperate at its expense with the Purchasers in arranging for the qualification of the Securities and the Additional Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities and the Additional Securities by the Purchasers; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject the Company to any tax in any such jurisdiction where it is not then so subject. The Company will cooperate with the Purchasers to (i) if requested, permit the Warrants and the Change in Control Warrants, to the extent eligible for resale pursuant to Rule 144A, to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Private Offerings, Resales and Trading through Automated Linkages Market (the "PORTAL Market"), (ii) if requested, permit the Securities upon issuance and registration under the Securities Act to be eligible for clearance and settlement through The Depository Trust Company and (iii) permit the Additional Securities upon issuance and registration under the Securities Act to be listed for quotation through the Nasdaq National Market or listed on any national securities exchange on which the Company's Common Stock is then listed.

         (b) Approximately two-thirds of the aggregate net proceeds from the issuance and sale of the Units will be used by the Company for general corporate purposes; the remaining one-third of the aggregate net proceeds will be contributed by the Company to its subsidiary, ACSI Network Technologies, Inc., for its general corporate purposes.

         (c) From time to time, and as soon as reasonably practicable upon demand, the Company will provide to the Purchasers such additional information regarding results of operations, financial condition, business or prospects of the Company or the Subsidiaries, including without limitation, cash flow analyses, financial statements, budgets, business plans, projections and other financial information and minutes of any meetings of the Board of Directors of the Company or the Subsidiaries, as may be reasonably requested by the Purchasers. The Company shall also afford to the Purchasers (and its representatives) access, at reasonable times and on reasonable prior notice, to the books, records and properties of the Company and the Subsidiaries, and shall permit the Purchasers (and its representatives) to make copies of such books and records and also shall afford such access to meet and consult with management and the advisors of the Company and its Subsidiaries with respect to the business of the Company and its Subsidiaries.

         (d) Neither the Company nor any of its Affiliates (provided that Huff shall be excluded from the Company's obligations under this Section 4(d)) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) that could be integrated with the sale of the Securities or the Additional Securities in a manner that would require the registration under the Securities Act of the Securities or the Additional Securities.

         (e) The Company will not, and will not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or the Additional Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

         (f) The Company will take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-laws to convene a special meeting of its stockholders as promptly as practicable to obtain the Stockholder Approval. The Board of Directors of the Company shall, subject to its fiduciary duties, recommend such approval to the stockholders of the Company and the Company shall take all lawful actions and use its best efforts to solicit and obtain such approval. The Company and the Purchasers hereby acknowledge and agree that neither any Conversion Shares nor any Warrant Shares may be voted at such meeting or otherwise to obtain Stockholder Approval.

         (g) As soon as practicable, (but not later than March 7, 2000), the Company shall file a proxy statement in preliminary form with the Commission in connection with the special meeting of the Company's stockholders to consider and vote upon the Stockholder Approval. Such proxy statement (or the next annual meeting proxy statement) shall include a proposal seeking stockholder approval of an increase in the authorized Common Stock of the Company for the reservation for issuance of a sufficient number of shares of Common Stock issuable upon conversion, exercise or the payment of dividends with respect to the Securities. The Company shall make drafts of the proxy statement available to the Purchasers for its review reasonably in advance of filing. The Purchasers agrees to reasonably cooperate with the Company in the preparation of the proxy statement. The definitive proxy statement ("Proxy Statement") for the stockholders meeting shall be mailed to stockholders as soon as practicable. The Company shall cause the Proxy Statement to comply in all material respects with the requirements of the Exchange Act, and the applicable rules and regulations thereunder, and to contain no untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         (h) At all times prior to the earlier to occur of the Final Closing or termination of this Agreement (including any termination of this Agreement with respect to the Remaining Preferred Stock pursuant to Section 10(a)(iv)), the Company will amend or supplement each SEC Report to the extent required to correct any untrue statement of a material fact contained therein or any omission of a material fact required to be stated therein to make the statements in such SEC Report, in light of the circumstances under which they were made, not misleading. From and after the date of this Agreement and at all times prior to the earlier to occur of the Final Closing or termination of this Agreement (including any termination of this Agreement with respect to the Remaining Preferred Stock pursuant to Section 10(a)(iv)), the Company shall timely file with the Commission true, accurate and complete copies of all reports, schedules, forms, statements and other documents required to be filed by the Company ("Required Filings"). All of such Required Filings shall comply in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to the Required Filings.

         (i) The Company hereby covenants and agrees that, prior to the earlier to occur of the Final Closing or the termination of this Agreement, unless otherwise expressly contemplated by this Agreement or consented to beforehand in writing by Huff, the

Company shall, and shall cause each Subsidiary to, operate its business only in the usual and ordinary course consistent with past practices.

         (j) The Company hereby covenants and agrees that, prior to the Initial Closing it shall file or cause to be filed with the Secretary of State of Delaware the Certificate of Designation.

         (k) The Company hereby covenants and agrees that, prior to the earlier to occur of the Final Closing or termination of this Agreement, unless consented to in writing beforehand by Purchasers and except for pay-in-kind dividends in respect of the 14.75% Preferred Stock and the 12.75% Preferred Stock, the Company will not issue or take any action to issue any capital stock or securities convertible into or exercisable for any capital stock having rights, privileges or preferences, including, without limitation, with respect to the payment of dividends or payment upon liquidation of the Company (bankruptcy or otherwise), that are on a par or senior to any payment on the Preferred Stock in any respect, or that are redeemable for cash, or that provide for the payment of dividends in cash ahead of any payment on the Preferred Stock, whether at the option or right of the holder or the Company or its affiliates.

         (l) During the period from and after the Initial Closing and for so long as any of the Purchasers shall hold any Preferred Stock or Warrants (or any Common Stock issuable in connection therewith), Greenwich Street Capital Partners II, L.P. shall be entitled to designate one representative for all of the Purchasers to receive notice of and attend as an observer any and all regular or special meetings of the Board of Directors of the Company. The Company hereby covenants and agrees that it will take or cause to be taken all actions necessary or appropriate to ensure the foregoing.

         (m) The Company shall timely file any and all statements or reports required to be filed by it with the Commission under and in accordance with the Securities Act and the Exchange Act.

         (n) As soon as practicable after the Purchasers' request therefor, the Company shall file any notices, requests, registrations or approvals required to be filed with the Federal Communications Commission or any applicable state regulatory agency or commission in connection with the sale of the Securities and the Additional Securities under the Purchase Agreements and the sale of any Subsequent Securities and shall use its reasonable best efforts to cause such notices, requests, registrations or approvals to be processed successfully or approved, as the case may be.

         (o) As soon as practicable after the Purchasers' request therefor, the Company shall file any notifications under the HSR Act as may be required as a result of the conversion or exercise of the Securities and shall use its reasonable best efforts and shall cooperate with Purchasers to cause the early termination or expiration of the waiting period for any such notifications.

         (p) The Company shall comply with all of its obligations in respect of the MCI Preemptive Right (hereinafter defined).

                  5. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance of its obligations under this Agreement and the other Transaction Documents, whether or not the transactions contemplated herein or therein are consummated or this Agreement is terminated pursuant to Section 10 hereof: (i) the reasonable fees and disbursements of counsel, accountants and any other experts or advisors retained by the Company and/or the Purchasers, (ii) the preparation (including printing), issuance and delivery to the Purchasers of certificates evidencing the Securities and the Additional Securities, including transfer agent's fees,
(iii) the qualification of the Securities and the Additional Securities under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel relating thereto, (iv) the fees and expenses of the transfer agent and registrar of the Company, including fees and expenses of its counsel, (v) any fees and expenses incurred by the Purchasers in connection with any filing required to be made pursuant to the HSR Act, including filing fees and reasonable fees and disbursements of their respective counsel whenever such filings are made, (vi) Purchasers' appraisal costs not to exceed $10,000 annually, (vii) all expenses and listing fees incurred in connection with the application, if requested, for quotation of the Warrants and the Change of Control Warrants on the PORTAL Market, to the extent eligible for resale pursuant to Rule 144A, and (viii) all other ongoing costs of holding or converting or exercising the Securities, but excluding ordinary custodial expenses, brokerage and/or underwriting commissions and taxes. Without limiting the provisions of this Section 5 above, if the issuance and sale of the Securities provided for herein are not consummated because any condition to the obligations of the Purchasers set forth in Section 6 hereof is not satisfied or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by the Purchasers of its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company will reimburse the Purchasers upon demand for all reasonable out-of-pocket expenses (including reasonable counsel fees and disbursements) that shall have been incurred by the Purchasers in connection with the proposed purchase and sale of the Securities.

                  6. Conditions of the Obligations of the Purchasers.

         (a) Conditions to the Purchasers' Obligations at Each Closing.

         The obligations of each Purchaser with respect to each Closing under this Agreement are subject to the fulfillment at or before each Closing of each of the following conditions:

               (i) Each Purchaser shall have received opinions, dated as of each Closing, of (i) the opinion of Riley M. Murphy, Esq., General Counsel for the Company; (ii) the opinion of Kelly Drye & Warren LLP, special regulatory counsel for the

Company; and (iii) the opinion of Davis Polk & Wardwell, special counsel for the Company, all in form and substance consistent with the Company's opinions in prior private placements as may be reasonably agreed upon by the parties.

               (ii) The representations and warranties of the Company contained in this Agreement shall be true and correct when made and true and correct at each Closing as if made on and as of each Closing (other than to the extent any such representation or warranty is expressly made as to a certain date); the Company shall have performed all covenants and agreements in all material respects and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing; and subsequent to September 30, 1999 no event shall have occurred which has had, or in the judgment of the Purchasers, is reasonably likely to have a Material Adverse Effect, other than as described in the SEC Reports or as disclosed in Schedule 2(e).

               (iii) The issuance and sale of the Securities and Change in Control Warrants pursuant to this Agreement shall not be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced with respect to this Agreement or other Transaction Document before any court or Governmental Authority (including, without limitation, the FCC).

               (iv) The Purchasers shall have received certificates, dated as of each Closing, signed on behalf of the Company by its Chief Operating Officer and its Chief Financial Officer to the effect that:

                    (A) The representations and warranties of the Company contained in this Agreement shall be true and correct when made and true and correct at each Closing as if made on and as of each Closing (other than to the extent any such representation or warranty is expressly made as to a certain date); the Company shall have performed all covenants and agreements in all material respects and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing;

                    (B) Subsequent to September 30, 1999, no event has occurred that has had, or is reasonably likely to have, a Material Adverse Effect, other than as described in the SEC Reports or as disclosed in Schedule 2(e);

                    (C) The issuance and sale of the Securities and the Change in Control Warrants hereunder by the Company has not been enjoined (temporarily or permanently); and

                    (D) As at December 31, 1999 (and after giving effect to all financial results, events and other circumstances through the close of business on such date), the Company and e.spire Finance Corporation shall have been in compliance with each of the covenants and obligations of the Company and e.spire Finance Corporation set forth in Sections 6.5 and 6.6 of the Credit Agreement.

               (v) All authorizations, approvals or permits, if any, of any Governmental Authority that are required in connection with the lawful issuance and sale of the Securities or the Change in Control Warrants pursuant to this Agreement or the Additional Securities pursuant to the terms thereof shall have been duly obtained.

               (vi) Other than the Stockholder Approval in the case of the Final Closing and other than any notification under the HSR Act and any consent of the FCC or any State Telecommunications Authority, in each case, as may be required as a result of the conversion or exercise of the Securities, all consents and waivers, if any, of third parties that are required in connection with such Closing under this Agreement, and the consummation of the transactions contemplated hereby, shall be duly obtained and effective as of the Closing.

               (vii) All corporate and other proceedings required in connection with the transactions contemplated at such Closing and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and its counsel and the Purchasers and such counsel shall have received such counterpart originals and certified or other copies of such documents as they may reasonably request.

               (viii) On or before the Closing Date, the Purchasers (and its counsel) shall have received such further documents, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company as they shall have heretofore reasonably requested from the Company.

               (ix) The Company and the Purchasers shall have entered into the Registration Rights Agreement and the Warrant Agreement.

               (x) The Company shall have received the written confirmation of NASDAQ, in form and substance satisfactory to the Purchasers and its counsel, that other than obtaining Stockholder Approval as contemplated by Section 2(f) above, the Securities, Additional Securities and Change in Control Warrants may be issued and sold, and the transactions contemplated by this Agreement and the other Transaction Documents may be consummated, without breach, violation or contravention of any NASDAQ Rule ("NASDAQ Approval").

               (xi) The Company shall have filed the Certificate of Designation with the Secretary of State of Delaware and the same shall have become effective and be in full force and effect.

               (xii) Since January 18, 2000, there shall not have been any material adverse change in the price of the Common Stock.

               (xiii) As at December 31, 1999 (and after giving effect to all financial results, events and other circumstances through the close of business on such date), the Company and e.spire Finance Corporation shall have been in compliance with each of the covenants and obligations of the Company and e.spire Finance Corporation set forth in Sections 6.5 and 6.6 of the Credit Agreement.

               (xiv) Either the Purchasers shall have received confirmation from the Company's independent certified public accountants reasonably satisfactory to the Purchasers that no "going concern" or similar exception will be taken in connection with the Company's financial statements for the year ended December 31, 1999, or the Purchasers shall have received a waiver reasonably acceptable to Purchasers from the lenders under the Credit Agreement of any default under the Credit Agreement relating to any such "going concern" or similar exception.

         (b) Additional Conditions to the Purchasers' Obligations at the Initial Closing.

                  In addition to the conditions set forth in Section 6(a) above, the obligations of the Purchasers to the Company under this Agreement are subject to the fulfillment on or before the Initial Closing of the following additional conditions:

               (i) Approval of Budget. The Company shall have prepared and submitted to the Purchasers its final budget for the fiscal year ended December 31, 2000 and Huff shall have approved such budget (together with any updates or revisions thereof) or shall have waived in writing such approval.

               (ii) Issuance of Warrants. The Warrants included in the Initial Units (and if a Change in Control shall have occurred, the Change in Control Warrants) shall have been issued at the Initial Closing.

               (iii) Issuance of Stock Certificates. The certificates representing the shares of Preferred Stock included in the Initial Preferred Stock shall have been executed and delivered by the Company to the Purchasers at the Initial Closing according to the percentages set forth opposite their names on the signature pages hereto.

               (iv) Completion of Capital Calls by Purchasers. Each Purchaser shall have received the funds necessary to pay the purchase price for the Warrants and the Initial Preferred Stock being purchased by such Purchaser at the Initial Closing in accordance with the capital call procedures applicable to such Purchaser under such Purchaser's capital call instruments, but in no event later than five business days after the Purchasers receive written notice from the Company that all conditions to the Initial Closing set forth in Sections 6(a) and (b) have been satisfied.

         (c) Additional Conditions to the Purchaser's Obligations at the Final Closing.

                  In addition to the conditions set forth in Section 6(a) above, the obligations of the Purchasers to the Company under this Agreement are subject to the fulfillment on or before the Final Closing of the following additional condition:

               (i) Stockholder Approval. The Company shall have obtained the Stockholder Approval or it shall have been determined that such approval is not required as provided in Section 3(e).

               (ii) Issuance of any Change in Control Warrants. If a Change in Control shall have occurred, the Change in Control Warrants shall have been issued.

               (iii) Issuance of Stock Certificates. The certificates representing the shares of Preferred Stock included in the Remaining Preferred Stock shall have been executed and delivered by the Company to the Purchasers at the Final Closing.

               (iv) Completion of Capital Calls by Purchasers. Each Purchaser shall have received the funds necessary to pay the purchase price for the Remaining Preferred Stock being purchased by such Purchaser at the Final Closing in accordance with the capital call procedures applicable to such Purchaser under such Purchaser's capital call instruments, but in no event later than five business days after the Purchasers receive written notice from the Company that all conditions to the Final Closing set forth in Sections 6(a) and (c) have been satisfied.

         (d) Failure of Certain Conditions To Be Met.

               (i) If on the trading day immediately preceding the Initial Closing the closing price of the Common Stock as reported in the New York edition of the Wall Street Journal is less than $6.26145 per share (subject to appropriate adjustment for stock dividends, stock splits and similar events) (a "Stock Decline"), then in such event the exercise price of all Warrants (including, without limitation, the Change in Control Warrants) shall be reset to equal $7.25 per share (subject to adjustment in accordance with the provisions of the Warrant Agreement in connection with events other than the Stock Decline).

               (ii) In the event that there shall be a Change in Control of the Company, then the Purchasers shall receive simultaneously with the occurrence of the Change in Control or as soon thereafter as shall be practicable 6,250 additional Warrants (the "Change in Control Warrants"), each of which Change in Control Warrants being exercisable for the same number of shares of Common Stock and at the same exercise price as are than in effect under the Warrants (or, if no Warrants are then outstanding, as would have been in effect had Warrants then been outstanding) and otherwise having the same terms and subject to the same conditions as the Warrants. As used herein, the term "Change in Control" means
(A) the sale, conveyance, transfer or lease of all or substantially all of the assets of the Company (which, for purposes of this sentence, shall include any successor to the Company) to any "person" or "group" (within the meaning of
Section 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act), other than to the Purchasers, ING Equity Partners L.P.I., Apex Investment Fund I, L.P., Apex Investment Fund II, L.P., The Productivity Fund II, L.P. and Anthony Pompliano

(including any affiliate of any of the foregoing other than the Company or any Restricted Subsidiary of the Company (as defined in the Indenture, dated July 24, 1998 with respect to the Company's 10.625% Senior Discount Notes Due July 1,
2008)) (the "Permitted Holders"), shall have occurred; or (B) any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined under the Exchange
Act) of more than 35 percent of the total voting power of all classes of the voting capital stock of the Company (including any warrants, options or rights to acquire such voting capital stock), calculated on fully diluted basis, and such voting power percentage is greater than or equal to the total voting power percentage then beneficially owned by the Permitted Holders in the aggregate; or
(C) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election or appointment by such board or whose nomination for election by the stockholders of the Company was approved by a vote a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office. Notwithstanding anything to the contrary herein or in any other Transaction Document, the parties hereby agree that the provisions of this Section 6(e) (and any other provisions hereof or any other Transaction Document relating to the Change in Control Warrants or any Additional Securities issuable in connection therewith) may be amended by the Company and the holders of a majority of the outstanding shares of Preferred Stock (including any shares of Preferred Stock issued to Purchasers hereunder, to Huff, to Honeywell and to any Additional Purchasers (hereinafter defined) (the "Majority Holders"), and any waiver relating to such Change in Control Warrants and/or Additional Securities may be given on behalf of the Purchaser by such Majority Holders; provided, however, that any such amendment or waiver treats all holders of Preferred Stock in the same fashion.

                    7. Restrictions on Transfer. Each Purchaser hereby severally and not jointly represents and warrants to the Company that:

         (a) The Securities to be purchased by such Purchaser will be acquired for investment for its own account, and, except as contemplated by the Warrant Agreement and the Registration Rights Agreement or otherwise in accordance with applicable securities laws, not with a view to the resale or distribution of any part thereof and without the present intention of selling, granting any participation in, or otherwise distributing the same.

         (b) Such Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities and has received all information from the Company that it has requested with respect to the Company and the Securities.

         (c) Such Purchaser understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, such Purchaser represents that it is familiar with Rule 144 of the Commission, as presently in effect, and understands the resale limitations imposed hereby by the Securities Act.

         (d) Such Purchaser understands that the certificates evidencing the Securities will bear a legend evidencing the foregoing restrictions on transfer.

                  The Securities shall not be required to bear a restrictive legend if a registration statement under the Securities Act is effective with respect to the transfer of such securities or an opinion of counsel reasonably satisfactory to the Company is delivered to the Company to the effect that neither the legend nor the restrictions on transfer described in this Agreement are required to ensure compliance with the Securities Act. Whenever, pursuant to the preceding sentence, any certificate for any of the Securities is no longer required to bear a restrictive legend, the Company may and if requested by the holder thereof, shall, issue to the holder, at the Company's expense any new certificate not bearing a restrictive legend.

                  8. Indemnification.

         (a) The Company agrees to indemnify each Purchaser, each of its affiliates and each officer, director, employee, member, partner (whether general or limited) and agent of each Purchaser and of each of its affiliates (collectively, the "Indemnified Parties") for, and to hold each Indemnified Party harmless from and against any and all damages, losses, claims and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement (or actions or other proceedings commenced or threatened in respect thereof) and reasonable expenses that arise out of, result from or in any way relate to this Agreement or any other Transaction Document, or in connection with any of the transactions contemplated hereby or thereby, including, without limitation, in connection with the preparation, filing with the Commission and mailing to the Company's stockholders of the proxy statement for the Stockholder Approval and any other proxy statement for the increase in the authorized Common Stock referred to in Section 4(g) (other than ordinary investment losses to the extent not arising in connection with (A) any actual or alleged misrepresentation or breach of covenant, warranty duty or obligation by the Company or (B) any actual or threatened action or proceeding arising out of, resulting from or in any way relating to this Agreement or any other Transaction Document, or any of the transactions contemplated hereby or thereby), and to reimburse each Indemnified Party, upon its demand, for any reasonable legal or other expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such person is a party to any action or proceeding out of which such expenses arise). The Indemnified Parties shall have the right to select counsel, subject to the prior consent of the Company, which consent shall not be unreasonably withheld or delayed, to defend the Indemnified Parties at the Company's expense in any action or proceeding that is the subject of indemnification hereunder, provided, that the Company shall not be liable for the fees and expenses of more than one counsel (plus any local counsel) for all Indemnified Parties (unless any Indemnified Party shall have reasonably determined that an actual or potential conflict of interest makes such common representation inappropriate) in connection with any such action or proceeding. The Company will not be required to indemnify any Indemnified Party for any amount paid in settlement of any action or proceeding which is the subject of indemnification hereunder unless the Company shall have consented in writing to such settlement, such consent not to be unreasonably withheld or delayed. The Company shall not, without the prior written consent of the Indemnified Party, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party, or indemnity could have been sought hereunder by such Indemnified party, unless such settlement (A) includes an unconditional written release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified party.

         (b) If the indemnification provided for in Section 8(a) above is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying such Indemnified Party thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the Indemnified Party or Parties on the one hand and the Company on the other from the offering of the Units or the Change in Control Warrants or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company on the one hand and the Indemnified Party or Parties on the other in connection with any statements or omissions or alleged statements or omissions or other matters that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Indemnified Party, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

         (c) The parties agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Indemnified Parties were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(b) above. The amount paid or payable by the Company as a result of the losses, claims, damages and liabilities referred to in Section 8(b) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim.

                  9. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company or its officers and of the Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company or the Purchasers and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 5 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

                  10. Termination.

         (a) This Agreement may be terminated prior to the Initial Closing or the Final Closing, as the case may be, under the following circumstances and by the following persons:

               (i) by the Purchasers, if subsequent to September 30, 1999, any event shall have occurred which, in the sole judgment of the Purchasers, has had, individually or in the aggregate, a Material Adverse Effect, or there shall have been, in the sole judgment of the Purchasers, any events or developments that, individually or in the aggregate, have or could be reasonably likely to have a Material Adverse Effect (except for the events disclosed in the SEC Reports or in Schedule 2(e));

               (ii) by the mutual consent of the Purchasers and the Company;

               (iii) by the Purchasers at any time after March 6, 2000, or such later date as shall have been agreed to in writing by the parties hereto, if at the time notice of such termination is given, the Initial Closing shall not have been consummated;

               (iv) solely with respect to the Remaining Preferred Stock, by the Purchasers at any time after the expiration of 100 days following the Initial Closing (or such later date as shall have been agreed to in writing by the parties hereto), if at the time notice of such termination is given the Final Closing shall not have been consummated;

               (v) by the Purchasers or the Company if any court of competent jurisdiction in the United States or other United States Governmental Authority has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or the other Transaction Documents and such order, decree, ruling or other action shall have become final and nonappealable provided, that the provisions of this clause (v) shall not be available to any party whose failure to fulfill its obligations pursuant to this Agreement shall have been the cause of, or shall have resulted in, such order, decree, ruling or other action;

               (vi) by the Purchasers, if there has been a material misrepresentation or omission or material breach on the part of the Company in any of the representations, warranties, covenants or agreements of the Company set forth herein or in any other Transaction Document, or if there has been any material failure on the part of the Company to comply with its obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior to Closing including, without limitation, and solely with respect to the Final Closing, obtaining the Stockholder Approval within 100 days after the Initial Closing (unless not required as provided in Section 3(e));

               (vii) by the Purchasers, if there has been a suspension in trading in securities of the Company or in securities generally on the New York Stock Exchange, American Stock Exchange or The Nasdaq Stock Market or if minimum or maximum prices shall have been established on any such exchange or market;

               (viii) by the Purchaser, if a banking moratorium shall have been declared by New York or United States authorities;

               (ix) by the Purchasers, if there has been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or
(B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material adverse change in (1) the capital markets generally, (2) the capital markets for equity securities or (3) the capital markets for telecommunication company equity securities which, in the case of
(A), (B) or (C) above and in the sole judgment of the Purchasers, makes it impracticable or inadvisable to proceed with the purchase and sale of the Securities as contemplated by this Agreement; or

               (x) by the Purchasers, if third parties, the approvals of which are necessary to consummate the transactions contemplated hereby or by the other Transaction Documents, require changes to the terms of this Agreement or any other Transaction Document that are adverse to the Purchasers, as determined by the Purchasers in its sole judgment.

         (b) Termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party except as provided in Sections 5, 8 and 9.

                  11. Notices. All communications hereunder shall be in writing and, if sent to the Purchasers, shall be mailed or delivered or telecopied and confirmed in writing to the Purchasers as follows:

                  Greenwich Street Capital Partners II, L.P.
                  GSCP Offshore Fund, L.P.
                  Greenwich Fund, L.P.

                  Greenwich Street Employees Fund, L.P.
                  TRV Executive Fund, L.P.
                  c/o Greenwich Street Investments II, L.L.C.,
                      General Partner
                  388 Greenwich Street
                  New York, NY 10010
                  Facsimile No.:(212) 816-0166
                  Attention: Matthew Kaufman

                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, NY 10153
                  Facsimile No.: (212) 310-8007
                  Attention: Michael Nissan


                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied.

                  12. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of any Indemnified Party and any person or persons who control the Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

                  13. Subsequent Securities. In addition to the issuance and sale of the Securities hereunder and any purchase of Securities by Greenwich, the Company shall use reasonable efforts to sell to other investors (which investors shall exclude the Purchasers) acceptable to the Company's Board of Directors (the "Additional Investors") up to $75,000,000 of additional Preferred Stock and Warrants (the "Subsequent Securities"), of which up to $25,000,000 of such Subsequent Securities shall be on the same terms and conditions (including initial conversion price and initial warrant exercise price) as the Preferred Stock and Warrants included in the Securities and up to $50,000,000 of such Subsequent Securities may, if so determined by the Company's Board of Directors, be on terms and conditions more favorable to the Company. Such purchases will occur at the Final Closing (or in the event there is no Final Closing, at one or more closings on mutually convenient dates, times and places, no later than 100 days after the Initial Closing). Such purchases shall be conditioned in addition to the conditions to the Closings set forth above, upon (i) Stockholder Approval, and (ii) the execution and delivery by the Additional Purchasers of definitive commitment letters to the Company covering their investments no later than March 6, 2000 (with a copy to be delivered by the Company to Purchasers promptly thereafter).

                  14. Equitable Adjustments. In the event that at any time after the date hereof but prior to the issuance of any Securities or Change in Control Warrants there shall occur any event which would trigger antidilution adjustments in connection with such Securities or Change in Control Warrants had they been previously issued, the number of shares of Common Stock issuable upon the conversion or exercise thereof, and the conversion or exercise price applicable thereto, shall be equitably adjusted to reflect such events.

                  15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  16. Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto, the Warrant Agreement and the Registration Rights Agreement, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, warranties, contracts, understandings, correspondence, conversations and memoranda between the Purchasers, on one hand, and the Company, on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest, with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

                  17. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

                  18. VCOC Requirement. The rights granted to Purchaser under Sections 4(c) and 4(l) are intended to satisfy the requirement of management rights for purposes of qualifying Greenwich's ownership of the Securities and the Additional Securities as a venture capital investment for purposes of the Department of Labor "plan asset" regulations, 29 C.F.R. Section 2510.3-101, and in the event such rights are not satisfactory for such purpose, the Company and Greenwich shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights which satisfy such regulations.

                  If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Purchasers.

                                Very truly yours,

                                e.spire COMMUNICATIONS, INC.


                                By: /s/ RILEY M. MURPHY
                                    -----------------------------------
                                    Name:  Riley M. Murphy
                                    Title: Executive Vice President-Secretary

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.


GREENWICH STREET CAPITAL PARTNERS II, L.P. (89.3378%)

By: Greenwich Street Investments II, L.L.C.,
    General Partner


By:                [SIG]
    ----------------------------------------
    Name:
          ----------------------------------
    Title:
           ---------------------------------

GSCP OFFSHORE FUND, L.P. (1.8625%)

By: Greenwich Street Investments II, L.L.C.,
    General Partner


By:                 [SIG]
    ----------------------------------------
    Name:
          ----------------------------------
    Title:
           ---------------------------------

GREENWICH FUND, L.P. (3.0262%)

By: Greenwich Street Investments II, L.L.C.,
    General Partner


By:                 [SIG]
    ----------------------------------------
    Name:
          ----------------------------------
    Title:
           ---------------------------------


GREENWICH STREET EMPLOYEES FUND, L.P. (5.3332%)

By: Greenwich Street Investments II, L.L.C.,
    General Partner


By:                 [SIG]
    ----------------------------------------
    Name:
          ----------------------------------
    Title:
           ---------------------------------


TRV EXECUTIVE FUND, L.P. (0.4403%)

By: Greenwich Street Investments II, L.L.C.,
    General Partner


By:                 [SIG]
    ----------------------------------------
    Name:
          ----------------------------------
    Title:
           ---------------------------------

                                   EXHIBIT A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS OR THE SECURITIES LAWS OF ANY COUNTRY OR OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF OR PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY SUCH LAWS IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO E.SPIRE COMMUNICATIONS, INC. ("COMPANY")), IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT THE OFFER, SALE, TRANSFER, DISPOSITION, PLEDGE OR HYPOTHECATION THEREOF IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ANY SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE THE BENEFITS OF A WARRANT AGREEMENT DATED AS OF MARCH 3, 2000 AMONG THE COMPANY, THE HUFF ALTERNATIVE INCOME FUND, L.P., GREENWICH STREET CAPITAL PARTNERS II, L.P., GSCP OFFSHORE FUND, L.P., GREENWICH FUND L.P., GREENWICH STREET EMPLOYEES FUND, L.P., TRV EXECUTIVE FUND, L.P. AND SUCH OTHER PARTIES WHO MAY BE MADE A SIGNATORY THERETO FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH AGREEMENT.

                         E.SPIRE COMMUNICATIONS, INC.

No.______                                                   _____Warrants

Date: March___, 2000

                  WARRANTS TO PURCHASE SHARES OF COMMON STOCK

     This certifies that__________, or its registered assigns, is the owner of the number of Warrants set forth above, each of which initially represents the right to purchase 44.1 shares of Common Stock (each a "Warrant Share"), par value $.01 per share (the "Common Stock"), of E.SPIRE COMMUNICATIONS, INC., a Delaware corporation ("the Company"), at the purchase price equal to the Exercise Price (as defined in the Warrant Agreement) per share of Common Stock (subject to adjustment as set forth in the Warrant Agreement)(as defined herein), upon surrender hereof at the offices of the Company, with the Subscription Form on the reverse hereof duty executed, with signature guaranteed as therein specified and simultaneous payment in full (by Fedwire or by certified or official bank or bank cashier's check payable to the order of the Company, or by a Cashless Exercise (as defined in the Warrant Agreement) equal to the Exercise Price of the Warrants being exercised) of the purchase price for the share(s) as to which the Warrant(s) represented by this Warrant Certificate are exercised, all subject to the terms and conditions hereof and of the Warrant Agreement.

     This Warrant Certificate is issued under and in a accordance with a Warrant Agreement dated as of March____, 2000 (the "Warrant Agreement"), among e.spire Communications, Inc., a Delaware corporation, The Huff Alternative Income Fund, L.P., Greenwich Street Capital Partners II, L.P., GSCP Offshore Fund, L.P., Greenwich Fund, L.P., Greenwich Street Employees Fund, L.P. and TRV Executive Fund, L.P. and such other parties who may be made a signatory hereto from time to time and is subject to the terms and provisions contained therein, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part thereof. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the Holders of the Warrants. The summary of the terms of the Warrant Agreement contained in this Warrant Certificate is qualified in its entirety by express reference to the Warrant Agreement. All terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

     Copies of the Warrant Agreement are on file at the offices of the Company at the following address:

                    e.spire Communications, Inc.
                    12975 Worldgate Drive
                    Herndon, VA 21070
                    Facsimile No: (703) 639-6023
                    Attention: Riley M. Murphy, Esq.

     All shares of Common Stock or other securities issuable by the Company upon the exercise of Warrants shall be validly issued, fully paid and nonassesable, and the Company shall pay all taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of such shares or of other securities deliverable upon exercise of Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Common Stock, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Warrant Agent's and the Company's satisfaction that no tax or other charge is due.

     Subject to the restrictions on transfer set forth in Article VII of the Warrant Agreement, this Warrant Certificate and all rights hereunder are transferable by the registered Holder hereof, in whole or in part, on the register of the Company maintained by the Warrant Agent for such purpose at its office in New York, New York, upon surrender of this Warrant Certificate duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed, with signatures guaranteed as specified in the attached Form of Assignment, by the registered Holder hereof or his attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the

Company will issue and will deliver to such Holder a new Warrant Certificate or Certificates with respect to any portion not so transferred. Each taker and Holder of this Warrant Certificate, by taking and holding the same, consents and agrees that prior to the registration of transfer as provided in the Warrant Agreement, the Company and the Warrant Agent may treat the person in whose name the Warrants are registered as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding.

     This Warrant Certificate may be exchanged at the office of the Company for Warrant Certificates representing the same aggregate number of Warrants, each new Warrant Certificate to represent such number of Warrants as the Holder hereof shall designate at the time of such exchange.

     Prior to the exercise of the Warrants represents hereby, the Holder of this Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to consent to any action of the stockholders, to receive dividends or other distributions, to exersise any preemptive right or to receive any notice of meetings of stockholders, and shall not be entitled to receive any notice of any proceedings of the Company except as provided in the Warrant Agreement.

     This Warrant shall be void and all rights evidenced hereby shall cease at 5:00 p.m., New York time, on March 3, 2010, unless sooner terminated by the liquidation, dissolution or winding-up of the Company.

     This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

Dated:


                                   E. SPIRE COMMUNICATIONS, INC.



                                   By:
                                      ----------------------------------
                                   Name:
                                   Title:

SUBSCRIPTION FORM

(To be executed only upon exercise of Warrant)

To:

     The undersigned irrevocably exercise [_________] of the Warrants represented by the Warrant Certificate for the purchase of ____ (subject to adjustment) shares of Common Stock, par value $.01 per share, of E. SPIRE COMMUNICATIONS, INC. and herewith makes payment of $[______] (such payment being by Fedwire or by certified or official bank or bank cashier's check payable to the order or at the direction of E. Spire Communications, Inc., or by a Cashless Exercise (as defined in the Warrant Certificate) equal to the Exercise Price per share of the date of exercise of the Warrants being exercised), all at the exercise price and on the terms and conditions specified in the within Warrant Certificate therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Dated:
                                             -----------------------------------
                                             (Signature of Owner)

                                             -----------------------------------
                                             (Street Address)

                                             -----------------------------------
                                             (City)(State)(Zip Code)

                                             Signature Guaranteed By:


                                             -----------------------------------


Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:
Street Address:
City, State and Zip Code:

     FOR VALUE RECEIVED the undersigned registered holder of the within Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the right of the undersigned under the within Warrant Certificate, with respect to the number of Warrants set forth below:

Name(s) of Assignee(s):
                       -------------------------------
Address:
        ----------------------------------------------
No. of Warrants:
                --------------------------------------

Please insert social security or other identifying number of assignee(s):




and does hereby irrevocably constitute and appoint ___________ the undersigned's attorney to make such transfer on the books of ____________ maintained for the purpose, with full power of substitution in the premises.

Dated:




                                        -------------------------------
                                        (Signature of Owner)


                                        -------------------------------
                                        (Street Address)


                                        -------------------------------
                                        (City)(State)(Zip Code)


                                        Signature Guaranteed By:


                                        -------------------------------

                                                                       EXHIBIT B

                                                                       EXHIBIT B

                           CERTIFICATE OF DESIGNATION
                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                          E.SPIRE COMMUNICATIONS, INC.



                  THE UNDERSIGNED, Dennis J. Kern, Chief Operating Officer of E.SPIRE COMMUNICATIONS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES:

                  That pursuant to the authority conferred upon the Board of Directors of the Corporation by the Corporation's Third Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, acting at a meeting of the board held on February 25, 2000, duly approved and adopted the following resolution (hereinafter, this "Certificate of Designation"):

                  RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issue by the Corporation, out of the authorized but unissued shares of Preferred Stock, par value $1.00 per share, 250,000 shares of Series A Convertible Preferred Stock (the "Series A Convertible Preferred Stock") with a stated value (the "Stated Value") of $ 1,000 per share. The Series A Convertible Preferred Stock shall have the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions that are set forth in the Certificate of Incorporation and in this resolution as follows:

                  1. Certain Definitions

                  Unless the context otherwise requires, each of the terms defined in this Section 1 shall have, for all purposes of this Certificate of Designation, the meaning herein specified (with terms defined in the singular having comparable meanings when used in the plural):

                  "Accrued Dividends" has the meaning set forth in Section 4 below.

                  "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such other Persons merging with or into or becoming a Subsidiary of such specified Person.

                  "Additional Dividends" has the meaning set forth in Section 3(j)(i) below.

                  "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person; provided that each Unrestricted Subsidiary shall be deemed to be an Affiliate of the Corporation and of each other Subsidiary of the Corporation; provided, further, that neither the Corporation nor any of its Restricted Subsidiaries shall be deemed to be Affiliates of each other; and provided, further, that any lender under the Secured Credit Facility and its Affiliates shall not be deemed to be Affiliates of the Corporation or any Restricted Subsidiary solely as a result of the existence of the Secured Credit Facility or their holdings of Capital Stock of the Corporation or any Restricted Subsidiary acquired in connection with the Secured Credit Facility. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "under common control with" and "controlled by"), and as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

                  "Annualized Pro Forma EBITDA" means with respect to any Person, such Person's Pro Forma EBITDA for the latest fiscal quarter for which internal financial statements are then available multiplied by four.

                  "Asset Sale" means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (including, without limitation, by way of consolidation or merger, but excluding by means of any Sale and Leaseback Transaction or by the granting of a Lien permitted under the definition of "Permitted Liens" herein) by such Person or any of its Restricted Subsidiaries to any Person other than the Corporation or a Restricted Subsidiary of the Corporation, in one transaction, or a series of related transactions (each hereinafter referred to as a "Disposition"), of property or assets of such Person or any of its Restricted Subsidiaries, the Fair Market Value of which exceeds $2.0 million, other than (i) a Disposition of property in the ordinary course of business consistent with industry practice and (ii) a Disposition by the Corporation in connection with a transaction permitted under Section 8(b) hereof.

                  "Attributable Indebtedness" means, with respect to any Sale and Leaseback Transaction of any Person, as at the time of determination, the greater of (i) the capitalized amount in respect of such transaction that would appear on the balance sheet of such Person in accordance with GAAP and (ii) the present value (discounted at a rate consistent with accounting guidelines, as determined in good faith by such Person) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty).

                  "Board of Directors" means the Board of Directors of the Corporation.

                  "Business Day" means any day other than a Saturday, a Sunday or any day on which banking institutions in New York, New York, are required or authorized by law or other governmental action to be closed.

                  "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangement conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Indebtedness convertible into an equity interest), warrants or option to acquire an equity interest in such Person.

                  "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit of any commercial bank organized in the United States of America having capital and surplus in excess of $500 million with a maturity date not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or subject to tender at the option of the holder thereof within ninety days after the date of acquisition thereof, and, at the time of acquisition, having a rating of A or better from Standard & Poor's Ratings Group ("Standard & Poor's") or A-2 or better from Moody's Investors Service, Inc. ("Moody's"), (v) commercial paper issued by the parent corporation of any commercial bank organized in the United States of America having capital and surplus in excess of

$500 million and commercial paper issued by others having one of the two highest ratings obtainable from either Standard & Poor's or Moody's and in each case maturing within ninety days after the date of acquisition, (vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States of America having capital and surplus in excess of $500 million, (vii) deposits available for withdrawal on demand with a commercial bank organized in the United States of America having capital and surplus in excess of $500 million and (viii) investments in money market funds substantially all of whose assets comprise securities of the type described in clauses (i) through (vi).

                  "Change of Control" means (i) the sale, conveyance, transfer or lease of all or substantially all of the assets of the Corporation (which for all purposes of this definition shall include any Successor) to any "Person" or "group" (within the meaning of Section 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act), other than to The Huff Alternative Income Fund, L.P., ING Equity Partners L.P.I., Apex Investment Fund I, L.P., Apex Investment Fund II, L.P., The Productivity Fund II, L.P. and Anthony Pompliano (including any Affiliate of any of the foregoing other than the Corporation or any Restricted Subsidiary) (the "Permitted Holders"), shall have occurred; or (ii) any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the forgoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined under the Exchange Act) of more than 35 percent of the total voting power of all classes of the voting capital stock of the Corporation (including any warrants, options or rights to acquire such voting capital stock), calculated on fully diluted basis, and such voting power percentage is greater than or equal to the total voting power percentage then beneficially owned by the Permitted Holders in the aggregate; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the stockholders of the Corporation was approved by a vote a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the Common Stock, par value $.01 per share, of the Corporation.

                  "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, (A) the sum of (i) the aggregate amount of cash and non-cash interest expense (including capitalized interest) of such Person and its

Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including, without limitation, (v) any amortization of debt discount, (w) net costs associated with Interest Hedging Obligations (including any amortization of discounts), (x) the interest portion of any deferred payment obligation, (y) all accrued interest and (z) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptances or similar facilities) paid or accrued, or scheduled to be paid or accrued, during such period; (ii) dividends or distributions with respect to preferred stock or Disqualified Stock of such Person (and of its Restricted Subsidiaries if paid to a Person other than such Person or its Restricted Subsidiaries) declared and payable in cash; (iii) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (iv) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation); and (v) to the extent any Indebtedness of any other Person is Guaranteed by such Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued, by such other Person during such period attributable to any such Indebtedness, less (B) to the extent included in (A) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness of such Person and its Restricted Subsidiaries prior to its stated maturity, in the case of both (A) and (B) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and as determined in accordance with GAAP.

                  "Consolidated Leverage Ratio" means, for any Person, as of any date, the ratio of (i) the sum of the aggregate outstanding amount of all Indebtedness of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP to (ii) the Annualized Pro Forma EBITDA of such Person.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or net loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis determined in accordance with GAAP, provided that there shall be excluded therefrom, without duplication, (i) all items classified as extraordinary, (ii) any net income of any Person other than such Person and its Restricted Subsidiaries, except to the extent of the amount of dividends or other distributions actually paid to such Person or its Restricted Subsidiaries by such other Person during such period;
(iii) the net income of any Person acquired by such Person or any of its Restricted Subsidiaries in a pooling of interests transaction for any period prior to the date of the related acquisitions; (iv) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan; (v) net gains (but not net losses) in respect of Asset Sales by such Person or its Restricted Subsidiaries (vi) the net income (but not net loss) of any Restricted Subsidiary of such Person to the extent that the payment of dividends or other distributions to such Person is restricted by the terms of its charter or any agreement, instrument, contract, judgment, order, decree, statute, rule, governmental regulation or otherwise, except for any dividends or distributions actually paid by such Restricted Subsidiary to such Person; (vii) with regard to a non-wholly owned Restricted Subsidiary, any aggregate net income (or loss) in excess of such Person's or such Restricted Subsidiary's pro rata share of such non-wholly owned Restricted Subsidiary's net income (or loss); and (viii) the cumulative effect of changes in accounting principles.

                  "Conversion Date" has the meaning set forth in Section 5(d) below.

                  "Conversion Price" has the meaning set forth in Section 5(a)(ii) below.

                  "Conversion Shares" has the meaning set forth in Section 5(a) below.

                  "Conversion Trigger Date" has the meaning set forth in Section 5(b) below.

                  "Credit Agreement" means, with respect to any Person, any agreement entered into by and among such Person and one or more commercial banks or financial institutions, providing for senior term or revolving credit borrowings of a type similar to credit agreements typically entered into by commercial banks and financial institutions, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and related agreements may be amended, extended, refinanced, renewed, restated, replaced or refunded from time to time.

                  "Current Market Value" has the meaning set forth in Section 5(e) below.

                  "DGCL" shall mean the Delaware General Corporation Law, as amended.

                  "Disqualified Stock" means any Capital Stock (other than the 14.75% Preferred Stock and the 12.75% Preferred Stock) which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, or otherwise, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, or is exchangeable for Indebtedness at any time, in whole or in part, on or prior to the Conversion Date.

                  "Dividend Shares" has the meaning set forth in Section 5(c) below.

                  "EBIT" means the amount calculated in the same manner as EBITDA, but not including clauses (iii) and (iv) of the definition thereof.

                  "EBITDA" means, with respect to any Person for any period, the sum for such Person for such period of Consolidated Net Income plus, to the extent reflected in the income statement of such Person for such period from which Consolidated Net Income is determined, without duplication, (i) Consolidated Interest Expense, (ii) income tax expense (iii) depreciation expense, (iv) amortization expense, (v) any non-cash expense related to the issuance to employees of such Person of options to purchase Capital Stock of such Person and (vi) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity and minus, to the extent reflected in such income statement, any non-cash credits that had the effect of increasing Consolidated Net Income of such Person for such period.

                  "Effectiveness Date" means the 90th day following the Filing Date.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Exchange Rate Obligation" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, designed to provide protection against fluctuations in currency exchange rates.

                  "Existing Indebtedness" means Indebtedness of the Corporation and its Subsidiaries outstanding on the Issue Date.

                  "Existing Notes" means, collectively, the Corporation's 13% Senior Discount Notes due 2005 (the "2005 Notes"), the Corporation's 12.75% Senior Discount Notes due 2006 (the "2006 Notes"), the Corporation's 13.75% Senior Notes due 2007 (the "2007 Notes") and the Corporations 105/8% Senior Discount Notes due 2008 (the "2008 Notes").

                  "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors.

                  "Fiber Network" means a digital fiber optic telecommunications network wholly owned by the Corporation that serves a Metropolitan Area.

                  "Filing Date" means the later of (i) the 60th day after the Issue Date and (ii) if Additional Preferred Stock (as such term is defined in the Registration Rights Agreement) is being sold by the Corporation, the 15th day after the Final Closing (as such term is defined in the Purchase Agreements).

                  "Financial Advisor" means a nationally recognized investment banking firm.

                  "14.75% Preferred Stock" means the Corporation's 14.75% Redeemable Preferred Stock due 2008.

                  "GAAP" means United States generally accepted accounting principles, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, that are applicable to the circumstances as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of this Certificate of Designation shall utilize GAAP as in effect on the Issue Date.

                  "Goldman Facility" means the Credit Agreement dated as of August 11, 1999 among the Corporation and e.spire Finance Corporation, as Borrowers, the Lenders listed therein, as Lenders, Goldman Sachs Credit Partners, L.P., as sole lead arranger and syndication agent, The Bank of New York, as administrative agent, First Union National Bank, as documentation agent and Newcourt Commercial Finance Corporation, as collateral agent.

                  "Guarantee" means any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing).

                  "Holder" means the record holder of one or more shares of Series A Convertible Preferred Stock, as shown on the books and records of the Transfer Agent.

                  "Indebtedness" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligations of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with acquisition of property, assets or businesses, excluding trade accounts payable made in the ordinary course of business, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issues for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 60 days overdue or which are being contested in good faith), (v) any Capital Lease Obligation of such Person,
(vi) the maximum fixed
redemption or repurchase price of Disqualified Stock of such Person and, to the extent held by other Persons, the maximum fixed redemption or repurchase price of Disqualified Stock of such Person's Restricted Subsidiaries, at the time of determination, (vii) the notional amount of any Interest Hedging Obligations or Exchange Rate Obligations of such Person at the time of determination, (viii) any Attributable Indebtedness with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through (viii) of this definition of another Person and all dividends and distributions of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable for, directly or indirectly, as obligor, Guarantor or otherwise. For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Certificate of Designation; provided that if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any Guarantees at such date; provided that for purposes of calculating the amount of any Indebtedness issued prior to the Issue Date with an original issue discount ("Discounted Indebtedness") outstanding at any date, the amount of such Discounted Indebtedness shall be the Accreted Value (as defined in the relevant indenture) thereof as of such date unless cash interest has commenced to accrue pursuant to the relevant indenture, in which case the amount of the Discounted Indebtedness outstanding will be determined pursuant to the relevant indenture and will not include any accrued and unpaid cash interest which would otherwise be included in Accreted Value because of clause (iii) of the definition thereof in the relevant indenture.

                  "Independent Financial Advisor" means, as of any date of determination, a Financial Advisor that has not been retained by the Corporation, other than to perform an equity valuation, within the preceding twelve months of such date of determination. The Independent Financial Advisor may be compensated and indemnified by the Corporation as may be customary for opinions or services it provides as an Independent Financial Advisor.

                  "Initial Shares" means the shares of Series A Convertible Preferred Stock issued by the Corporation on the Issue Date.

                  "Interest Hedging Obligation" means, with respect to any Person, an obligation of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Subsidiaries' exposure to fluctuations in interest rates.

                  "Investment" in any Person means any direct, indirect or contingent (i) advance or loan to, Guarantee of any Indebtedness of, extension of credit or capital contribution to such Person, (ii) the acquisition of any shares of Capital Stock, bonds, notes, debentures or other securities of such Person, or (iii) the acquisition, by purchase or otherwise, of all or substantially all of the business, assets or stock or other evidence of beneficial ownership of such Person; provided that the Investments shall exclude commercially reasonable extensions of trade credit. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto and minus the amount of any portion of such investment repaid to such person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any property other than cash, such property shall be valued at its Fair Market Value at the time of such transfer.

                  "Issue Date" means the date of initial issuance of the Series A Convertible Preferred Stock.

                  "Junior Stock" has the meaning set forth in Section 2 below.

                  "Lien" means, with respect to any property or other asset, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or title retention agreement having substantially the same economic effect as any of the foregoing).

                  "Liquidation Preference" has the meaning set forth in Section 4 below.

                  "Mandatory Conversion Date" has the meaning set forth in
Section 5(b) below.

                  "Mandatory Conversion Notice" has the meaning set forth in
Section 5(b) below.

                  "Metropolitan Area" means the metropolitan areas in which the Corporation, as of the Issue Date, has a Fiber Network and other metropolitan areas deemed in the reasonable business judgment of the management of the Corporation to provide an opportunity for the building and operation of such a Fiber Network with the reasonable potential to produce financial results for the Corporation at least substantially comparable to the metropolitan areas in which the Corporation has such operational Fiber Networks.

                  "National Securities Exchange" means any national securities exchange and shall include The NASDAQ Stock Market or any successor market thereto.

                  "NASDAQ" means The NASDAQ Stock Market and any related body.

                  "NASDAQ Rule" means any rule or other requirement or any criteria for listing or continued trading of NASDAQ.

                  "Optional Conversion Date" has the meaning set forth in
Section 5(a).

                  "Optional Conversion Notice" has the meaning set forth in
Section 5(a) below.

                  "Parent" means, with respect to any corporation or other entity, an entity that, directly or indirectly, owns, at the time, a majority of the voting interest of such corporation or other entity.

                  "Parity Stock" has the meaning set forth in Section 2 below.

                  "Payment Default" has the meaning set forth in Section 8(b)(ii) below.

                  "Permitted Liens" means (i) Liens on property or assets of a Person existing at the time such Person is merged into or consolidated with the Corporation or any Subsidiary of the Corporation, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Corporation or any of its Subsidiaries other than the property or assets subject to such Liens prior to such merger or consolidation; (ii) Liens on Telecommunications Related Assets existing during the time of the construction thereof; (iii) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business consistent with industry practice; (iv) Liens existing as of the Issue Date; (v) Liens to secure borrowings permitted under Section 8(a)(ii)(A) hereof (including any such liens arising in connection with a Secured Credit Facility); (vi) any Lien on property of the Corporation in favor of the United States of America or any state thereof, or any instrumentality of either, to secure certain payments pursuant to any contract or statute; (vii) any Lien for taxes or assessments or other governmental charges or levies not then due and payable or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP); (viii) easements, rights-of-way, licenses and other similar restrictions on the issue of properties or minor imperfections of title that, in the aggregate, are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business or the Corporation or its Subsidiaries; (ix) any Lien to secure obligations under workmen's compensation laws or similar legislation, including any Lien with respect to judgments that are not currently dischargeable; (x) any statutory warehousemen's, materialmen's or other similar Liens for sums not then due and payable (or which, if due and payable are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP): (xi) any interest or title of a lessor in property subject to a Capital Lease Obligation; (xii) Liens to secure any Vendor Debt; provided that such Liens do not extend to any property or assets other than the property or assets the acquisition of which was financed by such Indebtedness; (xiii) Liens in favor of the Corporation or any Restricted Subsidiary; (xiv) Liens on property or assets of a Person existing prior to the time such Person is acquired by the Corporation as a result of (a) Investments by the Corporation or a Restricted Subsidiary in or in respect of a Person to the extent the consideration for such Investment consists of shares of Qualified Stock of the Corporation or (b) Investments in certain joint venture entities, provided that such Liens were in existence prior to the contemplation of such Investment and do not secure any property or assets of the Corporation or any of its Subsidiaries other than the property or assets subject to such Liens prior to such Investment; (xv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xvi) Liens on the escrow account for the 2007 Notes and all funds and securities therein securing only the 2007 Notes equally and ratably; and (xvii) Liens to secure any permitted extension, renewal refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (i) through (v) and (xii), provided that such Liens do not extend to any other property or assets and the principal amount of the Indebtedness secured by such Liens is not increased.

                  "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Preferred Stock" means, with respect to any person, Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                  "Pro Forma EBITDA" means, for any Person, for any period, the EBITDA of such Person as determined on a consolidated basis in accordance with GAAP consistently applied, after giving effect to the following: (i) if, during or after such period, such Person or any of its Subsidiaries shall have made any Asset Sale, Pro Forma EBITDA for such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Pro Form EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period and (ii) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a

Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to such Asset Sale or the acquisition of such Person or business, as the case may be, as if such acquisition had been completed as of the beginning of such period, and (iii) if, during or after such period, such Person or any of its Subsidiaries incurs any Indebtedness (including without limitation, any Acquired Indebtedness) or issues any Disqualified Stock, Pro Forma EBITDA shall be computed so as to give pro forma effect (including pro forma application of the proceeds therefrom) thereto as if such Indebtedness or Disqualified Stock had been incurred as of the beginning of such period.

                  "Purchase Agreements" means the Purchase Agreement dated February 18, 2000 between the Corporation and The Huff Alternative Income Fund, L.P. ("Huff"), the Purchase Agreement dated February 18, 2000 among the Corporation, Greenwich Street Capital Partners II, L.P., GSCP Offshore Fund, L.P., Greenwich Fund, L.P., Greenwich Street Employees Fund, L.P. and TRV Executive Fund L.P. (collectively, "Greenwich"), and the Purchase Agreement dated February 18, 2000 between the Corporation and The Honeywell International Inc. Master Retirement Trust ("Honeywell").

                  "Qualified Stock" of any Person means a class of Capital Stock other than Disqualified Stock.

                  "Record Date" has the meaning set forth in Section 3(a) below.

                  "Refinancing Indebtedness" means Indebtedness issued in exchange for, or the proceeds of which are used to refinance, repurchase, replace, refund or defease other Indebtedness.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date among the Corporation, The Huff Alternative Income Fund, L.P., Greenwich Street Capital Partners II, L.P., GSCP Offshore Fund, L.P., Greenwich Fund, L.P., Greenwich Street Employees Fund, L.P. and TRV Executive Fund L.P. and such other parties as become signatories thereto.

                  "Registration Statement" means a registration statement under the Securities Act filed by the Corporation with the Commission pursuant to the provisions of the Registration Rights Agreement.

                  "Restricted Subsidiary" means any Subsidiary of the Corporation that has not been classified as an "Unrestricted Subsidiary".

                  "Rights" means rights, options or warrants for the purchase of, or securities convertible into or exchangeable for, common stock.

                  "Rule 144" means Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the Commission.

                  "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

                  "Secured Credit Facility" means the AT&T Facility and the Goldman Facility each as in effect on the Issue Date, and additional secured credit agreements to which the Corporation is or becomes a party, in an aggregate amount not to exceed $35.0 million, and all related amendments, notes, collateral documents, guarantees, instruments and other agreement executed in connection therewith, as the same may be amended, modified, supplemented, restated, renewed, extended, refinanced, substituted or replaced from time to time.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Senior Stock" has the meaning set forth in Section 2 below.

                  "Shelf Registration Statement" means a Registration Statement with respect to the offer and sale of shares of Series A Convertible Preferred Stock (and the shares of Common Stock issuable upon conversion of, or payable as dividends on, such shares of Series A Convertible Preferred Stock) by the holders thereof.

                  "Stated Value" has the meaning set forth above.

                  "Stockholder Approval" means the affirmative vote of the holders of a majority of the shares of the Corporation's Common Stock present in person or by proxy at a meeting of the stockholders of the Corporation duly called and held (and at which a quorum is present).

                  "Subsidiary" means, with respect to any Person, (i) any corporation more than 50% of the outstanding shares of Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person, (ii) any general partnership, joint venture or similar entity, more than 50% of the outstanding partnership or similar interests in which are owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person and (iii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner.

                  "Successor" has the meaning set forth in Section 8(b) below.

                  "Surviving Entity" has the meaning set forth in Section 8(b)(i) below.

                  "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) creating, developing or marketing communication-related network equipment, software and other devices for use in (i) above or (iii) evaluating, participating or pursuing any other activity or opportunity that is related to those specified in
(i) or (ii) above.

                  "Telecommunications Related Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

                  "Total Equity Market Capitalization" of any Person means, as of any day of determination, the sum of (1) the product of (A) the aggregate number of outstanding primary shares of common stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into or exercisable for, shares of common stock of such person) multiplied by (B) the average closing price of such common stock over the 20 consecutive trading days immediately preceding such day, plus (ii) the liquidation value of any outstanding shares of Preferred Stock of such Person on such day.

                  "Total Market Capitalization" of any Person mean, as of any day of determination, the sum of (1) the consolidated Indebtedness of such Person and its Subsidiaries on such day, plus (2) the product of (i) the aggregate number of outstanding primary shares of common stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of such Person) and
(ii) the average closing price of such common stock of the 20 consecutive trading days immediately preceding such day, plus (3) the liquidation value of any outstanding shares of Preferred Stock of such Person on such day, less (4) cash and cash equivalents as presented on such Person's consolidated balance sheet on such date. If no such closing price exists with respect to shares of such common stock, the value of such shares for purposes of clause (2) of the preceding sentence shall be determined by an Independent Financial Advisor retained by the Corporation, subject to the prior approval of the Holders of a majority of the outstanding shares of Series A Convertible Preferred Stock.

                  "Transfer Agent" means the entity designated from time to time by the Corporation to act as the registrar and transfer agent for the Series A Convertible Preferred Stock.

                  "12.75% Preferred Stock" has the meaning set forth in Section 2 below.

                  "Unrestricted Subsidiary" means any Subsidiary of the Corporation that the Corporation has classified as an "Unrestricted Subsidiary" and that has not been reclassified as a Restricted Subsidiary, pursuant to the terms of each of the indentures governing the Existing Notes.

                  "Value Report" has the meaning set forth in Section 5(f) below.

                  "Vendor Debt" means any purchase money Indebtedness of the Corporation or any Subsidiary incurred in connection with the acquisition of Telecommunications Related Assets.

                  "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

                  "Warrants" means the warrants exercisable to purchase shares of Common Stock issued by the Corporation pursuant to the Purchase Agreements, including, without limitation, the Change in Control Warrants (as defined in the Purchase Agreements).


                  2. Ranking

                  The Series A Convertible Preferred Stock shall, with respect to dividend rights and rights on the liquidation, winding-up and dissolution of the Corporation (as provided in Sections 3 and 4 below), rank (i) to the extent described below, senior to all classes of common stock and to each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors other than the Parity Stock and the Senior Stock (collectively referred to as "Junior Stock"), (ii) to the extent described below, on a parity with the Series A and Series B 12.75% Junior Redeemable Preferred Stock (the "12.75% Preferred Stock") and each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors with the affirmative vote or consent of the Holders of at least a majority of the outstanding shares of the Series A Convertible Preferred Stock, voting or consenting as a single class, the terms of which expressly provide that such class or series ranks on a parity with the Series A Convertible Preferred Stock as to dividend rights and rights on the liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Parity Stock") and (iii) junior to the 14.75% Redeemable Preferred Stock (the "14.75% Preferred Stock") and any future class of Preferred Stock established hereafter by the Board of Directors with the affirmative vote or consent of the Holders of at least a majority of the outstanding shares of the Series A Convertible Preferred Stock, voting or consenting as a single class, the terms of which expressly provide that such class ranks senior to the Series A Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as the "Senior Stock").

                  3. Dividends

                  (a) Beginning on the date of issuance of any shares of Series A Preferred Stock, the Holders of such shares of the Series A Convertible Preferred Stock shall be entitled to receive prior and in preference to (except as set forth below in Section 3(k)) declaration or payment of any dividend or distribution to the holders of any Junior Stock, and in addition to and not in limitation of the dividend rights provided in Section 3(g) below, dividends which shall accrue cumulatively on each share of Series A Convertible Preferred Stock at the rate and in the manner prescribed in this Section 3 from and including the date of issuance of such shares of Series A Preferred Stock through the earliest of (i) the date on which the conversion of such share of Series A Convertible Preferred Stock is effected or (ii) the date on which the Liquidation Preference in respect of the shares of Series A Convertible Preferred Stock is paid to the Holder of such shares in connection with the liquidation of the Corporation. The date on which the Corporation initially issues any share of Series A Convertible Preferred Stock shall be deemed to be its "date of issuance" regardless of the number of times a transfer of such share of Series A Convertible Preferred Stock is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share of Series A Convertible Preferred Stock.

                  (b) Dividends shall accrue on a daily basis from the date of issue on each share of Series A Convertible Preferred Stock at a rate per annum (computed on the basis of a 360-day year of twelve 30-day months), compounded quarterly (on each March 31, June 30, September 30 and December 31), of 7.0% of the Stated Value thereof plus 7.0% of the amount of the accrued but unpaid dividends thereon (such rate being subject to adjustment as provided in Sections 3(f), 3(h) and 3(j) below). Such dividends shall be paid in Common Stock (with the number of shares of Common Stock being calculated for such purpose in the same fashion as is set forth under Section 5(c) below).

                  (c) Dividends on the Series A Convertible Preferred Stock shall accrue whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. The Corporation shall take all actions required or permitted under the DGCL to permit the payment of dividends on the Series A Convertible Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with the DGCL, to make or keep funds legally available for the payment of dividends.

                  (d) Except as provided in Section 5(c) below, nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Corporation to pay or set apart for payment, any dividends on shares of the Series A Convertible Preferred Stock at any time.

                  (e) No dividend whatsoever (other than dividends payable in Common Stock) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series A Convertible Preferred Stock unless all dividends on all outstanding shares of Senior Stock for all preceding dividend periods in respect of such Senior Stock have been declared and paid, or declared and a sufficient sum set apart for the payment thereof.

                  (f) In the event of a Change of Control, and commencing as of the date such Change of Control is effective, cumulative dividends on the Series A Convertible Preferred Stock shall be reset to accrue at the rate per annum (computed on the basis of a 360-day year of twelve 30-day months), compounded quarterly as aforesaid, of 20.0% of the Stated Value thereof, plus accrued but unpaid dividends thereon.

                  (g) In addition to and not in limitation of the dividends provided for in Sections 3(a), 3(f) and 3(h) herein, the Holders of Series A Convertible Preferred Stock shall be entitled to receive dividends and other distributions equivalent to those declared or paid on Common Stock (including dividends and distributions of cash, property, assets, debt securities or Rights, but excluding any Rights covered by Sections 6(a), 6(b) or 6(c) below), determined as if the Series A Convertible Preferred Stock has been converted into Common Stock at the then effective Conversion Price and Dividend Shares have been distributed as contemplated by Section 5(c) below, and payable when, as and if declared by the Board of Directors on such Common Stock.

                  (h) Notwithstanding the provisions of Section 3(b) above, if the Corporation fails to obtain the Stockholder Approval prior to the expiration of 100 days following the Issue Date (to the extent such approval is required to permit, without contravention of any NASDAQ Rule, the issuance of shares of Series A Convertible Preferred Stock and Warrants which, in the aggregate, are convertible into or exchangeable for, or with respect to which dividends are payable in, Common Stock that exceeds 20% of the total outstanding Common Stock immediately prior to the Issue Date) then (i) the dividend rate of the Series A Convertible Preferred Stock shall be reset to accrue from and after the Issue Date at the rate per annum (computed on the basis of a 360-day year of twelve 30-day months), compounded quarterly as aforesaid, of 15.0% of the Stated Value thereof plus accrued but unpaid dividends thereon and (ii) other than the Initial Shares, no other shares of Series A Convertible Stock shall be issued by the Corporation.

                  (i) Notwithstanding any other provision of this Section 3, if at any time both the provisions of Section 3(f) and Section 3(h) apply, dividends on the Series A Convertible Preferred Stock shall accrue at the rate prescribed in Section 3(f) from and after the date a Change of Control is effective.

                  (j) Subject to the terms and provisions of the Registration Rights Agreement:

                           (i) If the Corporation fails to file a Shelf
                  Registration Statement prior to the Filing Date or the Shelf Registration Statement is not declared effective prior to the Effectiveness Date, or the Shelf Registration Statement is filed and declared effective prior to the Effectiveness Date but shall thereafter cease to be effective (at any time that the Corporation is obligated to maintain the effectiveness thereof) without being succeeded within 45 days by an additional Shelf Registration Statement, filed and declared effective, then, in recognition that the limited liquidity of the Series A Convertible Preferred Stock has deleteriously affected its value, additional dividends (the "Additional Dividends") shall accrue and cumulate on the Series A Convertible Preferred Stock as set forth in paragraphs (ii),
                  (iii) and (iv) below, respectively.

                           (ii) if the Shelf Registration Statement is not filed
                  prior to the Filing Date, Additional Dividends shall accrue and cumulate on the Series A Convertible Preferred Stock over and above the stated dividend at a rate of 0.50% per annum.

                           (iii) If the Shelf Registration Statement is not
                  declared effective prior to the Effectiveness Date, Additional Dividends shall accrue and cumulate on the Series A Convertible Preferred Stock over and above the stated dividend at a rate of 0.50% per annum.

                           (iv) If the Shelf Registration Statement has been
                  declared effective and ceases to be effective at any time that the Corporation is obligated to maintain the effectiveness thereof, unless an additional Shelf Registration Statement has been filed and declared effective within 45 days of the date on which the Shelf Registration Statement ceases to be effective, then Additional Dividends shall accrue on the Series A Convertible Preferred Stock over and above the stated dividend rate of 0.50% per annum commencing on the 45th day following the day such Shelf Registration Statement ceases to be effective.

                           (v) Notwithstanding paragraphs (i)-(iv) of this
                  Section 3(j), the Additional Dividends payable hereunder shall not exceed in the aggregate 0.50% per annum. In addition, (1) upon the filing of the Shelf Registration Statement (in the case of Section 3(j)(ii) above), (2) upon the effectiveness of the Shelf Registration Statement (in the case of Section 3(j)
                  (iii) above) or (3) upon the effectiveness of the Shelf Registration Statement that had ceased to remain effective (in the case of Section 3(j)(iv) above), the dividend rate on the Series A Convertible Preferred Stock shall revert to the dividend rate set forth in Section 3(a), 3(f) or 3(h), as applicable, and Additional Dividends on the Series A Convertible Preferred Stock shall cease to accrue and cumulate.

                  (k) Notwithstanding anything to the contrary herein, but subject to Section 8(e) below, and provided that all dividends which are then required to be paid under Section 3(g) above and Section 5(c) below have been paid in full (i) the Corporation may be permitted to pay dividends on Junior Stock consisting of Junior Stock and may be permitted to pay dividends on Parity Stock consisting of Junior Stock or Parity Stock, and (ii) the Corporation may pay cash dividends and make other cash distributions on Parity Stock or Junior Stock to the extent such payments are permitted by the Corporation's outstanding debt instruments.

                  4. Liquidation Preference

                  Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, each Holder of shares of the Series A Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after payment to the holders of any then outstanding Senior Stock (including, without limitation, the 14.75% Preferred Stock), but before any distribution is made on any Junior Stock (including, without limitation, Common Stock), an amount (such amount the "Liquidation Preference") equal to the greater of (i) the Stated Value per share of Series A Convertible Preferred Stock held by such Holder plus, to the extent permitted by law, an amount in cash equal to all accrued and unpaid dividends thereon (including accrued but unpaid dividends on such dividends) through the date fixed for liquidation, dissolution or winding-up ("Accrued Dividends") and
(ii) the liquidation value attributable to the shares of Common Stock into which such shares of Series A Convertible Preferred Stock are then convertible on an as-if-converted basis plus Accrued Dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation available for distribution to its stockholders, after payment of all amounts required to be paid to the holders of any then outstanding Senior Stock, are not sufficient to pay in full all amounts payable to the holders of outstanding shares of Series A Convertible Preferred Stock and all other Parity Stock, the Holders of the Series A Convertible Preferred Stock and the Parity Stock shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full liquidation preference and accrued and unpaid dividends to which each is entitled. After payment of the full amount of the Liquidation Preference, the

Holders of the Series A Convertible Preferred Stock will not be entitled to any further participation in any distribution of assets of the Corporation. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other entities, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding up of the business of the Corporation.

                  5. Conversion.

                  (a) Optional Conversion. Subject to the terms and conditions of this Section 5, the Holder of any share or shares of Series A Convertible Preferred Stock shall have the right, at such Holder's option at any time or from time to time, to convert all or any such shares of Series A Convertible Preferred Stock into such number of fully paid and non-assessable shares of Common Stock (the "Conversion Shares") as is obtained by dividing:

                           (i)(x) the number of shares of Series A Convertible
                  Preferred Stock so to be converted, multiplied by (y) the Stated Value of such shares; by

                           (ii) the conversion price of $7.91 per share of
                  Series A Convertible Preferred Stock (as adjusted upon the occurrence of any event described in Section 6 hereof, the "Conversion Price").

                  Such rights of conversion shall be exercised by the Holder thereof by giving written notice (the "Optional Conversion Notice") to the Corporation that the Holder elects to convert a stated number of shares of Series A Convertible Preferred Stock into Conversion Shares and by surrender of a certificate or certificates representing such shares of Series A Convertible Preferred Stock to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), at the office of the Transfer Agent at any time during its usual business hours, together with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock shall be issued. The date with respect to any optional conversion of Series A Convertible Preferred Stock is effective (the "Optional Conversion Date") shall be the date on which the Optional Conversion Notice, together with the shares of Series A Convertible Preferred Stock to be converted pursuant to such notice, have been delivered and received in accordance with this Section 5.

                  (b) Mandatory Conversion. If not converted by the Holders thereof on or prior to the third anniversary of the Issue Date (the "Conversion Trigger Date"), the Series A Convertible Preferred Stock may be converted by the Corporation into Conversion Shares at the Conversion Price if, for any period of 30 consecutive trading days following the Conversion Trigger Date, the closing price for the Common Stock is equal to or greater than 175% of the Conversion Price on each of such trading days. In the event the Corporation determines to effect such mandatory conversion of the Series A Convertible Preferred Stock, the Corporation shall, within 30 days after the expiration of the 30 day trading period described above, send written notice (the "Mandatory Conversion Notice") by first class mail, postage prepaid, to each Holder of record of the Series A Convertible Preferred Stock at such Holder's address as it appears on the stock books of the Corporation, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for conversion of any shares of Series A Convertible Preferred Stock, except as to the Holder or Holders to whom the Corporation has failed to give said notice or except as to the Holder or Holders whose notice was finally judicially determined by a court of competent jurisdiction to be defective. The Mandatory Conversion Notice shall state :

                                    (A) the date fixed, which shall in no event
                           be later than 30 days after the date of the Mandatory Conversion Notice, for mandatory conversion of the Series A Convertible Preferred Stock (the "Mandatory Conversion Date");

                                    (B) the Conversion Price;

                                    (C) that the Holder is to surrender to the
                           Corporation, at the offices of the Transfer Agent and in the manner designated, his certificate or certificates representing the shares of Series A Convertible Preferred Stock to be converted;

                                    (D) that dividends of the shares of Series A
                           Convertible Preferred Stock converted shall cease to accumulate on such Mandatory Conversion Date; and

                                    (E) that the Holder shall receive a number
                           of Conversion Shares equal to (i) (x) the number of shares of Series A Convertible Preferred Stock held by such Holder, multiplied by (y) the stated value of such shares; divided by (ii) the Conversion Price

                  Following receipt of the Mandatory Conversion Notice, each Holder of shares of Series A Convertible Preferred Stock shall surrender the certificate or certificates representing such shares of Series A Convertible Preferred Stock to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), at the office of the Transfer Agent at any time during its usual business hours in the manner designated in the Mandatory Conversion Notice, together with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for Conversion Shares shall be issued.

                  (c) Treatment of Accrued Dividends Upon Conversion. Upon any conversion of shares of Series A Convertible Preferred Stock, all accrued but unpaid dividends thereon (including accrued but unpaid dividends on such dividends) through the Conversion Date shall be automatically converted into shares of Common Stock. The number of shares of Common Stock payable to such Holder pursuant to this Section 5(c) (such shares, together with any shares payable as dividends under Section 3(b), the "Dividend Shares") shall be determined as follows:

                           (i) in the event that the Stockholder Approval either
                  (A) is not required in order to permit the issuance of shares of Series A Convertible Preferred Stock which, in the aggregate, are convertible into Common Stock that exceeds 20% of the total outstanding Common Stock immediately prior to the Issue Date without the violation, breach or contravention of a NASDAQ Rule or (B) has been obtained, by dividing (x) the aggregate amount of accrued but unpaid dividends payable with respect to the shares of Series A Convertible Preferred Stock being converted by (y) the Conversion Price; or

                           (ii) in the event that the Stockholder Approval (A)
                  is required in order to permit the issuance of shares of Series A Convertible Preferred Stock which, in the aggregate are convertible into Common Stock that exceeds 20% of the total outstanding Common Stock immediately prior to the Issue Date without the violation, breach or contravention of any NASDAQ Rule and (B) has not been obtained, by dividing (x) the aggregate amount of accrued but unpaid dividends payable with respect to the shares of Series A Convertible Preferred Stock being converted by (y) the closing price of the Common Stock on the trading day immediately preceding the Issue Date (with such closing price being adjusted in accordance with the provisions of Section 6(f) upon the occurrence of any event specified in Section 6(a) or 6(b) below, as if such closing price were the Conversion Price).

                  (d) Procedures for Conversion. Promptly after the receipt by the Corporation of the surrendered certificate or certificates for the share or shares of Series A Convertible Preferred Stock being converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the Holder, registered in such name or names as such Holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole Conversion Shares issuable upon conversion of such share or shares of Series A Convertible Preferred Stock plus, the number of whole Dividend Shares issuable in respect of accumulated dividends pursuant to Section 5(c) above. With respect to each conversion of Series A Convertible Preferred Stock, to the extent permitted by law, such conversion shall be deemed to have been effected and the applicable Conversion Price shall be determined as of the close of business on the applicable Conversion Date, and at such time the rights of the Holder of such share or shares of shall cease and (i) with respect to any conversion pursuant to Section 5(a) above, the person or persons in whose name or names any certificate or certificates representing Conversion Shares and Dividend Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby or (ii) with respect to any conversion pursuant to Section 5(b) above, each certificate representing the share or shares of Series A Preferred Stock shall represent only the right of the Holder to receive a certificate or certificates representing the Conversion Shares and Dividend Shares to which he is entitled upon surrender of such certificate or certificates. As used herein, the term "Conversion Date" shall mean the Optional Conversion Date or the Mandatory Conversion Date, as applicable.

                  In the event that, in connection with a conversion pursuant to
Section 5(a) above, less than all of the shares represented by any surrendered certificate or certificates are converted into Conversion Shares, a new certificate representing the shares of Series A Convertible Preferred Stock not so converted shall be issued in the name or names or the persons designated by the Holder to receive such shares, subject to compliance with applicable laws to the extent such designation shall involve a transfer.

                  No fractional shares of Common Stock shall be issued upon conversion of the Series A Convertible Preferred Stock or upon issuance of Dividend Shares and the number of Conversion Shares and Dividend Shares to be issued shall be rounded to the nearest whole share. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this paragraph, be delivered upon any such conversion or upon issuance of Dividend Shares, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the Holder surrendering the Series A Convertible Preferred Stock for conversion an amount in cash equal to the Current Market Value of such fractional interest.

                  In addition, no shares of Series A Convertible Preferred Stock may be converted unless, prior to such conversion, any (i) applicable Hart-Scott-Rodino Act waiting period shall have expired; (ii) any consent, approval, authorization or order of the United States Federal Communications Commission necessary to allow such conversion shall have been obtained; and
(iii) any consent, approval, authorization or order of any U.S. state telecommunications regulatory authority or commission necessary to allow such conversion shall have been obtained, except where the absence of such state telecommunications regulatory authority or commission consent, approval, authorization or order would not have a material adverse affect on the Corporation.

                  (e) Current Market Value. For the purposes of any computation under this Certificate of Designation, the Current Market Value per share of Common Stock or of any other security (such share of Common Stock or other security herein referred to as a "security") at any date herein specified shall equal:

                           (i) if the security is not registered under the
                  Exchange Act, the value of the security determined as of such date by an Independent Financial Advisor selected by the Holders of a majority of the outstanding shares of Series A Convertible Preferred Stock, subject to the approval of the Corporation, such approval not to be unreasonably withheld, for the purpose of making such determination; or

                           (ii) if the security is registered under the Exchange
                  Act, the average of the daily market prices of the security for the 20 consecutive trading days immediately preceding such date or, if the security has been registered under the Exchange Act for less than 20 consecutive trading days before such date, the average of the daily market prices for all trading days preceding such date for which daily market prices are available. The daily market price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any National Securities Exchange, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, on the principal National Securities Exchange on which such security is listed or admitted, (B) in the case of a security not then listed or admitted to trading on any National Securities Exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Corporation, (C) in the case of a security not then listed or admitted to trading on any National Securities Exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation source or a newspaper of general circulation in The City of New York customarily published on each Business Day, designated by the Corporation, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported or (D) if the prices specified in clause (A), (B) or (C) are not available, the Current Market Value of a security shall be determined as if such security were not registered under the Exchange Act.

                  (f) Value Determination. If required pursuant to Section 5(e)(i), the Current Market Value shall be deemed to be equal to the value determined by an Independent Financial Advisor and set forth in a written report by such Independent

Financial Advisor (a "Value Report"). In making any determination of Current Market Value, such Independent Financial Advisor shall (i) use one or more valuation methods that, in its best professional judgment, it determines to be most appropriate and (ii) not take into account any discount for minority interests or lack of liquidity of the relevant security. The Corporation shall cause such Independent Financial Advisor to deliver the Value Report to the Board of Directors and Corporation, within 25 days of the appointment of such Independent Financial Advisor. The Value Report shall state the Current Market Value of the Common Stock and/or any other securities being valued, as of the date of determination, and shall contain a brief statement as to the nature and scope of the examination or investigation upon which the determination of value was made. The Corporation shall make the Value Report available for inspection by the Holders of Series A Convertible Preferred Stock. Any determination of Current Market Value in accordance with the provisions of this Section 5(f) shall be conclusive as to all Persons absent manifest error.


                  6. Adjustments. The Conversion Price and the number of Conversion Shares issuable upon conversion of the Series A Convertible Preferred Stock shall be subject to adjustment from time to time as follows:

                  (a) Adjustments for Change in Common Stock. If the Corporation at any time after the date of this Agreement:

                           (i) pays a dividend or makes any other distribution with respect to shares of its Common Stock in shares of any class or series of its capital stock, or other securities;

                           (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

                           (iii) combines its outstanding shares of Common Stock
                  into a smaller number of shares; or

                           (iv) issues any shares of its capital stock in a reclassification of the shares of its Common Stock (other than a reclassification in connection with a merger, consolidation or other business combination governed by Section 6(h) hereof);

                  The number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock, at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the Holder of any share or shares of Series A Convertible Preferred Stock converted after such time shall be entitled to receive the aggregate number of Conversion Shares and/or shares of other capital stock or other securities of the Corporation which, if such share or shares had been converted immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. An adjustment made pursuant to this Section 6(a) shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                  If at any time, as a result of an adjustment made pursuant to this Section 6(a), the Holder of any share or shares of Series A Convertible Preferred Stock thereafter converted becomes entitled to receive any securities other than Conversion Shares, the number of such other securities so receivable upon exercise of such share or shares of Series A Convertible Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Conversion Shares issuable upon conversion of the Series A Convertible Preferred Stock contained in this Section 6(a).

                  (b) Rights; Options; Warrants. If, at any time after the Issue Date, the Corporation shall issue or sell Rights (other than in an issuance subject to Section 6(a) hereof and any Rights referred to in Section 6(c)(iv) below) to all holders of shares of Common Stock, which Rights entitle the holders thereof to acquire shares of Common Stock at a price per share of Common Stock (determined by dividing (x) the sum of (A) the total amount receivable or received by the Corporation in consideration of the sale and issuance of such Rights, plus (B) the total consideration payable to the Corporation upon exercise, conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such Rights) that is lower than the Current Market Value price per share of Common Stock as of the record date for such issuance, the number of Conversion Shares thereafter shall be determined by multiplying the number of shares of Conversion Shares theretofore issuable upon the conversion of each share of Series A Convertible Preferred Stock by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Rights, plus (B) the number of shares of Common Stock offered for subscription or purchase pursuant to such Rights, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Rights, plus (B) the number of shares which the aggregate offering price of the total number of shares of Common Stock offered pursuant to such Rights would purchase at the then Current Market Value per share of Common Stock, as of the record date for such issuance. Such adjustment shall be made successively whenever such Rights are issued or sold and shall become effective on the date of issuance or sale retroactive to the record date for the determination of stockholders entitled to receive such Rights.

                  (c) Issuance of Shares of Common Stock at Lower Values. If, at any time after the Issue Date, the Corporation shall issue or sell any share of Common Stock or Right (excluding (i) any Right issued or sold in any transaction covered by

Section 6(a) or Section 6(b) hereof, (ii) any share of Common Stock issued or sold pursuant to a Right outstanding on the date of the Issue Date, (iii) any Right issued pursuant to the terms and conditions of a Purchase Agreement, including the Change In Control Warrants, (iv) any share of Common Stock issued or sold pursuant to a Right, if on the date such Right was issued, the exercise, conversion or exchange price per share of Common Stock with respect thereto was at least equal to the Current Market Value per share of Common Stock, (v) any share of Common Stock or Right issued or sold as consideration when any corporation or business is acquired, merged into or becomes part of the Corporation or a subsidiary of the Corporation in an arm's-length transaction between the Corporation and a Person other than an Affiliate of the Corporation,
(vi) any Rights which may be issued under a "shareholders' rights" plan and which trade with the Common Stock, (vii) any share of Common Stock or Right issued by the Corporation to its directors, officers or employees or any director, officer or employee of any of its Subsidiaries in the ordinary course of business in connection with any bona fide equity compensation plan, including any stock grant plan, stock option plan, stock purchase plan or pension or profit-sharing plan, and (viii) any shares of Common Stock sold at the then-current market price thereof in a registered underwritten offering) at a price per share of Common Stock (determined in the case of Rights, by dividing
(x) the sum of (A) the total amount receivable or received by the Corporation in consideration of the sale and issuance of such Rights, plus (B) the total consideration payable to the Corporation upon exercise, conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such Rights) that is lower than the Current Market Value per share of Common Stock immediately prior to such sale or issuance, the number of Conversion Shares thereafter issuable upon the conversion of each share of Series A Convertible Preferred Stock shall be determined by multiplying the number of Conversion Shares theretofore issuable upon the conversion of each share of Series A Convertible Preferred Stock by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such sale or issuance (determined as provided below), and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale or issuance, plus (B) the number of shares of Common Stock which the aggregate consideration received by the Corporation (determined as provided below) for such sale or issuance would purchase at such Current Market Value per share of Common Stock. Such adjustment shall be made successively whenever such Rights are issued or sold and shall be effective immediately after such issuance or sale.

                  For purposes of any adjustments made pursuant to this Section 6(c), the shares of Common Stock which the holder of any such Right shall be entitled to subscribe for or purchase pursuant to such Right shall be deemed to be issued and outstanding as of the date of the sale or issuance of such Right, and the consideration received by the Corporation therefor shall be deemed to be the consideration receivable or received by the Corporation for such Right, plus the consideration or premiums stated in such Right to be paid for the shares of Common Stock covered thereby. In case the Corporation shall sell and issue any share of Common Stock or any Right, for consideration consisting, in whole or in part, of property other than cash or cash equivalents, then in determining the "price per share of Common Stock" and the "consideration received by the Corporation" for purposes of the first sentence of this Section 6(c), the fair value of said property shall be determined by an Independent Financial Advisor selected by the Holders of a majority of the outstanding shares of Series A Convertible Preferred Stock, subject to the approval of the Corporation, such approval not to be unreasonably withheld, and notice of such determination shall promptly be distributed by the Corporation to each Holder of Series A Convertible Preferred Stock. In case the Corporation shall sell or issue any Right together with one or more other securities as part of a unit at a price per unit, then in determining the "price per share of Common Stock" and the "consideration received by the Corporation" for purposes of the first sentence of this Section 6(c), the fair value of such Right then being sold as part of such unit shall be determined by an Independent Financial Advisor selected by the Holders of a majority of the outstanding shares of Series A Convertible Preferred Stock, subject to the approval of the Corporation, such approval not to be unreasonably withheld, and notice of such determination shall promptly be distributed by the Corporation to each Holder of Series A Convertible Preferred Stock.

                  (d) Expiration of Rights, Options and Conversion Privileges. Upon the expiration of any unexercised Rights the issuance of which previously resulted in an adjustment hereunder, the Conversion Price and the number of Conversion Shares and Dividend Shares issuable upon conversion of each share of Series A Convertible Preferred Stock shall, upon such expiration, be readjusted so that thereafter the Conversion Price and the number of Conversion Shares and Dividend Shares issuable upon conversion of each share of Series A Preferred Stock shall be such as they would have been had they originally been adjusted as if (i) the only shares of Common Stock considered in the adjustment made with respect to such Rights were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Rights and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise plus the consideration, if any, actually received by the Corporation for issuance, sale or grant of all such Rights, whether or not exercised; provided that no such readjustment shall have the effect of increasing the Conversion Price by an amount, or decreasing the number of shares of Common Stock issuable upon conversion of each share of Series A Convertible Preferred Stock by a number, in excess of the amount or number, as the case may be, of the adjustment initially made with respect to the issuance or sale of such Rights.

                  (e) De Minimis Adjustments. No adjustment in the Conversion Price or number of Conversion Shares or Dividend Shares issuable upon conversion of any share of Series A Preferred Stock shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price or number of Conversion Shares and Dividend Shares issuable upon conversion of any share of Series A Convertible Preferred Stock, as the case may be; provided however, that any adjustments which by reason of this
Section 6(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share or nearest $.0001, as the case may be.

                  (f) Adjustment of Conversion Price. Whenever the number of Conversion Shares issuable upon conversion of any share of Series A Convertible Preferred Stock is adjusted, as herein provided, the Conversion Price per share of Common Stock payable upon conversion of each share of Series A Convertible Preferred Stock shall be adjusted (calculated to the nearest $.0001) so that it shall equal the price determined by multiplying such Conversion Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Conversion Shares issuable upon conversion of any share of Series A Convertible Preferred Stock immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

                  (g) Adjustments by Board. In addition to the foregoing adjustments, the Board of Directors may (but shall have no obligation to) make any other adjustment, as evidenced by a board resolution delivered to the Holders, to increase the number of Conversion Shares purchasable upon conversion of Series A Convertible Preferred Stock, (and/or the number of Dividends Shares issuable hereunder) or to decrease the Conversion Price (and/or the amount referred to in Section 5(c) (ii) (y) above) as it may, in good faith, deem desirable to protect the rights and benefits of Holders hereunder. Any adjustments made by the Board of Directors pursuant to this Section 6(g) shall be conclusive absent manifest error.

                  (h) Consolidation, Merger or Sale of Assets; Liquidation. Without limiting the provisions of Section 8(b) below, in the event that, at any time after the Issue Date, the Corporation consolidates with, merges with or into, or sells, transfers or otherwise disposes of all or substantially all of its property and assets to, any Person, and in connection therewith consideration is payable to holders of shares of Common Stock (or other securities or property into which the Series A Convertible Preferred Stock is then convertible), each share of Series A Convertible Preferred Stock shall, after such consolidation, merger or sale, entitle the Holder thereof to receive, upon conversion, the number of shares of Capital Stock or other securities or property (including cash) of the Corporation, or of such Person resulting from such consolidation or surviving such merger or to which such sale shall be made, or of the parent of such Person, as the case may be, that would have been distributable or payable on account of the shares of Common Stock (or other securities or property purchasable upon conversion of Series A Convertible Preferred Stock) had such Holder's shares of Series A Convertible Preferred Stock been converted (and Dividend Shares distributed) immediately prior to such merger, consolidation or sale (or, if applicable, any record date therefor); and in any such case, the provisions of this Certificate of Designation with respect to the rights and interests thereafter of the Holders of shares of Series A Convertible Preferred Stock shall be appropriately adjusted by the Board of Directors, in good faith, as evidenced by a board resolution delivered to the Holder; so as to be applicable, as nearly as reasonably possible, to any shares of Capital Stock or other securities or any property thereafter deliverable upon conversion of the Series A Convertible Preferred Stock. As a condition precedent to the consummation of any merger, consolidation or sale of assets described in this
Section 8(h), the Person resulting from such consolidation or merger or to which such sale has been made, or the parent of such Person, as the case may be, shall have and agree to maintain sufficient Capital Stock or other securities to reasonably ensure compliance with this Section 8(h) and otherwise take such actions as may be reasonably requested by the holder of a majority of the outstanding shares of Series A Convertible Preferred Stock to ensure such compliance.

                  (i) Limitation on Adjustments. Notwithstanding anything to the contrary contained herein, in the event that Stockholder Approval is necessary in order to permit the implementation of the provisions of Sections 6(b) or 6(c),as applicable (or any adjustment to the Conversion Price under Section 6(f) above triggered by an adjustment under Section 6(b) or 6(c)) without contravention of a NASDAQ Rule, (A) Sections 6(b) and 6(c) (and any adjustment to the Conversion Price under Section 6(f) triggered by an adjustment under
Section 6(b) or 6(c)) shall not be effective until such Stockholder Approval is obtained, and (B) the Corporation shall not (without the affirmative vote of Holders of a majority of the then outstanding shares of Series A Convertible Preferred Stock, voting or consenting as a single class) engage in any transaction which would trigger an adjustment under Section 6(b) or 6(c) until such Stockholder Approval has been obtained.

                  7. Voting Rights; Amendment; Waiver

                  (a) The Holders of record of shares of the Series A Convertible Preferred Stock, except as otherwise required under Delaware law or as set forth in this Certificate of Designation (including without limitation in Sections 7(b), (c) and (d) below), shall not be entitled or permitted to vote on any matter required or permitted to be voted on by the stockholders of the Corporation.

                  (b) The Holders of a majority of the then outstanding shares of Series A Convertible Preferred Stock may, by affirmative vote or consent of such Holders, voting or consenting as a single class, (i) waive compliance by the Corporation with any provisions of this Certificate of Designation; and/or
(ii) waive any default by the Corporation of its obligations set forth in
Section 8 hereunder; provided that no such waiver may be granted without the consent of each Holder of the then outstanding shares of Series A Convertible Preferred Stock affected thereby if such waiver adversely affects (i) the Conversion Price; (ii) the Conversion Date; (iii) the Liquidation Preference;
(iv) the dividend rates hereunder or the form or timing of the payment of dividends hereunder for the Series A Convertible Preferred Stock; or (v) the voting rights of the Series A Convertible Preferred Stock, including, without limitation, under this Section 7(b).

                  (c) The Corporation may not, without the affirmative vote or consent of the Holders of a majority of the then outstanding shares of Series A Convertible Preferred Stock, voting or consenting as a single class, (i) modify or amend any obligation or covenant of the Corporation hereunder; (ii) authorize, create (by reclassification or otherwise) or issue any Senior Stock (other than shares of 14.75% Preferred Stock outstanding on the Issue Date and additional shares of 14.75% Preferred Stock issuable as dividends on shares of 14.75% Preferred Stock, including as additional dividends (as defined in the certificate of designation with respect to the 14.75% Preferred Stock) or Parity Stock (other than shares of 12.75% Preferred Stock outstanding on the Issue Date and additional shares of 12.75 Preferred Stock issuable as dividends on shares of 12.75% Preferred Stock, including as additional dividends (as defined in the certificate of designation with respect to the 12.75% Preferred Stock)), or any security convertible into, exchangeable for or evidencing the right to purchase any Senior Stock or Parity Stock; (iii) the Corporation shall not hold any meeting of its stockholders or circulate or provide to its stockholders (or participate or assist in the circulation or provision of) any consent of its stockholders, which meeting of stockholders or consent is being held or circulated or provided for the purpose of considering the approval of a merger or consolidation to which the Corporation is a party, the sale, lease or exchange of all or substantially all of the Corporation's property and assets, or the dissolution of the Corporation, or any transactions similar to any of the foregoing, if such meeting would be held or such consent would be so circulated or provided on a date on or to prior six months after the Final Closing (as such term is defined in the Purchase Agreements) or, if there is no Final Closing, on or prior to six months after the Issue Date; or (iv) amend or otherwise alter or modify its by-laws or its Certificate of Incorporation or this Certificate of Designation so as to affect adversely the powers, rights or privileges of the Holders of the Series A Convertible Preferred Stock or reduce the time for any notice to which such Holders may be entitled, including without limitation any such amendment, modification or alteration of its bylaws, Certificate of Incorporation or this Certificate of Designation in connection with or as a result of any merger or consolidation of the Corporation; provided that no such modification, amendment, alteration or other change pursuant to the preceding clauses (i) and (iii) of this Section 7(c) may be made without the consent of each Holder of the then outstanding shares of Series A Convertible Preferred Stock affected thereby if it would adversely affect (A) the Conversion Price;
(B) the Conversion Date; (C) the Liquidation Preference; (D) the dividend rates hereunder or the form or timing of the payment of dividends hereunder for the Series A Convertible Preferred Stock; or (E) the voting rights of the Series A Convertible Preferred Stock, including, without limitation, under this
Section 7. Any amendment or modification to this Certificate of Designation which is favorable to Huff and does not treat all Holders uniformly shall apply equally to Greenwich.

                  (d) In any case in which the Holders of Series A Convertible Preferred Stock shall be entitled to vote, give a consent, make a determination or take any similar action under this Certificate of Designation or pursuant to Delaware law, each Holder of Series A Convertible Preferred Stock entitled to vote with respect to each such matter shall be entitled to one vote for each share of Series A Convertible Preferred Stock held. For all purposes of voting, giving a consent, making a determination or taking any similar actions are aforesaid, shares of Series A Convertible Preferred Stock held by the Corporation or any of its Subsidiaries shall not be deemed outstanding or entitled to vote.

                  (e) The Corporation in its sole discretion may, without the vote or consent of any Holders of the Series A Convertible Preferred Stock, amend or supplement this Certificate of Designation:

                           (i)  to provide for uncertificated Series A
                  Convertible Preferred Stock in addition to or in place of certificated Series A Convertible Preferred Stock; or

                           (ii) to make any change that would provide any
                  additional rights or benefits to the Holders of the Series A Convertible Preferred Stock.

                  8. Certain Covenants

                  (a) Incurrence of Indebtedness and Issuance of Disqualified Stock or Preferred Stock.

                           (i) The Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, for the payment of (collectively, "incur" and correctively, "incurred" and "incurrence") any Indebtedness (including, without limitation, Acquired Indebtedness) and shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of Subsidiary Preferred Stock; provided that the Corporation may incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue shares of Disqualified Stock or Subsidiary Preferred Stock if the Corporation's Consolidated Leverage Ratio as of the last day of the Corporation's most recently ended fiscal quarter for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred, or such Disqualified Stock or Subsidiary Preferred Stock is issued, as the case may be, would have been greater than zero and less than 5.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Subsidiary Preferred Stock had been issued, as the case may be, at the beginning of such fiscal quarter.

                           (ii) The provisions of Section 8(a)(i) shall not
                  apply to:

                                    (A) the incurrence of Indebtedness by the
                           Corporation or any Subsidiary pursuant to Credit Agreement(s); provided that the aggregate principal amount of Indebtedness under such Credit Agreement(s) at any one time outstanding under this clause (A) does not exceed $200.0 million for the Corporation and all of its Subsidiaries combined;

                                    (B) Existing Indebtedness (including all
                           amounts that accrue thereon);

                                    (C) the incurrence of Vendor Debt by the
                           Corporation or any Subsidiary; provided that the aggregate principal amount of such Vendor Debt does not exceed 80% of the purchase price or cost of the construction, acquisition or improvement of the applicable Telecommunications Related Assets financed therewith (or 100% of the total cost of the Telecommunications Related Assets financed therewith if such Vendor Debt was extended for the purchase of tangible physical assets and was so financed by the vendor thereof or an affiliate of such vendor);

                                    (D) the incurrence by the Corporation or any
                           of its Restricted Subsidiaries of Refinancing Indebtedness with respect to Indebtedness permitted pursuant to clause (B) and (C) of this paragraph;

                                    (E) the incurrence of Indebtedness by the
                           Corporation not to exceed, at any one time outstanding, 2.0 times the sum of (1) the net cash proceeds received by the Corporation from the issuance and sale of the Series A Convertible Preferred Stock and the issuance and sale of any other class or series of its Capital Stock (other than Disqualified Stock) from and after the initial date of issuance of the 12.75% Preferred Stock plus
                           (2) the fair market value at the time of issuance of Capital Stock (other than Disqualified Stock) issued in connection with any acquisition of a Telecommunications Corporation, in each case to a Person other than a Subsidiary of the Corporation; and

                                    (F) the incurrence by the Corporation of
                           Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $100.0 million;

                           (iii) If an item of Indebtedness is permitted to be
                  incurred or an item of Disqualified Stock or Subsidiary Preferred Stock is permitted to be issued on the basis of one or more of clauses (A) through (F) of Section 8(a)(ii) above, or is permitted to be incurred on the basis of Section 8(a)(i) above, then the Corporation shall, in its sole discretion, classify such item in any manner that complies with Section 8(a) and such item shall be treated as having been incurred pursuant to only one of such clauses of Section 8(a)(ii) or pursuant to Section 8(a)(i). Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form of additional Indebtedness or shares of Capital Stock shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 8(a).

                           (iv) For purposes of this Section 8(a), in the event
                  that the Corporation proposes to incur Indebtedness pursuant to Section 8(a)(ii)(E) hereof, the Corporation shall, simultaneously with the incurrence of such Indebtedness, deliver to the Transfer Agent a resolution of the Board of Directors set forth in an Officer's Certificate stating that the sale or sales of Capital Stock forming the basis for the incurrence of such Indebtedness (i) constitutes an investment in the Corporation and (ii) has not been made for the purpose of circumventing Section 8(a) hereof. In the event that the Corporation rescinds, reverses or unwinds such sale of Capital Stock or otherwise returns or refunds all or any portion of the net cash proceeds of such sale of Capital Stock (whether by dividend, distribution or otherwise) within 270 days of the date of the incurrence of such Indebtedness, such Indebtedness shall be deemed to be incurred on the date of, and immediately after giving effect to, such rescission, reversal, unwinding, return or refund.

                  (b) Merger, Consolidation or Sale of Assets. The Corporation shall not in any transaction or series of transactions consolidate with, or merge with or into any other Person (other than a merger of a Restricted Subsidiary into the Corporation in which the Corporation is the continuing corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Corporation and the Restricted Subsidiaries taken as a whole, to any other Person (any Person referred to in this Section 8(b) above, a "Successor") unless:

                           (i) either (A) the Corporation is the continuing
                  corporation or (B) the corporation (if other than the Corporation) formed by such consolidation or into which the Corporation is merged, or the Person which acquires, by sale, assignment, transfer, lease, conveyance or other disposition, all or substantially all of the property and assets of the Corporation and the Restricted Subsidiaries taken as a whole (such corporation or Person, the "Surviving Entity"), shall be a corporation organized and validly existing under the laws of the United States of America, any political subdivision thereof, any state thereof or the District of Columbia and the Series A Convertible Preferred Stock shall be converted into or exchanged for, and shall become shares of, such

                  Surviving Entity, successor, transferee or resulting Person, having in respect of such Surviving Entity the same powers, preference and relative participating, optional or other special rights and qualifications, limitations or restrictions thereon, that the Series A Convertible Preferred Stock had with respect to the Corporation immediately prior to such transaction;

                           (ii) immediately after giving effect to such
                  transaction or series of related transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of related transactions) neither of the following events shall have occurred or resulted therefrom (A) the Corporation fails to comply with any of its covenants set forth in this Certificate of Designation and such failure continues for at least 30 consecutive days after receipt by the Corporation of notice of such failure from the Holders of at least 25% of the shares of Series A Convertible Preferred Stock then outstanding or (B) there occurs a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Corporation or any of its Subsidiaries (or the payment of which is guaranteed by the Corporation or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default (x) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (y) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more, at any time, in each case, after a 60-day period during which such Payment Default shall not have been cured or such acceleration rescinded; or

                           (iii) immediately after giving effect to such
                  transaction or series of related transaction on a pro forms basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of related transactions), the Corporation (or the Successor, if the Corporation is not continuing) would (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 8(a)(i) hereof or (B) have a Total Equity Market Capitalization of at least $750 million and total Indebtedness, net of cash and Cash Equivalents (as presented on the Corporation's consolidated balance sheet), in an amount less than 50% of its Total Market Capitalization.

                  (c) Dividend and Other Payment Restrictions Affecting Subsidiaries. The Corporation shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

                           (i)   (x) pay dividends or make any other
                  distributions to the Corporation or any of its Restricted Subsidiaries on its Capital Stock or (y) pay any Indebtedness owed to the Corporation or any of its Restricted Subsidiaries;

                           (ii) make loans or advances to the Corporation or any of its Restricted Subsidiaries;

                           (iii) transfer any of its properties or assets to the
                  Corporation or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

                                    (1) Existing Indebtedness as in effect on
                  the Issue Date;

                                    (2) any Credit Agreement creating or
                  evidencing Indebtedness permitted by Section 8(a)(ii)(A) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof;

                                    (3) any encumbrance or restriction pursuant
                  to an agreement relating to an acquisition of assets or property, so long as the encumbrances or restrictions in any agreement relate solely to the assets of property so acquired;

                                    (4) this Certificate of Designation or the
                  Series A Convertible Preferred Stock;

                                    (5) applicable law;

                                    (6) customary provisions restricting
                  subletting or assignment of any lease of the Corporation or any Restricted Subsidiary;

                                    (7) customary provisions in certain
                  agreements that restrict the assignment of such agreement or any rights thereunder;

                                    (8) purchase money obligations or Vendor
                  Debt for property acquired in the ordinary course of business that impose restrictions of the nature described in Section 8(c)(iii) on the property so acquired;

                                    (9) any encumbrance or restriction relating
                  to any Indebtedness of any Restricted Subsidiary existing on the date on which such Restricted Subsidiary is acquired by the Corporation or any Restricted Subsidiary (other than Indebtedness issued by such Restricted Subsidiary in connection with or in anticipation of its acquisition);

                                    (10) any temporary encumbrance or
                  restriction with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

                                    (11) any restriction on the sale or other
                  disposition of assets or property securing Indebtedness as a result of a Permitted Lien on such assets or property; and

                                    (12) Refinancing Indebtedness; provided that
                  such encumbrances or restrictions are not materially more restrictive than those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  (d) Reports. Whether or not the Corporation is subject to
Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Corporation shall file with the Commission the annual reports, quarterly reports and other documents which the Corporation would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Corporation were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Corporation would have been required to file them. The Corporation shall also (whether or not it is required to file reports with the Commission), within 30 days of each Required Filing Date, (1) transmit by mail to all Holders of the Series A Convertible Preferred Stock, as their names and addresses appear on the records of the Transfer Agent and to any Persons that request such reports in writing, without cost to such holders or Persons, and (ii) file with the Transfer Agent copies of the annual reports, quarterly reports and other documents (without exhibits) which the Corporation has filed or would have filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, any successor provisions thereto or this covenant. The Corporation shall not be required to file any report or other information with the Commission if the Commission does not permit such filing.

                  (e) Default. Unless such default is waived by the Holders of the Series A Convertible Preferred Stock in the manner set forth in Section 7(b), in the event of any default by the Corporation in the performance of any covenant set forth in this Section 8, if such default is not cured by the Corporation within 30 days following notice to the Corporation from Holders of no less than 25% of the outstanding shares of Series A Convertible Preferred Stock of the existence of such default, or if the

Corporation is in default in its obligations under Section 3(g) or 5(c) or clause (ii) of Section 7(c) above, the Corporation shall not, throughout the period such default is continuing, declare, pay or set aside for payment any dividends on any Junior Stock or Parity Stock (or pay-in- kind dividends pursuant to the certificate of designation for the 12.75% Preferred Stock) or purchase or redeem any shares of Junior Stock or Parity Stock (other than mandatory redemption pursuant to the certificate of designation of the 12.75% Preferred Stock). Nothing in this Section 8(e) is intended to limit any other right or remedy to which the Holders of Series A Convertible Preferred Stock are otherwise entitled. Notwithstanding any of the foregoing, a default under
Section 8(a), 8(b), 8(c) or 8(d) shall be automatically deemed waived by the Holders if the holders of 12.75% Preferred Stock have, in accordance with the provisions of Section 6(h) the certificate of designation of the 12.75% Preferred Stock (the "12.75% Certificate of Designation"), waived (including by way of amendment) the Corporation's default under the corresponding provisions (Sections 8(a), 8(b), 8(c) and 8(d), respectively) of the 12.75% Certificate of Designation.


                  9. Payment

                  (a) All amounts payable in cash with respect to the Series A Convertible Preferred Stock shall be payable in United States dollars at the office or agency of the Corporation maintained for such purpose within the City and State of New York or, at the option of the Corporation, payment of dividends (if any) may be made by check mailed to the Holders of the Series A Convertible Preferred Stock at their respective addresses set forth in the register of Holders of Series A Convertible Preferred Stock maintained by the Transfer Agent.

                  (b) Any payment on the Series A Convertible Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date, provided that dividends shall continue to accrue until such next succeeding Business Day.

                  (c) The Corporation will initially act as the "Transfer Agent" and the "Paying Agent." The Corporation may at any time terminate the appointment of any Paying Agent and appoint additional or other Paying Agents; provided that until the Series A Convertible Preferred Stock has been delivered to the Corporation for cancellation, or moneys sufficient to pay the Liquidation Preference of the Series A Convertible Preferred Stock plus, without duplication, accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period) thereon shall have been made available for payment and either paid or returned to the Corporation as provided in this Certificate of Designation, the Corporation shall maintain an office or agency in the Borough of Manhattan, The City of New York for surrender of shares of Series A Convertible Preferred Stock for payment and exchange.

                  (d) All moneys and shares of Series A Convertible Preferred Stock deposited by the Corporation with any Paying Agent or held by the Corporation in trust for the payment of the Liquidation Preference and accumulated and unpaid dividends on the Series A Convertible Preferred Stock, which moneys and shares remain unclaimed at the end of two years after such payment has become due and payable shall be repaid to the Corporation, and the Holder of the shares of Series A Convertible Preferred Stock in respect of which such moneys and shares were so deposited or held in trust shall thereafter look only to Corporation for payment thereof.

                  10. Reissuance of Shares of Series A Convertible Preferred
Stock

                  Shares of Series A Convertible Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of Preferred Stock of the Corporation undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock of the Corporation, including the Series A Convertible Preferred Stock, provided that any issuance or reissuance of such shares as Series A Convertible Preferred Stock must be in compliance with the terms thereof.


                  11. Headings of Subdivisions

                  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.


                  12. Severability of Provisions

                  If any powers, preferences and relative, participating, optional and other special rights of the Series A Convertible Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Certificate of Designation (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other powers, preferences and relative, participating, optional and other special rights of the Series A Convertible Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Certificate of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable powers, preferences and relative, participating, optional and other special rights of the Series A Convertible Preferred Stock and the qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no powers, preferences and relative, participating, optional or other special rights of the Series A Convertible Preferred Stock and the qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such powers, preferences and relative, participating, optional or other special rights of Series A Convertible Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

                                                                       EXHIBIT C

                                    EXHIBIT C










================================================================================



                          REGISTRATION RIGHTS AGREEMENT

                            Dated as of March 1, 2000

                                      among

                         E. SPIRE COMMUNICATIONS, INC.,

                     THE HUFF ALTERNATIVE INCOME FUND, L.P.,

                   GREENWICH STREET CAPITAL PARTNERS II, L.P.,
                            GSCP OFFSHORE FUND, L.P.,
                              GREENWICH FUND, L.P.,
                     GREENWICH STREET EMPLOYEES FUND, L.P.,
                          TRV EXECUTIVE FUND, L.P. and

               such other Parties as may become Signatories hereto

                      Series A Convertible Preferred Stock




================================================================================

TABLE OF CONTENTS

                                                                                           Page
ARTICLE I

         CERTAIN DEFINITIONS............................................................      2
         Section 1.1.  Certain Definitions..............................................      2
ARTICLE II

         ORIGINAL ISSUE OF WARRANTS.....................................................      8
         Section 2.1.  Form of Warrant Certificates and Dating..........................      8
         Section 2.2.  Legends..........................................................      8
ARTICLE III

         EXERCISE OF WARRANTS...........................................................      9
         Section 3.1.  Exercise Price...................................................      9
         Section 3.2.  Exercise; Restrictions on Exercise; Expiration...................      9
         Section 3.3.  Method of Exercise; Payment of Exercise Price....................     10
ARTICLE IV

         ADJUSTMENTS....................................................................     12
         Section 4.1.  Adjustments......................................................     12
         Section 4.2.  Notice of Adjustment.............................................     18
         Section 4.3.  Statement on Warrants............................................     18
         Section 4.4.  Notice of Consolidation, Merger or Sale of Assets................     18
         Section 4.5.  Fractional Interests.............................................     19
         Section 4.6.  No Dilution or Impairment........................................     19
         Section 4.7.  No Adjustments for Certain Issuances.............................     19
ARTICLE V

         DECREASE IN EXERCISE PRICE.....................................................     19
         Section 5.1.  Exercise Price...................................................     19
ARTICLE VI

         RESERVATION AND AUTHORIZATION OF COMMON SHARES.................................     20
         Section 6.1.  Reservation and Authorization....................................     20
         Section 6.2.  Covenant Regarding Securities....................................     20
         Section 6.3.  Registration.....................................................     20
ARTICLE VII

         WARRANT TRANSFER BOOKS; RESTRICTIONS ON TRANSFER...............................     21
         Section 7.1.  Transfer and Exchange............................................     21
         Section 7.2.  Special Transfer Provisions......................................     22
         Section 7.3.  Surrender of Warrant Certificates................................     22
         Section 7.4.  Rule 144 and Rule 144A Information...............................     23

ARTICLE VIII

         HOLDERS........................................................................     23
         Section 8.1.  Holder Not Deemed a Stockholder..................................     23
         Section 8.2.  Right of Action..................................................     23
ARTICLE IX

         REGISTRATION RIGHTS............................................................     23
         Section 9.1.  Intentionally omitted............................................     23
         Section 9.2.  Warrant Shelf Registration Statement.............................     24
(b)      Subsequent Shelf Registrations.................................................     24
(d)      Suspension of Shelf Registration...............................................     25
(e)      Deferral Period................................................................     25
ARTICLE X

         MISCELLANEOUS..................................................................     35
         Section 10.1.  Loss or Mutilation..............................................     35
         Section 10.2.  Payment of Taxes................................................     35
         Section 10.3.  No Merger, Consolidation or Sale of Assets or the Company.......     35
         Section 10.4.  Reports to Holders..............................................     36
         Section 10.5.  Notices.........................................................     36
         Section 10.6.  Subsequent Purchaser............................................     37
         Section 10.7.  Governing Law...................................................     38
         Section 10.8.  Headings........................................................     38
         Section 10.9.  Severability....................................................     38
         Section 10.10.  Amendment; Waiver..............................................     38
         Section 10.11.  No Inconsistent Agreements.....................................     38
         Section 10.12.  Counterparts...................................................     38
EXHIBIT A
         FORM OF WARRANT................................................................    A-1
WARRANTS TO PURCHASE SHARES OF COMMON STOCK.............................................    A-1
FORM OF REVERSE OF WARRANT..............................................................    A-4
FORM OF ASSIGNMENT......................................................................    A-5

                          REGISTRATION RIGHTS AGREEMENT


                  This Registration Rights Agreement (the "Agreement") is dated as of March 1, 2000, among e.spire Communications, Inc., a Delaware corporation (the "Company"), The Huff Alternative Income Fund, L.P. ("Huff"), Greenwich Street Capital Partners II, L.P., GSCP Offshore Fund, L.P., Greenwich Fund, L.P., Greenwich Street Employees Fund, L.P. and TRV Executive Fund, L.P. (collectively, "Greenwich", and collectively with Huff, the "Initial Purchasers") and such other parties who may be made a signatory hereto from time to time (the "Subsequent Purchasers," and, collectively with the Initial Purchasers, the "Purchasers").

                  WHEREAS, concurrently herewith, the Company has entered into the (i) Purchase Agreement, dated the date hereof with Huff (the "Huff Purchase Agreement"), pursuant to which the Company has agreed to issue and sell to Huff an aggregate of 100,000 Units (as defined herein), and (ii) Purchase Agreement, dated the date hereof with Greenwich (the "Greenwich Purchase Agreement," and, collectively with the Huff Purchase Agreement, the "Purchase Agreements"), pursuant to which the Company has agreed to issue and sell to Greenwich an aggregate of 25,000 Units.

                  WHEREAS, each Unit consists of (i) one (1) share of Series A Convertible Preferred Stock, par value $1.00 per share (the "Initial Preferred Stock"), initially convertible into 126.42225 shares of Common Stock (as defined herein) at a conversion price of $7.91 per share (subject to adjustment) and
(ii) one (1) warrant (the "Warrant") initially exercisable to purchase 44.1 shares of Common Stock at an exercise price of $9.89 per share (subject to adjustment).

                  WHEREAS, in addition to the sale of the Units to the Initial Purchasers, the Company has agreed to use its reasonable efforts to sell to other purchasers (which purchasers will exclude the Initial Purchasers) acceptable to the Company's Board of Directors up to $125 million of additional Units consisting of preferred stock (the "Additional Preferred Stock" and collectively, with the Initial Preferred Stock, the "Preferred Stock") and warrants on the same (or, as provided in the Purchase Agreements, more favorable to the Company) terms and conditions set forth in the Purchase Agreements.

                  WHEREAS, the execution and delivery of this Agreement is a condition to the Initial Purchasers' obligations to purchase the Units pursuant to the Purchase Agreements.

                  In consideration of the foregoing and of the agreements entered into in connection with the Purchase Agreements, the Company and the Purchasers hereby agree as follows:

1.       Definitions

                  As used in this Agreement, the following terms shall have the following meanings:

                  Additional Dividends: See Section 4 hereof.

                  Additional Preferred Stock: See recitals hereto.

                  Advice: See Section 5 hereof.

                  Agreement: See the introductory paragraphs hereto.

                  Certificate of Designation: The Certificate of Designation governing the Preferred Stock, as filed with the Secretary of State of the State of Delaware, as amended from time to time.

                  Closing Date: The date of each Closing (as defined in each of the Purchase Agreements).

                  Common Stock: Common stock, par value $.01 per share of the Company.

                  Company:  See the introductory paragraphs hereto.

                  Deferral Period: See Section 3(e) hereof.

                  Effectiveness Date: The 90th day after the Filing Date.

                  Effectiveness Period: See Section 3(a) hereof.

                  Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  Filing Date: The later of (i) the 60th day after the Issue Date and (ii) if Additional Preferred Stock is being sold by the Company, the 15th day after the Final Closing (as such term is defined in the Purchase Agreements).

                  Greenwich: See introductory paragraph hereto.

                  Greenwich Purchase Agreement: See recitals hereto.

                  Holder: Any registered holder of Registrable Securities.

                  Huff: See introductory paragraph hereto.

                  Huff Purchase Agreement: See recitals hereto.

                  Indemnified Person: See Section 7(c) hereof.

                  Indemnifying Person: See Section 7(c) hereof.

                  Initial Preferred Stock: See recitals hereto.

                  Initial Purchasers: See introductory paragraph hereto.

                  Initial Shelf Registration: See Section 3(a) hereof.

                  Inspectors: See Section 5(n) hereof.

                  Issue Date: The date on which the Preferred Stock was first issued and sold to the Initial Purchasers.

                  Losses: See Section 7(a) hereof.

                  Majority Holders: See Section 5 hereof.

                  NASD: See Section 5(r) hereof.

                  Participant: See Section 7(a) hereof.

                  Person: An individual, partnership, corporation, limited liability company, unincorporated association, trust or joint venture, or a governmental agency or political subdivision thereof.

                  Preferred Stock: See the recitals hereto.

                  Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  Purchase Agreements: See the recitals hereto.

                  Purchasers: See the introductory paragraph hereto.

                  Records: See Section 5(n) hereof.

                  Registrable Securities: The (A) shares of Preferred Stock, the shares of Common Stock issuable upon conversion thereof and as dividends thereon and (B) any other securities issued by the Company in exchange for, as a dividend on or in connection with a split of or other adjustment to the terms of any such security in the foregoing clause (A); such securities shall cease to be Registrable Securities on the date that is the earliest to occur of: (i) the date on which any such security has been effectively registered under the Securities Act and disposed of in accordance with a Registration Statement, (ii) the date on which such security is distributed to the public pursuant to Rule 144 or is eligible for sale pursuant to Rule 144(k) under the Securities

Act (provided, however, that, for so long as (but only for so long as) a Registration Statement remains in effect hereunder for Registrable Securities of a Holder, no Registrable Securities of any other Holder shall cease to be Registrable Securities solely because they are eligible for sale pursuant to Rule 144(k)) and (iii) the date on which such security ceases to be outstanding.

                  Registration Statement: Any registration statement of the Company filed with the SEC pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule
144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                  Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

                  SEC: The Securities and Exchange Commission.

                  Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  Shelf Registration: See Section 3(b) hereof.

                  Subsequent Purchaser: See introductory paragraph hereto.

                  Subsequent Shelf Registration: See Section 3(b) hereof.

                  Suspension Notice: See Section 3(d) hereof.

                  Suspension Period: See Section 3(d) hereof.

                  Transfer Agent: The Transfer Agent for the Preferred Stock or Common Stock.

                  Underwritten registration or underwritten offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.       Intentionally Omitted.

3.       Shelf Registration

                  (a) Shelf Registration. Subject to Section 3(e), the Company shall as promptly as reasonably practicable (but in any event prior to the Filing Date) file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Initial Shelf Registration"). The Initial Shelf Registration shall be on an appropriate form permitting registration of such Registrable Securities for resale by Holders.

                  The Company shall use its reasonable best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep the Initial Shelf Registration continuously effective under the Securities Act (the "Effectiveness Period") or such shorter period ending when (i) all Registrable Securities have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or
(ii) a Subsequent Shelf Registration covering all of the Registrable Securities has been declared effective under the Securities Act or (iii) there are no longer any Registrable Securities outstanding.

                  (b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale thereunder of all of the securities registered thereunder or there are no longer any Registrable Securities outstanding), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend the Initial Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such Registration Statement continuously effective until the end of the Effectiveness Period or such shorter period ending when (i) all Registrable Securities have been sold in the manner set forth and as contemplated in the Subsequent Shelf Registration or (ii) there are no longer any Registrable Securities outstanding. As used herein the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration.

                  (c) Supplements and Amendments. The Company shall use its reasonable best efforts to supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority of the shares of the Registrable Securities covered by such Registration Statement (on an as converted basis and taken together as a single class) or if reasonably requested by an underwriter, if any, of such Registrable Securities.

                  (d) Suspension of Shelf Registration. The Company's obligation to keep the Shelf Registration effective and usable for offers and sales of the Registrable Securities may be suspended by the Company if the Company, in good faith and for valid business reasons, determines that, without such suspension, the Company will suffer interference with any material financing, acquisition, corporate reorganization or other material transaction or development involving the Company. Any such period during which the Company fails to keep the Shelf Registration effective and usable for offers and sales of Registrable Securities is referred to as a "Suspension Period." A Suspension Period shall commence on and include the date that the Company gives written notice (the "Suspension Notice") to the Holders of Registrable Securities covered by the Shelf Registration that the Shelf Registration is no longer effective or the prospectus included therein is no longer usable for offers and sales of the Registrable Securities shall end on the earliest of (A) 90 days from the effective date of the Suspension Period or (B) the date the Holders of Registrable Securities covered by such registration are advised in writing by the Company that use of the prospectus may be resumed. Each Holder agrees that, upon receipt of any Suspension Notice, such Holder will forthwith discontinue (during the pendency of such Suspension Period) disposition of Registrable Securities pursuant to the Shelf Registration. During the pendency of any Suspension Period, the Company may not issue any securities, whether or not in a public offering, except for (i) issuances of Common Stock pursuant to an acquisition or other business combination transaction or upon exercise of options or warrants outstanding prior to such Suspension Period or (ii) pay-in-kind dividends, to the extent permitted, in respect of preferred stock outstanding prior to such Suspension Period. Notwithstanding anything to the contrary in this Section 3(d), the Company may only suspend the effectiveness of the Shelf Registration pursuant to this Section 3(d) if the Company suspends the effectiveness of any and all other registration statements maintained by the Company covering the Company's securities pursuant to Rule 415 or otherwise.

                  (e) Deferral Period. Notwithstanding anything to the contrary herein, the Company shall have the right to defer the filing of the Initial Shelf Registration pursuant to this Agreement for a period not to exceed 90 days after the Filing Date (the "Deferral Period") if, in the good faith determination of the Board of Directors of the Company, the filing of such Initial Shelf Registration would interfere with any material financing, acquisition, corporate reorganization or other material transaction or development involving the Company; provided, that during the pendency of any such Deferral Period, the Company may not issue any securities, whether or not in a public offering, except for (i) issuances of Common Stock pursuant to an acquisition or other business combination transaction or upon exercise of options or warrants outstanding prior to such Deferral Period or (ii) pay-in-kind dividends, to the extent permitted, in respect of preferred stock outstanding prior to such Deferral Period. In the event that the Company exercises its deferral rights pursuant to this Section 3(e), the Effectiveness Date shall be tolled for a period equal to the Deferral Period.

4.       Additional Dividends

                  The Company and the Purchasers agree that the Holders of Registrable Securities will suffer damages if the Company fails to fulfill its obligations under Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, without limiting any other rights or remedies the Holders may possess pursuant to this Agreement or under applicable law, the Company agrees to pay, as liquidated damages, additional dividends on the Preferred Stock (in either case, "Additional Dividends") under the circumstances and to the extent set forth in the Certificate of Designation and agrees that the Holders are entitled to injunctive and equitable relief without bond or security in the event of the Company's breach of any term or provision under Section 3.

5.       Registration Procedures

                  In connection with the filing of any Registration Statement pursuant to Section 3 hereof, the Company shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder the Company shall:

                  (a) Prepare and file with the SEC on or prior to the Filing Date, a Registration Statement as prescribed by Section 3 hereof, and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective as provided herein; provided, however, that, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including, if requested in writing, copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five business days prior to such filing). The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority of the Registrable Securities (on an as-converted basis and taken together as a single class) covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object within two business days after the receipt thereof.

                  (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period (or such shorter period as may be specified in Section 3(a) or 3(b)); cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented.

                  (c) Notify the selling Holders of Registrable Securities, their counsel and the managing underwriters, if any, reasonably promptly (but in any event within five business days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose,
(iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities the representations and warranties of the Company contained in any agreement, including an underwriting agreement, if any, contemplated by Section 5(m) hereof cease to be true and correct, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) of the Company's determination that a post-effective amendment to a Registration Statement would be appropriate.

                  (d) Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible moment.

                  (e) If requested by the managing underwriter or underwriters (if any), or the Holders of a majority of shares of Registrable Securities (on an as-converted basis and taken together as a single class) being sold in connection with an underwritten offering, if any, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders, or its counsel determine is reasonably necessary to be included therein and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment.

                  (f) Furnish to each selling Holder of Registrable Securities who so requests in writing and to counsel and each managing underwriter, if any, at the sole expense of the Company, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested in writing, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

                  (g) Deliver to each selling Holder of Registrable Securities, its respective counsel, and the underwriters, if any, at the sole expense of the Company, as many copies of the Prospectus (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request in writing; and, subject to the last paragraph of this Section 5, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Securities and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Securities covered by, such Prospectus and any amendment or supplement thereto.

                  (h) Prior to any public offering of Registrable Securities, to use its reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Securities, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, or the managing underwriter shall reasonably request; provided, however, that where Registrable Securities are offered other than through an underwritten offering, the Company agrees to cause the Company's counsel to perform Blue Sky investigations, if necessary, and file registrations and qualifications required to be filed pursuant to this Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or be subject to taxation in any jurisdiction in which it is not so subject.

                  (i) Cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

                  (j) Use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities in the United States except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

                  (k) Upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable prepare and (subject to Sections 3(d) and 5(a) hereof) file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (l) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Transfer Agent with certificates for the Registrable Securities (if any) in a form eligible for deposit with The Depository Trust Company and (ii) provide CUSIP numbers for the Registrable Securities.

                  (m) In connection with an underwritten offering, if any, of Registrable Securities pursuant to a Shelf Registration, enter into an underwriting agreement as is customary for the managing underwriter or underwriters in underwritten offerings of securities similar to the Preferred Stock and Common Stock and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Company and its subsidiaries (including any acquired business, properties or entity, if applicable) and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily requested by the managing underwriter or underwriters to be made by issuers to underwriters in underwritten offerings of securities similar to the Preferred Stock and Common Stock, and confirm the same in writing if and when requested; (ii) obtain the written opinion of counsel to the Company and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings of securities similar to the Preferred Stock and Common Stock and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iii) if entitled, obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of securities similar to the Preferred Stock and Common Stock and such other matters as reasonably requested by the managing underwriter or underwriters; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures in customary form and covering matters customarily covered in connection with underwritten offerings of securities similar to the Preferred Stock and Common Stock with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

                  (n) Make available for inspection by any selling Holder of the Registrable Securities being sold, the underwriter, if any, participating in any such disposition of Registrable Securities, and any attorney, accountant or other agent retained by any such selling Holder or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that Records that the Company determines, in good faith, to be confidential and which Records the Company notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (A) the Inspector provides prior written notice to the Company of such disclosure and
(B)(i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is, in the reasonable opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or any transactions contemplated hereby or arising hereunder or (iv) the information in such Records has been made generally available to the public (other than as a result of an impermissible disclosure or failure to safeguard by the Inspectors). Each selling holder of Registrable Securities will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is generally available to the public (other than as a result of an impermissible disclosure or failure to safeguard by such person). Each selling Holder of Registrable Securities will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential at the Company's sole expense.

                  (o) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90-days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                  (p) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with the filings, if any, required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

                  (q) Use its reasonable best efforts to take all other steps necessary or advisable to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

                  (r) Use its reasonable best efforts to have the shares of Common Stock issued upon conversion of the Preferred Stock listed on any national securities exchange or quotation system on or through which the Company's Common Stock is then listed or admitted to trading.

                  In any underwritten public offering, the underwriters that will administer the offering will be selected by Huff (if it is participating in such offering) or (if Huff is not so participating) by the Holders of a majority of the Registrable Securities (on an as-converted basis and taken together as a single class) participating in such offering (Huff or such other Holders, the "Majority Holders") with the prior written consent of the Company which consent shall not be unreasonably withheld. No Holder of Registrable Securities may participate in an underwritten public offering hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting agreements approved by the Majority Holders included in such offering and (b) completes and executes all customary and appropriate questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting agreements.

                  The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request. The Company may exclude from such registration the Registrable Securities of any seller who fails to furnish such information within 20 business days after receiving such request. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such seller not materially misleading.

                  Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities, that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v), or 5(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus to be sold by such Holder until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto.

6.       Registration Expenses

                  (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not a Shelf Registration is filed or becomes effective. Notwithstanding the foregoing, the Holders of any shares of Registrable Securities being registered shall pay all underwriting discounts, commissions and placement agent fees attributable to the sale of their securities.

                  (b) The Company shall reimburse the Holders of the Registrable Securities being registered in a Shelf Registration for the reasonable fees and disbursements for one counsel (in addition to appropriate local counsel) chosen by the Holders of a majority of the Registrable Securities (on an as-converted basis and taken together as a single class), all such reasonable fees and expenses not to exceed $50,000 in the aggregate.

7.       Indemnification

                  (a) The Company agrees to indemnify and hold harmless each Holder of shares of Registrable Securities and its affiliates, the officers, directors, employees, members, partners (whether general or limited) and agents of each such Person, and each Person, if any, who controls any such Person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, employees, members, partners (whether general or limited) and agents of each such control Person (each, a "Participant"), from and against any and all losses, claims, damages, expenses, penalties, costs of investigation and other liabilities (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted and whether or not such Participant is a party to any action or proceeding out of which such expenses arise) (collectively, "Losses") caused by, arising out of or based upon the Company's breach of any material obligation or covenant in this Agreement, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Losses are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Company in writing by such Participant expressly for use therein; provided, however, that the Company will not be required to indemnify a Participant (A) if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto and it is established in the related proceeding that such Participant failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Securities sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) shall have been determined by a court of competent jurisdiction by final and non-appealable judgment (or stipulated in a settlement agreement reached by all parties involved in any action or proceeding related to such claim) to have been the result of noncompliance by the Company with this Agreement or (B) if (i) such Participant disposed of Registrable Securities to the Person asserting a claim (based on an untrue statement or alleged untrue statement or omission or alleged omission) pursuant to a Shelf Registration and sent or delivered, or was required by law to send or deliver, a Prospectus to such Person in connection with such disposition, and (ii) such Participant actually received a Suspension Notice or other notice referred to in the penultimate paragraph of Section 5 prior to the date of such disposition and
(iii) such untrue statement or
alleged untrue statement or omission or alleged omission was the reason for the Suspension Notice or other notice referred in such penultimate paragraph of
Section 5.

                  (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers who sign the Registration Statement and each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Participant, but only (i) for Losses actually incurred by such Persons to the extent such Losses are based on information relating to such Participant furnished to the Company in writing by such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto or any preliminary prospectus or (ii) with respect to any untrue statement or representation made by such Participant in writing to the Company. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of its Registrable Securities under the relevant Registration Statement or Prospectus.

                  (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding; provided, however, that the failure to so notify the Indemnifying Person shall not relieve it of any obligation or liability which it may have hereunder or otherwise (unless and to the extent such Indemnifying Person has been materially prejudiced by such failure, including, without limitation, that such failure results in the forfeiture by the Indemnifying Person of substantial rights and defenses). In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person has failed to retain counsel reasonably satisfactory to the Indemnified Person and has assumed the Indemnified Person's defense in a timely fashion or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnified Person shall have been advised by counsel that the Indemnified Person may have available to it different defenses that those available to the Indemnifying Person or that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct due to differing interests between them. It is understood that, unless there exists a conflict among Indemnified Persons as described in the immediately preceding sentence, the Indemnifying Person shall not, in connection with any one such proceeding or separate but substantially similar related proceeding in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be advanced or reimbursed promptly as they are incurred. Any such separate firm for the Participants shall be designated in writing by the Holders of a majority of the Registrable Securities (on an as-converted basis and taken together as a single class) and any such separate firm for the Company, its directors, its officers and such control Persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final non-appealable judgment for the plaintiff for which the Indemnified Person is entitled to indemnification pursuant to this Agreement, the Indemnifying Person agrees to indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party, or indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional written release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Person.

                  (d) If the indemnification provided for in the first and second paragraphs of this Section 7 is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any Losses referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect (i) the relative benefits received by the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other from the offering of the Registrable Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Participant or such other Indemnified Person in writing expressly for use in the relevant Registration Statement, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of its Registrable Securities under the relevant Registration Statement or Prospectus.

                  (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Securities exceeds the amount of any Losses that such Participant has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (f) The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability that the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

8.       Rule 144

                  So long as any shares of Registrable Securities are outstanding, the Company will provide to holders of the Registrable Securities and file with the SEC copies of the annual reports and any of the information, documents and other reports that the Company would have been required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act regardless of whether the Company is obligated to file such reports. The Company further covenants for so long as any Registrable Securities remain outstanding, to make available to any Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities from such Holder or beneficial owner, the information required by Rule 144(c) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144.

9.       Miscellaneous

                  (a) Subsequent Purchaser. Each party who enters into a purchase agreement from time to time with the Company as an additional purchaser of the Additional Preferred Stock shall execute a counterpart to this Agreement and shall be deemed a Subsequent Purchaser. Such party shall be bound by all relevant terms and provisions contained herein pertaining to a Subsequent Purchaser and shall have all the rights and privileges contained herein granted to a Subsequent Purchaser; notwithstanding the foregoing, such party may also be a Holder bound by all relevant terms and provisions pertaining hereto and having all the rights and privileges pertaining hereto.

                  (b) No Inconsistent Agreements. The Company shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that conflicts with the provisions hereof.

                  (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Holders of not less than a majority of the then outstanding shares of Registrable Securities (on an as-converted basis and taken together as a single class); provided, however, that the definition of Registrable Securities, Sections 7 and 8 and this Section 9(c) may not be amended, modified or supplemented without the prior written consent of each Holder (including, for purposes of Section 7 only, any person who was a Holder of Registrable Securities disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions of this Agreement (other than the definition of Registrable Securities, Sections 7 and 8 and this Section 9(c)) with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of shares of the Registrable Securities (on an as-converted basis and taken together as a single class) being sold by such Holders pursuant to such Registration Statement. Any amendment, modification or supplement to this Agreement which is favorable to Huff and does not treat all Holders uniformly shall apply equally to Greenwich.

                  (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

                  1. if to a Holder of Registrable Securities, at the most current address of such Holder on the stock books of the Company with a copy in like manner to the Initial Purchasers as follows:


                           The Huff Alternative Income Fund L.P.
                           1776 On the Green
                           67 Park Place
                           Morristown, NJ 07960
                           Facsimile No:  (973) 984-5818
                           Attention:  Joseph Thornton, Esq.

                           with a copy to:

                           Proskauer Rose LLP
                           1585 Broadway
                           New York, NY 10036
                           Facsimile No:  (212) 969-2900
                           Attention:  Peter G. Samuels, Esq.

                                    - and -

                           Greenwich Street Capital Partners II, L.P.
                           GSCP Offshore Fund, L.P.
                           Greenwich Fund, L.P.
                           Greenwich Street Employees Fund, L.P.
                           TRV Executive Fund, L.P.
                           c/o  Greenwich Street Investments II, L.L.C.,
                                 General Partner
                           388 Greenwich Street
                           New York, NY  10010
                           Facsimile No.: (212) 816-0166
                           Attention:  Matthew Kaufman

                           with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, NY  10153
                           Facsimile No.: (212) 310-8007
                           Attention:  Michael Nissan, Esq.

                  2.       if to the Company, at the address as follows:

                           e.spire Communications, Inc.
                           12975 Worldgate Drive
                           Herndon, VA  21070
                           Facsimile No:  (703) 639-6023
                           Attention:  Riley M. Murphy, Esq.

                           with a copy to:

                           Davis, Polk & Wardwell
                           450 Lexington Avenue
                           New York, NY  10017
                           Facsimile No.:  (212) 450-4300
                           Attention:  Richard Drucker, Esq.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

                  (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including the Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Securities.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any counterpart executed by a Subsequent Purchaser shall, when so executed, be deemed to be an original and, taken together with all other counterparts executed in connection with this Agreement, shall constitute one and the same agreement.

                  (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (j) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of shares of Registrable Securities is required hereunder, Registrable Securities held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (k) Third Party Beneficiaries. Holders of Registrable Securities and Participants are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

                  (l) Entire Agreement. This Agreement, together with the Purchase Agreements and any purchase agreement entered into between the Subsequent Purchasers and the Company in connection with the issuance and sale of Additional Preferred Stock, are intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Purchasers on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                E.SPIRE COMMUNICATIONS, INC.

                                By:
                                     --------------------------------------
                                     Name:
                                     Title:


                                THE HUFF ALTERNATIVE INCOME FUND, L.P.

                                By:
                                     --------------------------------------
                                     Name:
                                     Title:


                                GREENWICH STREET CAPITAL PARTNERS II,
                                L.P.

                                By:  Greenwich Street Investors II, L.L.C.,
                                     general partner

                                By:
                                     --------------------------------------
                                     Name:
                                     Title:


                                GSCP OFFSHORE FUND L.P.

                                By:  Greenwich Street Investors II, L.L.C.,
                                     general partner

                                By:
                                     --------------------------------------
                                     Name:
                                     Title:


                                GREENWICH FUND, L.P.

                                By:  Greenwich Street Investors II, L.L.C.,
                                     general partner

                                By:
                                     --------------------------------------
                                     Name:
                                     Title:

                                GREENWICH STREET EMPLOYEES FUND, L.P.

                                By:  Greenwich Street Investors II, L.L.C.,
                                     general partner

                                By:
                                     --------------------------------------
                                     Name:
                                     Title:


                                TRV EXECUTIVE FUND, L.P.

                                By:  Greenwich Street Investors II, L.L.C.,
                                     general partner

                                By:
                                     --------------------------------------
                                     Name:
                                     Title:

Subsequent Purchaser:           THE HONEYWELL INTERNATIONAL INC.
                                MASTER RETIREMENT TRUST

                                By:  Northern Trust Company,
                                     as trustee


                                By:
                                     --------------------------------------
                                     Name:
                                     Title:

                                                                       EXHIBIT D

                                    EXHIBIT D














                                WARRANT AGREEMENT



                                      AMONG

                         E. SPIRE COMMUNICATIONS, INC.,

                     THE HUFF ALTERNATIVE INCOME FUND, L.P.,

                   GREENWICH STREET CAPITAL PARTNERS II, L.P.,
                            GSCP OFFSHORE FUND, L.P.,
                              GREENWICH FUND, L.P.,
                     GREENWICH STREET EMPLOYEES FUND, L.P.,
                          TRV EXECUTIVE FUND, L.P. AND

               SUCH OTHER PARTIES AS MAY BECOME SIGNATORIES HERETO



                            DATED AS OF MARCH 1, 2000

                                WARRANT AGREEMENT

                  This WARRANT AGREEMENT (the "Agreement") is dated as of March 1, 2000, among e.spire Communications, Inc., a Delaware corporation (the "Company"), The Huff Alternative Income Fund, L.P. ("Huff"), Greenwich Street Capital Partners II, L.P., GSCP Offshore Fund, L.P., Greenwich Fund, L.P., Greenwich Street Employees Fund, L.P. and TRV Executive Fund, L.P. (collectively, "Greenwich", and collectively with Huff, the "Initial Purchasers") and such other parties who may be made a signatory hereto from time to time (the "Subsequent Purchasers," and, collectively with the Initial Purchasers, the "Purchasers").

                  WHEREAS, concurrently herewith, the Company has entered into the (i) Purchase Agreement, dated the date hereof with Huff (the "Huff Purchase Agreement"), pursuant to which the Company has agreed to issue and sell to Huff an aggregate of 100,000 Units (as defined herein), and (ii) Purchase Agreement, dated the date hereof with Greenwich (the "Greenwich Purchase Agreement," and, collectively with the Huff Purchase Agreement, the "Purchase Agreements"), pursuant to which the Company has agreed to issue and sell to Greenwich an aggregate of 25,000 Units.

                  WHEREAS, each Unit consisting of (i) one (1) share of Series A Convertible Preferred Stock, par value $1.00 per share (the "Initial Preferred Stock"), initially convertible into 126.42225 shares of Common Stock (as defined herein) at an initial conversion price of $7.91 per share, subject to adjustments as set forth herein, and (ii) one (1) warrant (the "Initial Warrant"), initially exercisable to purchase an aggregate of 44.1 shares of Common Stock (the "Initial Warrant Shares"), at the Initial Warrant Exercise Price (as defined herein) per Initial Warrant Share, subject to adjustment as set forth herein. The Preferred Stock and the Initial Warrants will trade separately at all times.

                  WHEREAS, in addition to the sale of the Units to the Initial Purchasers, the Company has agreed to use its reasonable efforts to sell to other purchasers (which purchasers will exclude the Initial Purchasers) acceptable to the Company's Board of Directors up to $125 million of additional Units consisting of preferred stock (the "Additional Preferred Stock, and, collectively with the Initial Preferred Stock, the "Preferred Stock") and warrants (the "Additional Warrants") on the same (or, as provided in the Purchase Agreements, more favorable to the Company) terms and conditions set forth in the Purchase Agreements.

                  WHEREAS, pursuant to Section 6 (d)(iv) of each of the Purchase Agreements, Huff and Greenwich may also be entitled to receive, without further consideration, 25,000 and 6,250 additional warrants, respectively (collectively, the "Change of Control Warrants"), upon the occurrence of certain conditions set forth in each of the Purchase Agreements.


                  In consideration of the foregoing and of the agreements entered into in connection with the Purchase Agreements, and for the purpose of defining the term and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the Purchasers, the Company and the Purchasers hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

                  Section 1.1. Certain Definitions. For all purposes of this Agreement, except as otherwise expressly provided:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (2) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                  (3) "or" is not exclusive; and

                  (4) "including" means including without limitation.

                  "Additional Preferred Stock" has the meaning set forth in the recitals hereto.

                  "Additional Warrants" has the meaning set forth in the recitals hereto.

                  "Additional Warrant Exercise Price" means the exercise price equal to the Initial Warrant Exercise Price, subject to adjustment as set forth herein.

                  "Additional Warrant Shares" means 44.1 shares of Common Stock which a holder of one (1) Additional Warrant is entitled to purchase upon exercise thereof, subject to adjustment as set forth herein.

                  "Advice" has the meaning set forth in Section 9.3 herein.

                  "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "under common control with" and "controlled by"), and as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting stock, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the voting stock of a person shall be deemed to be control.

                  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

                  "Board Resolution" means a duly adopted resolution of the Board of Directors in full force and effect at the time of determination and certified as such by the Secretary or any Assistant Secretary of the Company.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law, executive order or regulation to close.

                  "Cashless Exercise" has the meaning set forth in Section 3.3(a) herein.

                  "Change of Control Warrants" has the meaning set forth in the recitals hereto.

                  "Change of Control Warrant Exercise Price" means the exercise price equal to the Initial Warrant Exercise Price, subject to adjustment as set forth herein.

                  "Change of Control Warrant Shares" means 44.1 shares of Common Stock which a holder of one (1) Change of Control Warrant is entitled to purchase upon exercise thereof, subject to adjustment as set forth herein.

                  "Clearing Agency" has the meaning set forth in Section 3(a)(23) of the Exchange Act.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the common stock, par value $.01 per share, of the Company and any other capital stock into which shares of such common stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution of, such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

                  "Company" means the party named as such in the preamble hereto until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means such successor.

                  "Current Market Value" has the meaning set forth in Section 4.1(f) herein.

                  "Effectiveness Date" means the 90th day after the Filing Date.

                  "Effectiveness Period" has the meaning set forth in Section 9.2(a) herein.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Exercise Price" means, (i) in the case of the Initial Warrants, the Initial Warrant Exercise Price, subject to adjustment as set forth herein, (ii) in the case of the Additional

Warrants, the Additional Warrant Exercise Price, subject to adjustment as set forth herein, (iii) in the case of the Change of Control Warrants, the Change of Control Warrant Exercise Price, subject to adjustment as set forth herein.

                  "Expiration Date" means the earlier of (i) the tenth anniversary of the Issue Date or (ii) the occurrence of an event which causes the termination of the terms under this Agreement.

                  "Deferral Period" has meaning set forth in Section 9.2(e) herein.

                  "Fair Value" has the meaning set forth in Section 4.1(d) herein.

                  "Filing Date" means the later of (i) the 60th day after the Issue Date and (ii) if Additional Preferred Stock is being sold by the Company, the 15th day after the Final Closing (as such term is defined in the Purchase Agreements).

                  "Financial Expert" means a nationally recognized investment banking firm.

                  "Greenwich" has the meaning set forth in the preamble herein.

                  "Greenwich Purchase Agreement" has the meaning set forth in the recitals herein.

                  "Holder" means the Person in whose name a Warrant Certificate is registered in the Warrant Register or, in the case of the Registrable Securities in Article IX of this Agreement, the holder of a Warrant and/or Warrant Shares.

                  "Huff" has the meaning set forth in the preamble herein.

                  "Huff Purchase Agreement" has the meaning set forth in the recitals herein.

                  "Indemnified Person" has the meaning set forth in Section 9.5(c) herein.

                  "Indemnifying Person" has the meaning set forth in Section 9.5(c) herein.

                  "Independent Financial Expert" means, as of any date of determination, a Financial Expert that has not been retained by the Company, other than to perform an equity valuation, within the preceding twelve months of such date of determination. The Independent Financial Expert may be compensated and indemnified by the Company as customary for opinions or services it provides as an Independent Financial Expert. The Company shall bear all of the fees and expenses of the Independent Financial Expert.

                  "Initial Preferred Stock" has the meaning set forth in the recitals herein.

                  "Initial Purchasers" has the meaning set forth in the preamble herein.

                  "Initial Shelf Registration" has the meaning set forth in
Section 9.2(a) herein.

                  "Inspectors" has the meaning set forth in Section 9.3(n).

                  "Initial Warrant" has the meaning set forth in the recitals herein.

                  "Initial Warrant Exercise Price" means the exercise price of $9.89, subject to adjustment as set forth herein.

                  "Initial Warrant Shares" has the meaning set forth in the preamble herein.

                  "Initial Sale" has the meaning set forth in Section 9.5(d) herein.

                  "Issue Date" means the date of the original issuance of the Warrants as set forth on the face of the Warrant Certificate.

                  "Majority Holders" means, as of any date of determination, the holders holding a majority of the Warrants (on an as-converted basis) and Warrant Shares then outstanding, taken together as one class.

                  "Managing Underwriters" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering under a Registration Statement.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "National Securities Exchange" shall mean any national securities exchange and shall include The Nasdaq Stock Market System or any successor market thereto.

                  "Participant" has the meaning set forth in Section 9.5(a) herein.

                  "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

                  "Preferred Stock" has the meaning set forth in the preamble herein.

                  "Private Placement Legend" means the legend in the form set forth in Section 2.2(a) herein.

                  "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Warrants or the Warrant Shares covered by such

Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

                  "Purchase Agreements" has the meaning set forth in the recitals herein.

                  "Purchasers" has the meaning set forth in the preamble herein.

                  "Records" has the meaning set forth in Section 9.3(n) herein.

                  "Registrable Securities" means the (A) Warrants and the Warrant Shares and (B) any other securities issued by the Company in exchange for, as a dividend on or in connection with a split of or other adjustment to the terms of any such security in the foregoing clause (A); such securities shall cease to be Registrable Securities on the date that is the earliest to occur of: (i) the date on which any such security has been effectively registered under the Securities Act and disposed of in accordance with a Registration Statement, (ii) the date on which such security is distributed to the public pursuant to Rule 144 or is eligible for sale pursuant to Rule 144(k) under the Securities Act (provided, however, that, for so long as (but only for so long as) a Registration Statement remains in effect hereunder for Registrable Securities of a Holder, no Registrable Securities of any other Holder shall cease to be Registrable Securities solely because they are eligible for sale pursuant to Rule 144(k)) and (iii) the date on which such security ceases to be outstanding.

                  "Registration Statement" means the Warrant Shelf Registration Statement (or a successor registration statement thereto), amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto, and all material incorporated by reference therein.

                  "Rights" means rights, options or warrants for the purchase of, or securities convertible into or exchangeable for, Common Stock.

                  "Rule 144" means Rule 144 under the Securities Act.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Rule 415" means Rule 415 promulgated under the Securities Act, as amended from time to time, or any similar rule adopted by the Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Shelf Registration" has the meaning set forth in Section 9.2(b) herein.

                  "Stock Decline" has the meaning set forth in Section 6(d)(ii) of each of the Purchase Agreements.

                  "Stockholder Approval" has the meaning set forth in the Purchase Agreements.

                  "Subsequent Purchasers" has the meaning set forth in the preamble herein.

                  "Subsequent Shelf Registration" has the meaning set forth in
Section 9.2(b) herein.

                  "Suspension Notice" has the meaning set forth in Section
9.2(d).

                  "Suspension Period" has the meaning set forth in Section 9.2(d) herein.

                  "Transfer Agent" means the Transfer Agent for the Warrants and Warrant Shares.

                  "Units" means the units of Preferred Stock and Initial Warrants issued and sold in connection with the Purchase Agreements.

                  "Valuation Date" means a date specified herein as of which the Current Market Value of a security or property must be determined by an Independent Financial Expert.

                  "Value Report" means a report prepared by an Independent Financial Expert and delivered to the Board of Directors in accordance with
Section 4.l(k) hereof.

                  "Warrant Certificate" has the meaning set forth in Section 2.1 herein.

                  "Warrant Register" has the meaning set forth in Section 7.l(a) herein.

                  "Warrant Shares" means, collectively, (i) the shares of Common Stock issued upon the exercise of the Initial Warrants, (ii) the shares of Common Stock issued upon the exercise of the Additional Warrants, if any, and
(iii) the shares of Common Stock issued upon the exercise of the Change of Control Warrants, if any.

                  "Warrant Shelf Registration Period" has the meaning set forth in Section 9.1(b) herein.

                  "Warrant Shelf Registration Statement" means a shelf registration statement (or any successor registration statement thereto) relating to the offer and sale of the Warrants and Warrant Shares by the holders thereof from time to time in accordance with the methods of distribution elected by such holders and set forth in such registration statement and Rule 415 under the Securities Act.

                  "Warrants" means, collectively, (i) the Initial Warrants, (ii) the Additional Warrants, if any, and (iii) the Change of Control Warrants, if any and, more particularly, means any warrant(s) represented by a Warrant Certificate and issued and delivered in connection with the Purchase Agreements and this Agreement.

ARTICLE II

ORIGINAL ISSUE OF WARRANTS

                  Section 2.1. Form of Warrant Certificates and Dating. Any certificate representing Warrants (each a "Warrant Certificate") shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements stamped, printed, lithographed or engraved thereon, (i) as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, (ii) such as may be required to comply with this Agreement, any law or with any rule of any securities exchange on which the Warrants may be listed, and (iii) such as may be necessary to conform to customary usage.

                  The Warrants shall be issued initially in the form of Warrant Certificates in definitive, fully registered form, substantially in the form set forth in Exhibit A hereto, which exhibit is hereby incorporated in and expressly made a part of this Agreement. Upon issuance, all such Warrant Certificates shall be duly executed by the Company and delivered, all as hereinafter provided.

                  Definitive Warrant Certificates shall be typed, printed, lithographed or engraved or produced by any combination of such methods or produced in any other manner permitted by the rules of any securities exchange on which the Warrants may be listed, all as determined by the officers of the Company executing such Warrant Certificates, as evidenced by their execution thereof.

                  Section 2.2. Legends. (1) Except as provided in Section 7.2(c) hereof, each Warrant Certificate shall bear the following legend (the "Private Placement Legend") on the face thereof:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS OR THE SECURITIES LAWS OF ANY COUNTRY OR OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF OR PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY SUCH LAWS IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO E.SPIRE COMMUNICATIONS, INC. ("COMPANY"), IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT THE OFFER, SALE,

                  TRANSFER, DISPOSITION, PLEDGE OR HYPOTHECATION THEREOF IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ANY SUCH LAWS.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE THE BENEFITS OF A WARRANT AGREEMENT DATED AS OF MARCH 1, 2000 AMONG THE COMPANY, THE HUFF ALTERNATIVE INCOME FUND, L.P., GREENWICH STREET CAPITAL PARTNERS II, L.P., GSCP OFFSHORE FUND, L.P., GREENWICH FUND, L.P., GREENWICH STREET EMPLOYEES FUND, L.P., TRV EXECUTIVE FUND, L.P. AND THE SUCH OTHER PARTIES WHO MAY BE MADE A SIGNATORY THERETO FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH AGREEMENT.


ARTICLE III

EXERCISE OF WARRANTS

                  Section 3.1. Exercise Price. Each Warrant shall, when the Warrant Certificate representing such Warrant is signed by the Company, entitle the Holder thereof, subject to the provisions of this Agreement to purchase Warrant Shares at a purchase price per share equal to the Exercise Price, subject to adjustment as provided in Article IV and Article V hereof.

                  Section 3.2. Exercise; Restrictions on Exercise; Expiration. At any time after the Issue Date and on or before the Expiration Date, Warrants may be exercised on any Business Day; provided that Warrants may not be exercised if the Warrant Shelf Registration Statement is not effective under the Securities Act unless such exercise is a Cashless Exercise or the Company receives evidence reasonably satisfactory to it that such exercise is exempt from the registration and prospectus delivery requirements of the Securities Act. In addition, Warrants may not be exercised unless, prior to such exercise
(i) any applicable Hart-Scott-Rodino Act waiting period shall have been expired;
(ii) any consent, approval, authorization or order of the United States Federal Communications Commission necessary to allow such exercise shall have been obtained; and (iii) any consent, approval, authorization or order of any U.S. state telecommunications regulatory authority or commission necessary to allow such exercise shall have been obtained, except where the absence of such state telecommunications regulatory authority or commission consent, approval, authorization or order would not be reasonably likely to have a material adverse affect on the Company. Any Warrants not exercised by the Expiration Date shall expire and all rights of the Holders of such Warrants hereunder and thereunder shall terminate unless otherwise provided herein or therein.

                  Section 3.3. Method of Exercise; Payment of Exercise Price.
(a) In order to exercise all or any of the Warrants represented by a Warrant Certificate, the Holder thereof is required to surrender to the Company the Warrant Certificate with the Subscription Form duly filled in and signed, and payment in full of the Exercise Price for each Warrant Share or other securities or property issuable upon exercise of the Warrants as to which a Warrant is exercised. The Exercise Price may be paid (i) by certified or official bank check or by wire transfer to an account designated by the Company for such purpose, (ii) by the surrender of shares of Preferred Stock (which surrender shall be evidenced by cancellation of such shares) having an aggregate Current Market Value (as defined herein) on the date of exercise equal to the product of
(1) Exercise Price per share as of the date of exercise and (2) the number of Warrant Shares subscribed for, without the payment of the Exercise Price in cash, together with a specification as to the number of Warrants to be exercised, (iii) by surrender of publicly traded debt securities of the Company (which surrender shall be evidenced by cancellation of such publicly traded debt securities) having an aggregate Current Market Value (as defined herein) on the date of exercise equal to the product of (1) Exercise Price per share as of the date of exercise and (2) the number of Warrant Shares subscribed for, without the payment of the Exercise Price in cash, together with a specification as to the number of Warrants to be exercised or (iv) by the surrender (which surrender shall be evidenced by cancellation of the number of Warrants represented by the Warrant Certificate presented in connection with a Cashless Exercise) of a Warrant or Warrants (represented by one or more relevant Warrant Certificates), and without the payment of the Exercise Price in cash, for such number of Warrant Shares equal to the product of (1) the number of Warrant Shares for which such Warrant is exercisable as of the date of exercise (if the Exercise Price were being paid in cash) and (2) the Cashless Exercise Ratio. An exercise referred to in clauses (ii), (iii) or (iv) of the preceding sentence shall be referred to as a "Cashless Exercise." For purposes of this Agreement, the "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the Current Market Value (as defined herein) per share of Common Stock on the date of exercise over the Exercise Price per share as of the date of exercise and the denominator of which is the Current Market Value per share of Common Stock on the date of exercise (calculated as set forth herein).

                  Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the Holder's option to elect a Cashless Exercise, the number of Warrant Shares deliverable upon a Cashless Exercise shall be equal to the number of Warrant Shares issuable upon the exercise of Warrants that the Holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of this Agreement shall be applicable with respect to an exercise of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. Upon the exercise of any Warrants in accordance with this Agreement, the Company will transfer promptly to or upon the written order of the Holder of such Warrant Certificate appropriate evidence of ownership of any Warrant Shares or other securities or property to which it is entitled, registered or otherwise, to the Person or Persons entitled to receive the same. All Warrant Shares or other securities issuable by the Company upon the exercise of the Warrants shall be validly issued, fully paid and nonassessable.

                  (b) Upon exercise of any Warrant in conformity with the foregoing provisions, the Company shall, (i) transfer promptly to, or upon the written order of the Holder of such Warrant, appropriate evidence of ownership of any Warrant Shares or other securities or property (including money) to which it is entitled, registered or otherwise placed in such name or names as may be directed in writing by the Holder, and (ii) deliver such evidence of ownership and any other securities or property (including money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 4.5 hereof, provided, however, that the Holder of such Warrant shall be responsible for the payment of any transfer taxes required as the result of any transfer of such Warrant, or the issuance of such Warrant Shares or other securities or property, to a Person other than the registered owner of such Warrant. Upon exercise of a Warrant and, in the case of a Cashless Exercise, written direction of the Company as to the number of Warrant Shares as to which the Holder is entitled, the Company shall requisition from any transfer agent of the Warrant Shares or any other securities issuable upon exercise of a Warrant (and all such transfer agents are hereby irrevocably authorized to comply with all such requests) certificates for the necessary number of Warrant Shares or other securities to which the Holder of such Warrant may be entitled. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the surrender for exercise of the Warrant Certificate representing such Warrant and, for all purposes of this Agreement, the Person entitled to receive any Warrant Shares or other securities or property deliverable upon such exercise shall, as between such Person and the Company, be deemed to be the holder of such Warrant Shares or other securities or property of record as of the close of business on such date and shall be entitled to receive, and the Company shall deliver to such Person, any Warrant Shares or other securities or property (including money) to which such Person would have been entitled had such Person been the record holder of such Warrant Shares or other securities or property on such date.

                  (c) If less than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new warrant certificate of the same tenor and for the number of Warrants which were not exercised, registered in such name or names as may be directed in writing by the Holder, shall be executed by the Company and the Company shall deliver such new Warrant Certificate to the Person or Persons entitled to receive the same.

                  (d) Without limiting the foregoing, if, at the date referred to above, the transfer books for the Warrant Shares or other securities purchasable upon the exercise of the Warrants shall be closed, the certificates for the Warrant Shares or securities in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened, and until such date the Company shall be under no duty to deliver any certificate for such Warrant Shares or other securities; provided, however, that such transfer books, unless required by law, shall not be closed at any one time for a period longer than 5 days.

ARTICLE IV

ADJUSTMENTS

                  Section 4.1. Adjustments. The Exercise Price and the number of Warrant Shares purchasable upon exercise of each Warrant shall be subject to adjustment from time to time as follows:

                  (a) Adjustments for Change in Common Stock. If the Company at any time after the date of this Agreement:

                  (i) pays a dividend or makes any other distribution with respect to shares of its Common Stock in shares of any class or series of its capital stock, or other securities;

                  (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (iii) combines its outstanding shares of Common Stock into a smaller number of shares; or

                  (iv) issues any shares of its capital stock in a reclassification of the shares of its Common Stock (other than a reclassification in connection with a merger, consolidation or other business combination governed by Section 4.1(i) hereof);

the number and kind of Warrant Shares issuable upon exercise of each Warrant, at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the Holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares of Common Stock and/or shares of other capital stock or other securities of the Company which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. An adjustment made pursuant to this Section 4.1 (a) shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                  If at any time, as a result of an adjustment made pursuant to this Section 4.1(a), the Holder of any Warrant thereafter exercised becomes entitled to receive any securities other than shares of Common Stock, the number of such other securities so receivable upon exercise of such Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 4.1, and the provisions of this Agreement with respect to the Warrant Shares shall apply on like terms to any such other securities.

                  (b) Rights; Options; Warrants. If, at any time after the date of this Agreement, the Company shall issue or sell Rights (other than in an issuance subject to Section 4.1(a) hereof and any Right referred to in Section 4.1(c)(v) below) to all holders of shares of Common Stock, which Rights entitle the holders thereof to acquire shares of Common Stock at a price per share of Common Stock (determined by dividing (x) the sum of (A) the total amount receivable or received by the Company in consideration of the sale and issuance of such Rights, plus (B) the total consideration payable to the Company upon exercise, conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such Rights) that is lower than the Current Market Value per share of Common Stock as of the record date for such issuance, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Rights, plus (B) the number of shares of Common Stock offered for subscription or purchase pursuant to such Rights, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Rights, plus (B) the number of shares which the aggregate offering price of the total number of shares of Common Stock offered pursuant to such Rights would purchase at the then Current Market Value per share of Common Stock, as of the record date for such issuance. Such adjustment shall be made successively whenever such Rights are issued or sold and shall become effective on the date of issuance or sale retroactive to the record date for the determination of shareholders entitled to receive such Rights.

                  (c) Issuance of Shares of Common Stock at Lower Values. If, at any time after the date of this Agreement, the Company shall issue or sell any share of Common Stock or Right (excluding (i) any Right issued or sold in any transaction covered by Section 4.1 (a) or Section 4.1(b) hereof, (ii) any share of Common Stock issued or sold pursuant to a Right outstanding on the date of the Issue Date, (iii) any share of Common Stock issued or sold pursuant to a Right, if on the date such Right was issued, the exercise, conversion or exchange price per share of Common Stock with respect thereto was at least equal to the Current Market Value per share of Common Stock, (iv) any shares of Common Stock or Right issued or sold as consideration when any corporation or business is acquired, merged into or becomes part of the Company or a subsidiary of the Company in an arm's-length transaction between the Company and a Person other than an Affiliate of the Company, (v) any Rights which may be issued under a "shareholders' rights" plan and which trade with the Common Stock, (vi) any share of Common Stock or Right issued by the Company to its directors, officers or employees or any director, officer or employee of any of its subsidiaries in the ordinary course of business in connection with any bona fide equity compensation plan, including any stock grant plan, stock option plan, stock purchase plan or pension or profit-sharing plan and (vii) any share of Common Stock sold at the then-current market price thereof in a registered underwritten offering), at a price per share of Common Stock (determined in the case of Rights, by dividing (x) the sum of (A) the total amount receivable or received by the Company in consideration of the sale and issuance of such Rights, plus
(B) the total consideration payable to the Company upon exercise, conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such Rights) that is lower than the Current Market Value per share of Common Stock in effect immediately prior to such sale or issuance, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such sale or issuance (determined as provided below in this Section 4.1(c)), and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale or issuance, plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company (determined as provided below in this Section 4.1(c)) for such sale or issuance would purchase at such Current Market Value per share of Common Stock. Such adjustment shall be made successively whenever such Rights are issued or sold and shall be effective immediately after such issuance or sale.

                  For purposes of any adjustment made pursuant to this Section 4.1(c), the shares of Common Stock which the holder of any such Right shall be entitled to subscribe for or purchase pursuant to such Right shall be deemed to be issued and outstanding as of the date of the sale or issuance of such Right, and the consideration received by the Company therefor shall be deemed to be the consideration receivable or received by the Company for such Right, plus the consideration or premiums stated in such Right to be paid for the shares of Common Stock covered thereby. In case the Company shall sell and issue any share of Common Stock or any Right for consideration consisting, in whole or in part, of property other than cash or cash equivalents, then in determining the "price per share of Common Stock" and the "consideration received by the Company" for purposes of the first sentence of this Section 4.1(c), the Board of Directors shall determine, in good faith, the fair value of said property, which determination shall be determined by an Independent Financial Expert selected by the Majority Holders, subject to the approval of the Company, such approval not to be unreasonably withheld, and notice of such determination shall promptly be distributed by the Company to each Holder. In case the Company shall sell or issue any Right together with one or more other securities as part of a unit at a price per unit, then in determining the "price per share of Common Stock" and the "consideration received by the Company" for purposes of the first sentence of this Section 4.1(c), the fair value of such Right then being sold as part of such unit shall be determined by an Independent Financial Expert selected by the Majority Holders, subject to the approval of the Company, such approval not to be unreasonably withheld, and notice of such determination shall be promptly distributed by the Company to each Holder.

                  (d) Adjustment for Extraordinary Dividends or Distributions. If at any time after the Issue Date, the Company declares, orders, pays or makes a dividend or other distribution (excluding dividends or distributions covered by Section 4.1(a) hereof, cash dividends or distributions from current or retained earnings, and distributions pursuant to Section 4.1(i)(B) hereof) of property, assets, debt securities or Rights (excluding any Right issued in a transaction covered by Section 4.1(a), Section 4.1(b) or Section 4.1(c) hereof) to all holders of shares of Common Stock, the number of Warrant Shares purchasable upon the exercise of each Warrant after the record date of such dividend or distribution shall be determined by multiplying the number of Warrant Shares purchasable upon the exercise of such Warrant immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock immediately prior to the record date for such distribution, and the denominator of which shall be the difference between (A) the Current Market Value per share of Common Stock immediately prior to the record date for such distribution, minus (B) the then fair value (the "Fair Value") of the portion of the property, assets, evidence of indebtedness, cash dividends, distributions or securities so distributed applicable to one share of Common Stock. Such adjustment shall be made successively whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution. Fair Value shall be determined by the Board of Directors, in good faith, and evidenced by a Board Resolution delivered to the Holders and, in the case of a dividend in the form of property or assets, shall be supported by a written opinion of an expert in valuing such type of property or assets.

                  (e) Expiration of Rights, Options and Conversion Privileges. Upon the expiration of any unexercised Rights the issuance of which previously resulted in an adjustment hereunder, the Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted so that thereafter the Exercise Price and the number of Warrant Shares purchasable upon exercise of each Warrant shall be such as they would have been had they originally been adjusted as if (i) the only shares of Common Stock considered in the adjustment made with respect to such Rights were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Rights and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for issuance, sale or grant of all such Rights, whether or not exercised; provided that no such readjustment shall have the effect of increasing the Exercise Price by an amount, or decreasing the number of Warrant Shares purchasable upon exercise of each Warrant by a number, in excess of the amount or number, as the case may be, of the adjustment initially made with respect to the issuance or sale of such Rights.

                  (f) Current Market Value. For the purposes of any computation under this Agreement, the Current Market Value per share of Common Stock or of any other security (such share of Common Stock or other security herein referred to as a "security") at any date herein specified shall equal:

                           (i) if the security is not registered under the
                  Exchange Act, the value of the security determined as of such date by an Independent Financial Expert selected by the Majority Holders, subject to the approval of the Company, such approval not to be unreasonably withheld, for the purpose of making such determination; or

                           (ii) if the security is registered under the Exchange
                  Act, the average of the daily market prices of the security for the 20 consecutive trading days immediately preceding such date or, if the security has been registered under the Exchange Act for less than 20 consecutive trading days before such date, the average of the daily market prices for all trading days preceding such date for which daily market prices are available. The daily market price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any National Securities Exchange, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, on the principal National Securities Exchange on which such security is listed or admitted, (B) in the case of a security not then listed or admitted to trading on any National Securities Exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any National Securities Exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation source or a newspaper of general circulation in The City of New York customarily published on each Business Day, designated by the Company, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported or (D) if the prices specified in clause
                  (A), (B) or (C) are not available, the Current Market Value of a security shall be determined as if such security were not registered under the Exchange Act.

                  (g) De Minimis Adjustments. No adjustment in the Exercise Price or number of Warrant Shares purchasable upon exercise of any Warrant shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price or number of Warrant Shares purchasable upon the exercise of each Warrant, as the case may be; provided however, that any adjustments which by reason of this Section 4.1(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share or nearest $.0001, as the case may be.

                  (h) Adjustment of Exercise Price. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price per Warrant Share payable upon exercise of each Warrant shall be adjusted (calculated to the nearest $.0001) so that it shall equal the price determined by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter.

                  (i) Consolidation, Merger or Sale of Assets; Liquidation. (A) Subject to the provisions of subsection (B) of this Section 4.1(i), in the event that, at any time after the Issue Date, the Company consolidates with, merges with or into, or sells, transfers or otherwise disposes of all or substantially all of its property and assets to, any Person, and in connection therewith consideration is payable to holders of shares of Common Stock (or other securities or property purchasable upon exercise of Warrants), the Warrants shall remain subject to the terms and conditions set forth in this Agreement and each Warrant shall, after such consolidation, merger or sale, entitle the Holder thereof to receive, upon exercise, the number of shares of capital stock or other securities or property (including cash) of the Company, or of such Person resulting from such consolidation or surviving such merger or to which such sale shall be made, or of the parent of such Person, as the case may be, that would have been distributable or payable on account of the shares of Common Stock (or other securities or property purchasable upon exercise of Warrants) if such Holder's Warrants had been exercised immediately prior to such merger, consolidation or sale (or, if applicable, any record date therefor); and, in any such case, the provisions of this Agreement with respect to the rights and interests thereafter of the Holders of Warrants shall be appropriately adjusted by the Board of Directors, in good faith, as evidenced by a Board Resolution delivered to the Holder, so as to be applicable, as nearly as reasonably possible, to any shares of stock or other securities or any property thereafter deliverable on the exercise of the Warrants.

                  (B) Notwithstanding the foregoing clause (A), (x) if the Company consolidates with, merges with or into, or sells, transfers or otherwise disposes of all or substantially all of its property and assets to, any Person, and consideration is payable to holders of shares of Common Stock in exchange for their shares of Common Stock in connection with such merger, consolidation or sale which consists solely of cash, or (y) in the event of the dissolution, liquidation or winding-up of the Company, then the Holder shall receive distributions at the same time as and on an equal basis with holders of shares of Common Stock (or other securities purchasable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event (or, if applicable, any record date therefor), less the Exercise Price. Upon receipt of such payment, with respect to the Warrants in respect of which such payment was received, the rights of a Holder hereunder shall terminate except as expressly provided herein or in the Warrant Certificate and such Warrants shall expire. In the case of any such merger, consolidation or sale of assets, the surviving or acquiring Person or, in the event of any dissolution, liquidation or winding up of the Company, the Company, shall deposit promptly in an escrow account established by each Holder the funds or other consideration, if any, necessary to pay Holders pursuant to this subsection.

                  (j) Adjustments by Board. In addition to the foregoing adjustments, and subject to Article V hereof, the Board of Directors may make any other adjustment, as evidenced by a Board Resolution delivered to the Holders, to increase the number of Warrant Shares purchasable upon exercise of Warrants or to decrease the Exercise Price as it may, in good faith, deem desirable to protect the rights and benefits of Holders hereunder. Any adjustments made by the Board of Directors pursuant to this Article IV shall be conclusive absent manifest error.

                  (k) Value Determination. If required pursuant to Section 4.1(f), the Current Market Value shall be deemed to be equal to the value determined by an Independent Financial Expert and set forth in a Value Report by such Independent Financial Expert. In making any determination of Current Market Value, such Independent Financial Expert shall (A) use one or more valuation methods that, in its best professional judgment, it determines to be most appropriate and (B) not take into account any discount for minority interests or lack of liquidity of the relevant security. The Company shall cause such Independent Financial Expert to deliver to the Company, within 25 days of the appointment of such Independent Financial Expert, the

Value Report which shall state the Current Market Value of the Common Stock and/or any other securities being valued, as of the Valuation Date, and shall contain a brief statement as to the nature and scope of the examination or investigation upon which the determination of value was made. The Company shall make available such Value Report for inspection by the Holders. Any determination of Current Market Value in accordance with the provisions of this
Section 4.1(k) shall be conclusive as to all Persons.

                  (l) Adjustments Pursuant to Purchase Agreements. Without limiting the foregoing, the Exercise Price of the Warrants shall also be adjusted in accordance with Section 6(d) of each of the Purchase Agreements in the event of a Stock Decline.

                  (m) Shareholder Approval. Notwithstanding anything to the contrary contained herein, in the event that Stockholder Approval is necessary in order to permit the implementation of the provisions of this Sections 4.1(b), 4.1(c) or 4.1(d), as applicable (or any adjustment to the Exercise Price under Section 4.1(h) above triggered by an adjustment under Section 4.1(b), 4.1(c) or 4.1(d)) without contravention of a NASDAQ Rule, (A) Sections 4.1(b), 4.1(c) and 4.1(d) (and any adjustment to the Exercise Price under Section 4.1(h) triggered by an adjustment under Section 4.1(b), 4.1(c) or 4.1(d)) shall not be effective until such Stockholder Approval is obtained, and (B) the Company shall not (without the affirmative vote of the Majority Holders) engage in any transaction which would trigger an adjustment under Section 4.1(b), 4.1(c) or 4.1(d) until such Stockholder Approval has been obtained.

                  Section 4.2. Notice of Adjustment. Whenever the number of Warrant Shares or other securities or property purchasable upon the exercise of each Warrant or the Exercise Price is adjusted or determined, as herein provided, the Company shall promptly mail, at the expense of the Company, to each Holder, a notice of such adjustment or adjustments, and shall deliver to each Holder a certificate of a firm of independent public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) setting forth (i) the number of Warrant Shares or other securities or property purchasable upon the exercise of each Warrant and the Exercise Price after such adjustment, (ii) a brief statement of the facts requiring such adjustment and (iii) the computation by which such adjustment was made.

                  Section 4.3. Statement on Warrants. Irrespective of any adjustment in the Exercise Price or the number or kind of Warrant Shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant Certificate initially issued pursuant to this Agreement.

                  Section 4.4. Notice of Consolidation, Merger or Sale of Assets. In the event that, at any time after the Issue Date, and prior to the Expiration Date, there shall be any (i) consolidation or merger involving the Company, or sale, transfer or other disposition of all or substantially all of the Company's property and assets (except a merger or other reorganization in which the Company shall be the surviving corporation and holders of shares of Common Stock (or other securities or property purchasable upon exercise of the Warrants) receive no consideration in respect of their shares or property) or
(ii) any other transaction contemplated by

Section 4.1(i)(B) above, then in any such case, the Company shall cause to be mailed to each Holder, at the earliest practicable time (and, in any event, not less than 25 days before any date set for definitive action), notice of the date on which such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up or other such transaction shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of securities and property purchasable upon exercise of the Warrants. Such notice shall also specify the date as of which the holders of record of the shares of Common Stock or other securities or property purchasable upon exercise of the Warrants shall be entitled to exchange their shares or other securities or property for securities, money or other property deliverable upon such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up or other such transaction, as the case may be. The delivery of any notice pursuant to this
Section 4.4 shall not in itself relieve the Company from any obligation under
Section 4.2 hereof.

                  Section 4.5. Fractional Interests. If more than one Warrant is presented for exercise at the same time by the same Holder, the number of Warrant Shares which shall be purchasable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of all Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 4.5, be issued on the exercise of any Warrant (or specified portion thereof), the Company, in lieu of issuing any such fractional share, shall pay an amount in cash calculated by it to be equal to the Current Market Value per Warrant Share on the date of exercise multiplied by such fraction, computed to the nearest whole cent.

                  Section 4.6. No Dilution or Impairment. The Company shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times, in good faith, assist in carrying out all such actions as may be reasonably necessary or appropriate in order to protect the rights of the Holders of the Warrants against dilution or other impairment.

                  Section 4.7. No Adjustments for Certain Issuances. The provisions of Section 4.1(b) and Section 4.1(c) hereof shall not apply to the issuance of any securities pursuant to this Agreement or the Preferred Stock.

ARTICLE V

DECREASE IN EXERCISE PRICE

                  Section 5.1. Exercise Price. Notwithstanding the provisions of
Section 4.1(j) hereof, the Board of Directors, in its sole discretion, shall have the right at any time the Warrants are exercisable under Section 3.2 hereof, and from time to time during such period, to decrease the Exercise Price of the Warrants, provided, such reduction of the Exercise Price is effective for a period of not less than 30 days. Any exercise by the Board of Directors of any rights granted in this Section 5.1 must be preceded by a written notice from the Company to the Holders of Warrants setting forth the reduction in the Exercise Price, which notice shall be mailed at least 30 days prior to the effective date of such decrease in the Exercise Price. Any reduction of the Exercise Price pursuant to provisions of this Article V shall not in itself result in an adjustment of the number of Warrant Shares or other securities or property purchasable upon the exercise of the Warrants.

ARTICLE VI

RESERVATION AND AUTHORIZATION OF COMMON SHARES

                  Section 6.1. Reservation and Authorization. The Company shall at all times reserve and keep available for issuance upon exercise of the Warrants such number of its duly authorized but unissued shares of Common Stock or other securities of the Company purchasable upon exercise of the Warrants as will be sufficient to permit the exercise in full of all outstanding Warrants and will cause appropriate evidence of ownership of such shares of Common Stock or other securities to be delivered to the Holder upon its request for delivery of such, and all such shares of Common Stock or other securities shall, reasonably promptly after the date hereof and at all times thereafter, be duly approved for listing, subject to official notice of issuance, on each securities exchange, if any, on which such shares of Common Stock or other securities are then listed.

                  Section 6.2. Covenant Regarding Securities. The Company covenants that all shares of Common Stock or other securities of the Company that may be issued upon the exercise of the Warrants will, upon issuance, be (i) duly authorized, validly issued, fully paid and nonassessable, (ii) free from preemptive and any other similar rights, (iii) free from any taxes, liens, charges or security interests with respect thereto and (iv) included for trading on each securities exchange, if any, on which such shares of Common Stock or other securities are then listed.

                  Section 6.3. Registration. If the Warrant Shares or other securities of the Company purchasable upon the exercise of the Warrants require registration with, or approval of, any governmental authority (in addition to such as the Company is required to obtain pursuant to Article IX hereof), or the taking of any other action (in addition to such as the Company is required to take pursuant to Article IX hereof), under the laws of the United States of America or any state or political subdivision thereof, before such securities may be validly offered or sold in compliance with such laws, then the Company covenants that it will, in good faith and as expeditiously as practicable, at its expense, endeavor to secure and maintain such registration or approval or to take such other action, as the case may be; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

ARTICLE VII

WARRANT TRANSFER BOOKS; RESTRICTIONS ON TRANSFER

                  Section 7.1. Transfer and Exchange. (a) The Warrant Certificates shall be issued in registered form only. The Company shall cause to be kept at its office a register (the "Warrant Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrants and transfers or exchanges of Warrants as herein provided. All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrants surrendered for such registration of transfer or exchange.

                  (b) The Warrants and Preferred Stock shall at all times after the Issue Date be separately transferable, as will the Warrant Shares and any shares of Common Stock issuable in connection with the Preferred Stock.

                  (c) Prior to the registration of any transfer of a Warrant Certificate by a Holder as provided herein, the Company and any agent of the Company may treat the Person in whose name the Warrants represented thereby are registered as the owner thereof for all purposes and as the Person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding.

                  (d) Every Warrant presented or surrendered for registration of transfer or for exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a duly executed instrument of transfer in form satisfactory to the Company, by the Holder or such Holder's attorney duly authorized in writing.

                  (e) When Warrant Certificates are presented to the Company with a request to register the transfer or to exchange the Warrant Certificate for other Warrant Certificates representing an equal number of Warrants, the Company shall register the transfer or make the exchange as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied. To permit registrations of transfers and exchanges, the Company shall execute Warrant Certificates and deliver such Warrant Certificates in accordance with the provisions hereof. No service charge shall be made for any registration of transfer or exchange of Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Warrants.

                  (f) Any Warrant Certificate when duly endorsed in blank shall be deemed negotiable. The Holder of any Warrant Certificate duly endorsed in blank may be treated by the Company and all other Persons dealing therewith as the absolute owner thereof for any purpose and as the Person entitled to exercise the rights represented hereby, or to the transfer thereof on the Warrant Register maintained by the Company, any notice to the contrary notwithstanding;

but, until such transfer on such Warrant Register, the Company may treat the registered Holder thereof as the owner for all purposes.

                  (g) If less than all the Warrants represented by a Warrant Certificate are transferred or exchanged in accordance with this Agreement, the Warrant Certificate shall be surrendered to the Company and a new Warrant Certificate of the same tenor and for the number of Warrants which were not transferred or exchanged, registered in such name or names as may be directed in writing by the surrendering Holder, shall be executed by the Company and delivered to the Person or Persons entitled to receive the same.

                  Section 7.2.  Special Transfer Provisions.

                  (a) Limitations on Transfer. By its acceptance of any Warrant represented by a Warrant Certificate bearing the Private Placement Legend, each Holder of, and beneficial owner of an interest in, such Warrant acknowledges the restrictions on transfer of such Warrant set forth in the Private Placement Legend and agrees that it will transfer such Warrant only in accordance with the Private Placement Legend.

                  (b) Transfer of Restricted Warrants. In connection with any transfer of a Warrant Certificate bearing the Private Placement Legend, each Holder agrees to deliver to the Company, upon its request, such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as reasonably may be requested by the Company to confirm that such transfer is being made in accordance with the limitations set forth in the Private Placement Legend.

                  (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of this Warrant Certificate bearing the Private Placement Legend, the Company shall deliver a Warrant Certificate bearing the Private Placement Legend, unless such legend may be removed from such Warrant Certificate as provided in the next sentence. The Private Placement Legend may be removed from a Warrant Certificate if there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as reasonably may be requested by the Company to confirm that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such security will not violate the registration and prospectus delivery requirements of the Securities Act or if the Warrant represented by such Warrant Certificate has been registered under the Securities Act pursuant to Article 9 herein. Upon provision of such evidence, the Company shall sign and deliver in exchange for such Warrant Certificate, a Warrant Certificate or Warrant Certificates (representing, in the aggregate, the same number of Warrants) that do not bear such legend. If the Private Placement Legend has been removed from the Warrant Certificate, as provided above, no other Warrant Certificate issued in exchange for all or any part of such Warrant Certificate shall bear such legend, unless the Company has reasonable cause to believe that such other Warrant Certificate is a "restricted security" within the meaning of Rule 144.

                  Section 7.3. Surrender of Warrant Certificates. Any Warrant Certificate surrendered for registration of transfer, exchange or exercise of the Warrants represented thereby shall be delivered to the Company and shall be promptly canceled by the Company and shall not be reissued by the Company and, except as provided in this Article VII in case of an exchange or transfer, Article III hereof in case of the exercise of less than all the Warrants represented thereby or Section 10.1 in case of mutilation, no Warrant Certificate shall be issued hereunder in lieu thereof. The Company shall dispose of such canceled Warrant Certificates in accordance with its customary procedures.

                  Section 7.4. Rule 144 and Rule 144A Information. Prior to the effectiveness under the Securities Act of the Warrant Shelf Registration Statement, or at any time during the suspension or following the termination thereof, Holders of Warrants (or holders of interests therein) and prospective purchasers designated by such Holders of Warrants (or such holders of interests therein) shall have the right to obtain from the Company upon request by such Holders (or such holders of interests) or prospective purchasers, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, or exempt from reporting pursuant to 12g3-2(b) under the Exchange Act, the information required by paragraph (c) of Rule 144 and paragraph
(d)(4)(i) of Rule 144A in connection with any transfer or proposed transfer of such Warrants or interests.

ARTICLE VIII

HOLDERS

                  Section 8.1. Holder Not Deemed a Stockholder. Prior to the exercise of a Warrant, the Holder thereof shall not be entitled, as such, to any rights of a stockholder of the Company, including, without limitation, the right to vote or to consent to any action of the stockholders of the Company, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders of the Company and, except as otherwise provided in this Agreement, shall not be entitled to receive any notice of any proceedings of the Company.

                  Section 8.2. Right of Action. All rights of action with respect to this Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant may, in the Holder's own behalf and for the Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, the Holder's right to exercise the Holder's Warrants in the manner provided in the Warrant Certificate representing his Warrants.

ARTICLE IX

REGISTRATION RIGHTS

                  Section 9.1.  Intentionally omitted..

                  Section 9.2.  Warrant Shelf Registration Statement.

                  (a) Shelf Registration. Subject to Section 9.2(e), the Company shall as promptly as reasonably practicable (but in any event prior to the Filing Date) file with the Commission a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Initial Shelf Registration"). The Initial Shelf Registration shall be on an appropriate form permitting registration of such Registrable Securities for resale by Holders.

                  The Company shall use its reasonable best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep the Initial Shelf Registration continuously effective under the Securities Act (the "Effectiveness Period") or such shorter period ending when (i) all Registrable Securities have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or
(ii) a Subsequent Shelf Registration covering all of the Registrable Securities has been declared effective under the Securities Act or (iii) there are no longer any Registrable Securities outstanding.

                  (b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale thereunder of all of the securities registered thereunder or there are no longer any Registrable Securities outstanding), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend the Initial Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such Registration Statement continuously effective until the end of the Effectiveness Period or such shorter period ending when (i) all Registrable Securities have been sold in the manner set forth and as contemplated in the Subsequent Shelf Registration or (ii) there are no longer any Registrable Securities outstanding. As used herein the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration.

                  (c) Supplements and Amendments. The Company shall use its reasonable best efforts to supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority of the shares of Registrable Securities covered by such Registration Statement (on an as-exercised basis and taken together as a single class) or if reasonably requested by an underwriter, if any, of such Registrable Securities.

                  (d) Suspension of Shelf Registration. The Company's obligation to keep the Shelf Registration effective and usable for offers and sales of the Registrable Securities may be suspended by the Company if the Company, in good faith and for valid business reasons, determines that, without such suspension, the Company will suffer interference with any material financing, acquisition, corporate reorganization or other material transaction or development involving the Company. Any such period during which the Company fails to keep the Shelf Registration effective and usable for offers and sales of Registrable Securities is referred to as a "Suspension Period." A Suspension Period shall commence on and include the date that the Company gives written notice (the "Suspension Notice") to the Holders of Registrable Securities covered by the Shelf Registration that the Shelf Registration is no longer effective or the prospectus included therein is no longer usable for offers and sales of the Registrable Securities shall end on the earliest of (A) 90 days from the effective date of the Suspension Period or (B) the date the Holders of Registrable Securities covered by such registration are advised in writing by the Company that use of the prospectus may be resumed. During the pendency of any Suspension Period, the Company may not issue any securities, whether or not in a public offering, except for (i) issuances of Common Stock pursuant to an acquisition or other business combination transaction or upon exercise of options or warrants outstanding prior to such Suspension Period or (ii) pay-in-kind dividends, to the extent permitted, in respect of preferred stock outstanding prior to such Suspension Period. Each Holder agrees that, upon receipt of any Suspension Notice, such Holder will forthwith discontinue during the pendency of the Suspension Period disposition of the Registrable Securities pursuant to the Shelf Registration. Notwithstanding anything to the contrary in this Section 9.2(d), the Company may only suspend the effectiveness of the Shelf Registration pursuant to this Section 9.2(d) if the Company suspends the effectiveness of any and all other registration statements maintained by the Company covering the Company's securities pursuant to Rule 415 or otherwise.

                  (e) Deferral Period. Notwithstanding anything to the contrary herein, the Company shall have the right to defer the filing of the Initial Shelf Registration pursuant to this Agreement for a period not to exceed 90 days after the Filing Date (the "Deferral Period") if, in the good faith determination of the Board of Directors of the Company, the filing of such Initial Shelf Registration would interfere with any material financing, acquisition, corporate reorganization or other material transaction or development involving the Company; provided, that during the pendency of such Deferral Period, the Company may not issue any securities, whether or not in a public offering, except for (i) issuances of Common Stock pursuant to an acquisition or other business combination transaction or upon exercise of options or warranties outstanding prior to such Deferral Period or (ii) pay-in-kind dividends, to the extent permitted, in respect of preferred stock outstanding prior to such Deferral Period. In the event that the Company exercises its deferral rights pursuant to this Section 9.2(e), the Effectiveness Date shall be tolled for a period equal to the Deferral Period.

                  Section 9.3. Registration Procedures. In connection with the filing of any Registration Statement pursuant to Article IX hereof, the Company shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder the Company shall:

                  (a) Prepare and file with the Commission on or prior to the Filing Date, a Registration Statement as prescribed by Article IX hereof, and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective as provided herein; provided, however, that, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including, if requested in writing, copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five business days prior to such filing). The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority of the Registrable Securities (on an as-converted basis and taken together as a single class) covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object within two business days after the receipt thereof. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to engage in more than one underwritten offering, if any, pursuant to this Agreement.

                  (b) Prepare and file with the Commission such amendments and post-effective amendments to each Shelf Registration as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period (or such shorter period as may be specified in Section 9.2(a) or 9.2(b)); cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented.

                  (c) Notify the selling Holders of Registrable Securities, their counsel and the managing underwriters, if any, reasonably promptly (but in any event within five business days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose,
(iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities the representations and warranties of the Company contained in any agreement, including an underwriting agreement, if any, contemplated by 9.3(m) hereof cease to be true and correct, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) of the Company's determination that a post-effective amendment to a Registration Statement would be appropriate.

                  (d) Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible moment.

                  (e) If requested by the managing underwriter or underwriters (if any), or the Holders of a majority of shares of Registrable Securities (on an as-converted basis and taken together as a single class) being sold in connection with an underwritten offering, if any, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such holders, or its counsel determine is reasonably necessary to be included therein and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment.

                  (f) Furnish to each selling Holder of Registrable Securities who so requests in writing and to counsel and each managing underwriter, if any, at the sole expense of the Company, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested in writing, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

                  (g) Deliver to each selling Holder of Registrable Securities, its respective counsel, and the underwriters, if any, at the sole expense of the Company, as many copies of the Prospectus (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request in writing; and, subject to the last paragraph of this Section 9.3, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Securities and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Securities covered by, such Prospectus and any amendment or supplement thereto.

                  (h) Prior to any public offering of Registrable Securities, to use its reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Registrable

Securities, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, or the managing underwriter shall reasonably request; provided, however, that where Registrable Securities are offered other than through an underwritten offering, the Company agrees to cause the Company's counsel to perform Blue Sky investigations, if necessary, and file registrations and qualifications required to be filed pursuant to this Section 9.3(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or be subject to taxation in any jurisdiction in which it is not so subject.

                  (i) Cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

                  (j) Use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities in the United States except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

                  (k) Upon the occurrence of any event contemplated by paragraph 9.3(c)(v) or 9.3(c)(vi) hereof, as promptly as practicable prepare and (subject to Sections 9.3(d) and 9.3(a) hereof) file with the Commission, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (l) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Transfer Agent (if any) with certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Warrants.

                  (m) In connection with an underwritten offering, if any, of Registrable Securities pursuant to a Shelf Registration, enter into an underwriting agreement as is customary for the managing underwriter or underwriters in underwritten offerings of securities similar to the Warrant and Warrant Shares and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Company and its subsidiaries (including any acquired business, properties or entity, if applicable) and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily requested by the managing underwriter or underwriters to be made by issuers to underwriters in underwritten offerings of securities similar to the Warrant and Warrant Shares, and confirm the same in writing if and when requested; (ii) obtain the written opinion of counsel to the Company and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings of securities similar to the Warrant and Warrant Shares and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iii) if entitled, obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in such underwriter's customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of securities similar to the Warrant and Warrant Shares and such other matters as reasonably requested by the managing underwriter or underwriters; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures in customary form and covering matters customarily covered in connection with underwritten offerings of securities similar to the Warrant and Warrant Shares with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

                  (n) Make available for inspection by any selling Holder of the Registrable Securities being sold, an underwriter, if any, participating in any such disposition of Registrable Securities, and any attorney, accountant or other agent retained by any such selling Holder or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that Records that the Company determines, in good faith, to be confidential and which Records the Company notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (A) the Inspector provides five business days' prior written notice to the

Company of such disclosure and (B)(i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is, in the reasonable opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or any transactions contemplated hereby or arising hereunder or (iv) the information in such Records has been made generally available to the public (other than as a result of an impermissible disclosure or failure to safeguard by the Inspectors). Each selling holder of Registrable Securities will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is generally available to the public (other than as a result of an impermissible disclosure or failure to safeguard by such person). Each selling Holder of Registrable Securities will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential at the Company's sole expense.

                  (o) Comply with all applicable rules and regulations of the Commission and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90-days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                  (p) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with the filings, if any, required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

                  (q) Use its reasonable best efforts to take all other steps necessary or advisable to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

                  (r) Use its reasonable best efforts to have the shares of Common Stock issued upon exercise of the Warrants listed on any national securities exchange or quotation system on or through which the Company's Common Stock is then listed or admitted to trading.

                  In any underwritten public offering, the underwriters that will administer the offering will be selected by Huff (if it is participating in such offering) or the Majority Holders participating in such offering (if Huff is not so participating in the offering) with the prior written consent of the Company which consent shall not be unreasonably withheld. No Holder of Registrable Securities may participate in an underwritten public offering hereunder unless such

Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting agreements approved by Huff or the Majority Holders participating in such offering, as applicable, included in such offering and (b) completes and executes all customary and appropriate questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting agreements.

                  The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request. The Company may exclude from such registration the Registrable Securities of any seller who fails to furnish such information within 20 business days after receiving such request. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such seller not materially misleading.

                  Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities, that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 9.3(c)(ii), 9.3(c)(iv), 9.3(c)(v), or 9.3(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus to be sold by such Holder until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 9.3(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto.

                  Section 9.4. Registration Expenses (a) All fees and expenses incident to the performance of or compliance with this Article IX by the Company shall be borne by the Company whether or not a Shelf Registration is filed or becomes effective. Notwithstanding the foregoing, the Holders of any shares of Registrable Securities being registered shall pay all underwriting discounts, commissions and placement agent fees attributable to the sale of their securities.

                  (b) The Company shall reimburse the Holders of the Registrable Securities being registered in a Shelf Registration for the reasonable fees and disbursements for one counsel (in addition to appropriate local counsel) chosen by holders of a majority of the Registrable Securities (on an as-converted basis and taken together as a single class), all such reasonable fees and expenses not to exceed $50,000 in the aggregate.


                  Section 9.5.  Indemnification

                  (a) The Company agrees to indemnify and hold harmless each Holder of shares of Registrable Securities and its affiliates, the officers, directors, employees, members, partners (whether general or limited) and agents of each such Person, and each Person, if any, who controls any such Person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, employees, members and representatives of each such control Person (each, a "Participant"), from and against any and all losses, claims, damages, expenses, penalties, costs of investigation and other liabilities (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted and whether or not such Participant is a party to any action or proceeding out of which such expenses arise) (collectively, "Losses") caused by, arising out of or based upon the Company's breach of any material obligation or covenant in this Article IX, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Losses are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Company in writing by such Participant expressly for use therein; provided, however, that the Company will not be required to indemnify a Participant (A) if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto and it is established in the related proceeding that such Participant failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Securities sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) shall have been determined by a court of competent jurisdiction by final and non-appealable judgment (or stipulated in a settlement agreement reached by all parties involved in any action or proceeding related to such claim) to have been the result of noncompliance by the Company with Section 9.3 of this Agreement or (B) if (i) such Participant disposed of Registrable Securities to the Person asserting a claim (based on an untrue statement or alleged untrue statement or omission or alleged omission) pursuant to a Shelf Registration and sent or delivered, or was required by law to send or deliver, a Prospectus to such Person in connection with such disposition, and (ii) such Participant actually received a Suspension Notice or other notice referred to in the penultimate paragraph of Section 9.3 prior to the date of such disposition and (iii) such untrue statement or alleged untrue statement or omission or alleged omission was the reason for the Suspension Notice or other notice referred in such penultimate paragraph of Section 9.3.

                  (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers who sign the Registration Statement and each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Participant, but only (i) for Losses actually incurred by such Persons to the extent such Losses are based on information relating to such Participant furnished to the Company in writing by such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto or any preliminary prospectus or (ii) with respect to any untrue statement or representation made by such Participant in writing to the Company. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such

Participant from sales of its Registrable Securities under the relevant Registration Statement or Prospectus.

                  (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding; provided, however, that the failure to so notify the Indemnifying Person shall not relieve it of any obligation or liability which it may have hereunder or otherwise (unless and to the extent such Indemnifying Person has been materially prejudiced by such failure, including, without limitation, that such failure results in the forfeiture by the Indemnifying Person of substantial rights and defenses). In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person has failed to retain counsel reasonably satisfactory to the Indemnified Person and has assumed the Indemnified Person's defense in a timely fashion or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnified Person shall have been advised by counsel that the Indemnified Person may have available to it different defenses that those available to the Indemnifying Person or that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct due to differing interests between them. It is understood that, unless there exists a conflict among Indemnified Persons as described in the immediately preceding sentence, the Indemnifying Person shall not, in connection with any one such proceeding or separate but substantially similar related proceeding in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be advanced or reimbursed promptly as they are incurred. Any such separate firm for the Participants shall be designated in writing by Holders of a majority of the Registrable Securities (on an as-converted basis and taken together as a single class) and any such separate firm for the Company, its directors, its officers and such control Persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final non-appealable judgment for the plaintiff for which the Indemnified Person is entitled to indemnification pursuant to this Article IX, the Indemnifying Person agrees to indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party, or indemnity could have been sought hereunder by such

Indemnified Person, unless such settlement (A) includes an unconditional written release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Person.

                  (d) If the indemnification provided for in the first and second paragraphs of this Section 9.5 is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any Losses referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect (i) the relative benefits received by the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other from the offering of the Registrable Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Participant or such other Indemnified Person in writing expressly for use in the relevant Registration Statement, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of its Registrable Securities under the relevant Registration Statement or Prospectus.

                  (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 9.5 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9.5, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Securities exceeds the amount of any Losses that such Participant has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (f) The indemnity and contribution agreements contained in this Section 9.5 will be in addition to any liability that the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

ARTICLE X

MISCELLANEOUS

                  Section 10.1. Loss or Mutilation. Upon receipt by the Company of (i) evidence satisfactory to them of the ownership, and the loss, theft, destruction or mutilation, of the Warrant Certificate and (ii) of indemnity satisfactory to it or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, then, in the absence of notice to the Company that the Warrant or Warrants represented thereby have been acquired by a bona fide purchaser, the Company shall execute and deliver to the registered Holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange for or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. Upon the issuance of any new Warrant Certificate under this Section 10.1, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses in connection therewith. Every new Warrant Certificate executed and delivered pursuant to this Section
10.1 in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute a contractual obligation of the Company, whether or not the allegedly lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 10.1 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of the mutilated, lost, stolen, or destroyed Warrant Certificate.

                  Section 10.2. Payment of Taxes. The Company shall pay any taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of the Warrant or Warrant Shares or of other securities or property deliverable upon exercise of Warrants (other than income taxes imposed on the Holders). The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Warrant Shares or other securities or property issuable upon the exercise of the Warrants or payment of cash to any person other than the Holder of the Warrant Certificate surrendered upon exercise of a Warrant and in case of such transfer or payment, the Company shall not be required to issue any stock certificate or pay any cash until such tax or charge has been paid or it has been established to the Company's satisfaction that no such tax or charge is due.

                  Section 10.3. No Merger, Consolidation or Sale of Assets or the Company. Except as otherwise provided herein, the Company will not merge into or consolidate with any other Person, or sell or otherwise transfer its property, assets and business substantially as an entirety to a successor of the Company, unless the Person resulting from such merger or consolidation, or such successor of the Company, shall expressly assume, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

                  Section 10.4. Reports to Holders. The Company shall file with the Commission the annual, quarterly and other reports required by Section 13(a), 13(c) or 15(d) of the Exchange Act, regardless of whether such sections of the Exchange Act are applicable to the Company, and shall provide copies of such reports to each Holder, without cost to such Holder, within 30 days after the date it would have been required to file such reports or other information with the Commission had it been subject to such sections.

                  Section 10.5. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

                  1. if to a holder of Warrant and Warrant Shares, at the most current address of such holder on the stock books of the Company with a copy in like manner to the Initial Purchaser as follows:

                           The Huff Alternative Income Fund L.P.
                           1776 On the Green
                           67 Park Place
                           Morristown, NJ 07960
                           Facsimile No:  (973) 984-5818
                           Attention:  Joseph Thornton, Esq.

                           with a copy to:

                           Proskauer Rose LLP
                           1585 Broadway
                           New York, NY 10036
                           Facsimile No:  (212) 969-2900
                           Attention:  Peter G. Samuels, Esq.

                                            - and -

                           Greenwich Street Capital Partners II, L.P.
                           GSCP Offshore Fund, L.P.
                           Greenwich Fund, L.P.
                           Greenwich Street Employees Fund, L.P.
                           TRV Executive Fund, L.P.
                           c/o  Greenwich Street Investments II, L.L.C.,
                                 General Partner
                           388 Greenwich Street
                           New York, NY  10010
                           Facsimile No.: (212) 816-0166

                           Attention: Matthew Kaufman

                           with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, NY  10153
                           Facsimile No.: (212) 310-8007
                           Attention:  Michael Nissan, Esq.

                  2.       if to the Company, at the address as follows:

                           e.spire Communications, Inc.
                           12975 Worldgate Drive
                           Herndon, VA  21070
                           Facsimile No:  (703) 639-6023
                           Attention:  Riley M. Murphy, Esq.

                           with a copy to:

                           Davis, Polk & Wardwell
                           450 Lexington Avenue
                           New York, NY  10017
                           Facsimile No.:  (212) 450-4300
                           Attention:  Richard Drucker, Esq.


                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

                  Section 10.6. Subsequent Purchaser. Each party who enters into a purchase agreement from time to time with the Company as an additional purchaser of Preferred Stock and Additional Warrants shall execute a counterpart to this Agreement and shall be deemed a Subsequent Purchaser. Such party shall be bound by all relevant terms and provisions contained herein pertaining to a Subsequent Purchaser and shall have all the rights and privileges contained herein granted to a Subsequent Purchaser; notwithstanding the foregoing, such party may also be a Holder bound by all relevant terms and provisions pertaining hereto and having all the rights and privileges pertaining hereto.

                  Section 10.7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS.

                  Section 10.8. Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  Section 10.9. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                  Section 10.10. Amendment; Waiver. Any provision of this Agreement may be amended only with the written consent of the Company and the Majority Holders. The observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party to be charged, provided that the Majority Holders may act on behalf of all such Holders. Notwithstanding anything to the contrary contained herein, no modification, amendment or supplement may be made to this Agreement without the consent of each Holder of the then outstanding Warrants affected thereby if such modification, amendment or supplement adversely affects the Exercise Price or the Expiration Date. No modification, amendment or supplement of the preceding sentence may be made without the consent of each Holder of the then outstanding Warrants. Any amendment or waiver effected in accordance with this Section 10.10 shall be binding upon each Holder of a Warrant at the time outstanding, each future holder of all such securities, and the Company. Any amendment, modification or supplement to this Agreement which is favorable to Huff and does not treat all Holders uniformly shall apply equally to Greenwich.

                  Section 10.11. No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

                  Section 10.12. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any counterpart executed by a Subsequent Purchaser shall, when so executed, be deemed to be an original and, taken together with all other counterparts executed in connection with this Agreement, shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed, their respective corporate seals to be hereunto affixed, all as of the date on the face hereto.


                                 E.SPIRE COMMUNICATIONS, INC.

                                 By:
                                     --------------------------------------
                                     Name:
                                     Title:


                                 THE HUFF ALTERNATIVE INCOME FUND, L.P.

                                 By:
                                     --------------------------------------
                                     Name:
                                     Title:


                                 GREENWICH STREET CAPITAL PARTNERS II,
                                 L.P.

                                 By: Greenwich Street Investors II, L.L.C.,
                                     general partner

                                 By:
                                     --------------------------------------
                                     Name:
                                     Title:


                                 GSCP OFFSHORE FUND L.P.

                                 By: Greenwich Street Investors II, L.L.C.,
                                     general partner

                                 By:
                                     --------------------------------------
                                     Name:
                                     Title:


                                 GREENWICH FUND, L.P.

                                 By: Greenwich Street Investors II, L.L.C.,
                                     general partner

                                 By:
                                     --------------------------------------
                                     Name:
                                     Title:

                                 GREENWICH STREET EMPLOYEES FUND, L.P.

                                 By: Greenwich Street Investors II, L.L.C.,
                                     general partner

                                 By:
                                     --------------------------------------
                                     Name:
                                     Title:


                                 TRV EXECUTIVE FUND, L.P.

                                 By: Greenwich Street Investors II, L.L.C.,
                                     general partner

                                 By:
                                     --------------------------------------
                                     Name:
                                     Title:

Subsequent Purchaser:            THE HONEYWELL INTERNATIONAL INC.
                                 MASTER RETIREMENT TRUST

                                 By: Northern Trust Company,
                                     as trustee


                                 By:
                                     --------------------------------------
                                     Name:
                                     Title:

                                                                       EXHIBIT A
FORM OF WARRANT

E. SPIRE COMMUNICATIONS, INC.

                                                          [CUSIP] [CINS] No.____
No. ___________                                              ___________Warrants

Date: ___________________

                   WARRANTS TO PURCHASE SHARES OF COMMON STOCK

                  This certifies that __________________, or its registered assigns, is the owner of the number of Warrants set forth above, each of which initially represents the right to purchase, E. SPIRE COMMUNICATIONS, INC., a Delaware corporation ("the Company"), _______ shares of Common Stock (each a "Warrant Share"), par value $.01 per share, of the Company (the "Common Stock"), at the purchase price equal to the Exercise Price (as defined in the Warrant Agreement) per share of Common Stock (subject to adjustment as set forth in the Warrant Agreement) (as defined herein), upon surrender hereof at the offices of the Company, with the Subscription Form on the reverse hereof duly executed, with signature guaranteed as therein specified and simultaneous payment in full (by Fedwire or by certified or official bank or bank cashier's check payable to the order of the Company, or by a Cashless Exercise (as defined in the Warrant Agreement) equal to the Exercise Price of the Warrants being exercised) of the purchase price for the share(s) as to which the Warrant(s) represented by this Warrant Certificate are exercised, all subject to the terms and conditions hereof and of the Warrant Agreement.

                  This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of March 1, 2000 (the "Warrant Agreement"), among e.spire Communications, Inc., a Delaware corporation, The Huff Alternative Income Fund, L.P., Greenwich Street Capital Partners II, L.P., GSCP Offshore Fund, L.P., Greenwich Fund, L.P., Greenwich Street Employees Fund, L.P. and TRV Executive Fund, L.P. and such other parties who may be made a signatory hereto from time to time and is subject to the terms and provisions contained therein, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part thereof. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the Holders of the Warrants. The summary of the terms of the Warrant Agreement contained in this Warrant Certificate is qualified in its entirety by express reference to the Warrant Agreement. All terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                  Copies of the Warrant Agreement are on file at the offices of the Company at the following address:

                           e.spire Communications, Inc.
                           12975 Worldgate Drive
                           Herndon, VA  21070
                           Facsimile No:  (703) 639-6023
                           Attention:  Riley M. Murphy, Esq.


                  All shares of Common Stock or other securities issuable by the Company upon the exercise of Warrants shall be validly issued, fully paid and nonassessable, and the Company shall pay all taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of such shares or of other securities deliverable upon exercise of Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Common Stock, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Warrant Agent's and the Company's satisfaction that no tax or other charge is due.

                  Subject to the restrictions on transfer set forth in Article VII of the Warrant Agreement, this Warrant Certificate and all rights hereunder are transferable by the registered Holder hereof, in whole or in part, on the register of the Company maintained by the Warrant Agent for such purpose at its office in New York, New York, upon surrender of this Warrant Certificate duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed, with signatures guaranteed as specified in the attached Form of Assignment, by the registered Holder hereof or his attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Company will issue and will deliver to such Holder a new Warrant Certificate or Certificates with respect to any portion not so transferred. Each taker and Holder of this Warrant Certificate, by taking and holding the same, consents and agrees that prior to the registration of transfer as provided in the Warrant Agreement, the Company and the Warrant Agent may treat the person in whose name the Warrants are registered as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding.

                  This Warrant Certificate may be exchanged at the office of the Company for Warrant Certificates representing the same aggregate number of Warrants, each new Warrant Certificate to represent such number of Warrants as the Holder hereof shall designate at the time of such exchange.

                  Prior to the exercise of the Warrants represents hereby, the Holder of this Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to consent to any action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders, and shall not be entitled to receive any notice of any proceedings of the Company except as provided in the Warrant Agreement.

                  This Warrant shall be void and all rights evidenced hereby shall cease at 5:00 p.m., New York time, on March 1, 2010, unless sooner terminated by the liquidation, dissolution or winding-up of the Company.

                  This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

Dated:

                  E. SPIRE COMMUNICATIONS, INC.



                  By:_________________________________________
                  Name:
                  Title:

FORM OF REVERSE OF WARRANT

SUBSCRIPTION FORM

(To be executed only upon exercise of Warrant)

To:

                  The undersigned irrevocably exercise [________________] of the Warrants represented by the Warrant Certificate for the purchase of _____ (subject to adjustment) shares of Common Stock, par value $.01 per share, of E. SPIRE COMMUNICATIONS, INC. and herewith makes payment of $[__________] (such payment being by Fedwire or by certified or official bank or bank cashier's check payable to the order or at the direction of E. Spire Communications, Inc., or by a Cashless Exercise (as defined in the Warrant Certificate) equal to the Exercise Price per share of the date of exercise of the Warrants being exercised), all at the exercise price and on the terms and conditions specified in the within Warrant Certificate therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Dated:
                                       -------------------------
                                       (Signature of Owner)

                                       -------------------------
                                       (Street Address)

                                       -------------------------
                                       (City) (State) (Zip Code)

                                       Signature Guaranteed By:

                                       -------------------------

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:
Street Address:
City, State and Zip Code:

FORM OF ASSIGNMENT

                  FOR VALUE RECEIVED the undersigned registered holder of the within Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the right of the undersigned under the within Warrant Certificate, with respect to the number of Warrants set forth below:

Name(s) of Assignee(s):  ____________________________
Address: ____________________________________________
No.  of Warrants: ___________________________________

Please insert social security or other identifying number of assignee(s):


and does hereby irrevocably constitute and appoint ____________________ the undersigned's attorney to make such transfer on the books of _____________________ maintained for the purpose, with full power of substitution in the premises.

Dated:


                                    --------------------------
                                    (Signature of Owner)


                                    --------------------------
                                    (Street Address)


                                    --------------------------
                                    (City) (State)  (Zip Code)

                                    Signature Guaranteed By:


                                    --------------------------